Exhibit 10.15
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Execution Copy
SYSTEM EQUIPMENT PURCHASE AGREEMENT
          This System Equipment Purchase Agreement (“Agreement”) is made and is effective as of June 11, 2007 (the “Effective Date”), by and between Cricket Communications, Inc. a Delaware corporation (“Cricket”), Alaska Native Broadband 1 License LLC, a Delaware limited liability company (“ANB”), and Nortel Networks Inc., a Delaware corporation (the “Vendor”).
RECITALS:
          A. WHEREAS, Cricket desires to purchase, and to permit its Affiliates to purchase, wireless communications systems, equipment and services pursuant to this Agreement;
          B. WHEREAS, Vendor desires to provide such systems and equipment and related services to Cricket and its Affiliates in accordance with the terms and conditions set forth herein;
          C. WHEREAS, in the near future, Cricket intends to arrange to have a wholly-owned direct or indirect subsidiary (referred to as “ProCo” in this Agreement), purchase equipment and materials for Cricket and its Affiliates, and the parties therefore wish to provide for such flexibility in this Agreement; and
          D. WHEREAS, Cricket and Vendor are parties to the Previous Agreement pursuant to which wireless PCS systems, equipment and software were purchased or licensed, and the parties now wish to terminate the Previous Agreement and utilize this Agreement for purposes of governing future Purchase Orders issued to Vendor on and after the Effective Date, and including the flexibility described above.
          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, Cricket and Vendor hereby agree as follows:
SECTION 1. DEFINITIONS
          1.1 Definitions. In addition to the terms listed below, certain additional terms are defined elsewhere in this Agreement and in the Exhibits, and all definitions are subject to the provisions of Section 1.2 hereof. As used in this Agreement, the following terms have the following meanings:
          “1900 MHz Markets” shall mean the following markets:

Pittsburgh	Dayton
Syracuse	Buffalo
Nortel Networks and Cricket Communications Proprietary and Confidential Information

Central California (includes Fresno, Modesto, Merced and Visalia)	San Antonio
Austin	College Station
Cincinnati	Louisville
Lexington	San Diego
Houston	Temple/Killeen
Salem	Eugene
Carolina	Rochester
          “Affiliate” means, (i) with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” or “controlled” means the direct or indirect ownership (and the continuing ownership) of equity interests in such Person entitled to elect or appoint a majority of the members of the board of directors, managers or other governing body of such entity, and (ii) with respect to Cricket as of the Effective Date of this Agreement, Cricket represents and warrants that those entities listed as an affiliate in Exhibit V1 have met the criteria set forth in (i) above. In the event an entity ceases to be an Affiliate under this definition, such entities shall have no further rights under this Agreement, except for any continuing rights and obligations that arose prior to such cessation.
          “Agreement” means this System Equipment Purchase Agreement, together with the Specifications and all Exhibits hereto, together with all amendments, modifications and supplements.
          “ANB SEPA” means the System Equipment Purchase Agreement entered into by and between ANB and Vendor, effective October 11, 2005, as amended by Amendment No. 1 effective December 12, 2005, for the sale, licensing and purchase of certain Vendor products and services, which agreement will be terminated, via a Termination Agreement, by the respective parties as of the Effective Date of this Agreement, except for any continuing obligations as set forth in such Termination Agreement.
          “Annual Maintenance Fees” means annual fees relating to Software maintenance that are payable after the expiration of the Warranty Period with respect to Software.
          “Applicable Laws” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, all U.S. or foreign laws, treaties, ordinances, judgments, decrees, injunctions, writs, orders and stipulations of any court, arbitrator or governmental agency or authority and statutes, rules, regulations, orders and interpretations thereof of any federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body (i) applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject as applicable to the obligations performed hereunder or (ii) having jurisdiction over all or any part of a System or the Work.
Nortel Networks and Cricket Communications Proprietary and Confidential Information

          “Applicable Permits” means any waiver, exemption, zoning, building, variance, franchise, permit, authorization, approval, license or similar order of or from any country, federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body having jurisdiction over all or any part of a System or the Work as applicable to the obligations performed hereunder.
          “Auction 66 Markets” shall mean the following markets:

Auction 66 Markets
Baltimore	Chicago
Greenville	Milwaukee
Norfolk	Minneapolis
Richmond	Oklahoma City
Savannah	Philadelphia
Columbia	Seattle
New Orleans	Birmingham
Gulfport — Biloxi	Huntsville
Lafayette	St. Louis
Lake Charles	McAllen
Mobile	Corpus Christi
Baton Rouge	Brownsville
Beaumont	Laredo
Las Vegas	Washington, DC
          “AWS Commitment” is defined in Section 5.5(a)
          “Backwards Compatible” or “Backwards Compatibility” [***]
          “BTS” means the base station radio Products that handle wireless radio traffic in a designated cell.
          “BSC” means the base station controller Products that control the radio/cellsite equipment.
          “beta testing” means pre-launch testing conducted by any Company in respect of which no payment from customers is made to such Company for the services provided in connection therewith.

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Nortel Networks and Cricket Communications Proprietary and Confidential Information

          “Business Day” means any day of the year other than a Saturday, Sunday or a United States Federal holiday.
          “Capacity and Performance Warranty” is defined in Section 14.6.
          “Change Orders” is defined in Section 9.1.
          “Claim” is defined in Section 13.2.
          “Claim Notice” is defined in Section 13.2.
          “Commercial Launch” means the date that the Products provided by Vendor are carrying revenue-generating or commercial traffic; provided however, that a Company may utilize the Products to carry customer traffic for temporary periods in emergency-like or testing situations without such use constituting Commercial Launch.
          “Company” means any Purchaser or any of their respective Affiliates that were Conveyed or otherwise utilize any Products pursuant to and in accordance with this Agreement.
          “Company Indemnified Parties” is defined in Section 13.2.
          “CPOP” means the number of people within a Market or Markets, as determined by Company by (i) drive testing a target market with RF signal strength monitoring tools set at -99db, (ii) mapping all coverage areas registering a signal strength better than -99db, and (iii) then using population data from a demographic service company to calculate the population within such coverage areas. As of the Effective Date of this Agreement, the parties hereby agree to the CPOP numbers set forth in Exhibit A-02 with respect to 1900 MHz Markets. For Auction 66 Markets, the actual number of CPOPs will be determined by Purchaser based on the Purchase Orders for Initial Systems issued by Purchaser for each such Auction 66 Market.
          “Cure Period” is defined in Section 14.6.
          “Defects and Deficiencies”, “Defects or Deficiencies” or “Defective” or “Deficient” means any one or a combination of the following items or other items of a substantially similar nature:
     (a) when used with respect to the performance of Services, that such Services are not provided in a careful and workmanlike manner and in accordance with the Specifications, using material which is free from defects;
     (b) when used with respect to structures, materials or Products, that such items (i) are not new and of good quality and free from material defects in materials and workmanship, unless such items are quoted as refurbished or used and excluding repair and return items, which may not be new or unused, or (ii) do not substantially
Nortel Networks and Cricket Communications Proprietary and Confidential Information

and materially conform to the Specifications, or (iii) with respect to Software, that such Software does not provide the functions and features described in the Specifications; provided, however, that with respect to materials and Products that are replaced or repaired in accordance with any warranty or maintenance provisions of this Agreement, such items may be like-new, refurbished, remanufactured or reconditioned; or
     (c) with respect to all other Work, that the same (i) are not free of defects in workmanship and materials, or (ii) do not conform to the Specifications.
          “Discontinued Equipment Notice” is defined in Section 10.1.
          “Discontinued Equipment” is defined in Section 10.1.
          “Documentation” means the Operating Manuals, the Maintenance and Instruction Manuals, the Training Manuals, the “as-built” Site parameters and all other documentation necessary for the operation of the System, any Products or any material part thereof.
          “Dollars” or “U.S. $” or “$” means the lawful currency of the United States of America.
          “EFT” is defined in Section 5.6.
          “Equipment” means all Vendor equipment, hardware and other items of tangible personal property (including, without limitation, any Documentation furnished hereunder in respect thereof) which are furnished or required to be furnished by Vendor in accordance with the terms and conditions of this Agreement, including repair and replacement parts, but specifically excluding OEM Equipment.
          “Equipment Change Notice” means a notification issued by Vendor or an Affiliate of Vendor that the Equipment described in such notification is the subject of a design, material, production or engineering Defect or Deficiency, which has been designated internally by Vendor as a ‘Class A Retrofit’.
          “Equipment Update” means (i) a change or modification in any delivered Equipment, which is known internally by Vendor as a ‘Class A Retrofit’, or (ii) any Equipment change, revision or update provided by Vendor to a Company pursuant to Section 13.
          “Equipment Upgrade” means a change or modification or improvement made to Equipment that improves the performance, capacity and capability of such Equipment. An Equipment Upgrade may include an Equipment Update.
          “Exhibits” means the exhibits attached to this Agreement, as the same may be modified or amended from time to time.
Nortel Networks and Cricket Communications Proprietary and Confidential Information

          “Extension Period” is defined in the definition of Term.
          “Expansions” means any additional Products or Services not comprising part of an Initial System, which may include growth to existing Systems and additional Products and Services.
          “FCC” means the Federal Communications Commission.
          “FCC License” means a license for the provision of wireless telecommunications services or operation of wireless telecommunications systems issued by the FCC.
          “FCC Rules” is defined in Section 6.3.
          “FCC Warranty” is defined in Section 6.3.
          “Fit” means physical size or mounting arrangement (for example, electrical or mechanical connections), or, with respect to Software, physical size and interfaces.
          “Force Majeure” is defined in Section 15.
          “Form” means physical shape.
          “Function” means Product features and performance, or with respect to other items, the features and performance of such items.
          “Governmental Entity” means the United States federal government or any state or other political subdivision thereof and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Hazardous Materials” means material designated as a “hazardous chemical substance or mixture” by the Administrator, pursuant to Section 6 of the Toxic Substance Control Act, a “hazardous material” as defined in the Hazardous Materials Transportation Act (49 U.S.C. 1801, et seq.), or a “hazardous substance as defined in the Occupational Safety and Health Act Communication Standard (29 CFR 1910.1200).
          “Initial System” means all Products and Services comprising an initial network in a Market.
          “In Revenue Service” means, with respect to Products or Services, the use of such Products or Services for revenue generation or commercial operation, exclusive of temporary operation for the purposes of determining compliance with this Agreement, beta testing or emergency-like situations.
Nortel Networks and Cricket Communications Proprietary and Confidential Information

          “Installation” means the physical installation and power up of Products at the required Site.
          “Installation and Integration” means the Installation of Products and the integration of Products with all other Products and OEM Equipment provided hereunder as part of a solution for a CDMA System of such integrated System in accordance with the Statement of Work and/or the Specifications.
          “Intellectual Property Rights” is defined in Section 13.2.
          “Key Performance Indicators (KPIs)” are key metrics used by Vendor to define system performance, which are limited to only rates of drop calls, access failures, page success and throughput, as applicable.
          “Liquidated Damages” is defined in Section 14.2.
          “Losses” means any claims, demands, suits, proceedings, causes of action, damages, costs, expenses, liabilities, reasonable outside attorneys’ fees, and amounts paid in settlement, including, without limitation, the claims of third parties.
          “Maintenance and Instruction Manuals” means the manuals prepared by Vendor and delivered to Cricket pursuant to Section 7.
          “Major Software Release” means a Vendor Software Release that improves performance, capabilities or capacity of the Software revision level with which it is associated, but is not considered a “dot” release of such Software. A Major Software Release may include a Software Update.
          “Market” means a geographic area for which the FCC has issued a license to provide wireless services.
          “Material Adverse Effect” is defined in Section 22.2(b).
          “Net Price” means the price after all discounts, credits, other incentives and excluding any freight, taxes, shipping, handling, insurance and similar charges.
          “OEM Equipment” means (i) any items of non-Vendor equipment made available for sale by Vendor under this Agreement and recommended as part of a solution for a CDMA System that are not integrated into the Equipment during the manufacturing process; and (ii) non-Vendor software made available for license under this Agreement that is not resident on Vendor Equipment; but in each case excluding equipment or software that is private-labeled by Vendor.
          “Operating Manuals” means the operating and configuration manuals delivered to Cricket pursuant to Section 7 containing detailed procedures and specifications
Nortel Networks and Cricket Communications Proprietary and Confidential Information

for the operation of any System, any Expansions or any part thereof including, but not limited to, BTS manuals and BSC manuals.
          “Optional Software Features” means Software features for Products available to the Companies on an optional, separate fee basis as set forth in Exhibits A-01 and A-02.
          “PCS” means personal communications services authorized by the Federal Communications Commission.
          “Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of whatever nature.
          “PMSI” is defined in Section 3.6.
          “Previous Agreement” means the Amended and Restated System Equipment Purchase Agreement, dated as of December 20, 2002, as amended, between Cricket and Vendor.
          “Products” means the collective reference to the Vendor Equipment and the Vendor Software provided by Vendor or any Subcontractor under this Agreement.
          “Proprietary Information” is defined in Section 24.18.
          “Punch List” means that list prepared in conjunction with any certificate which contains one or more immaterial non-service-affecting items which have not been fully completed as of the date of the accompanying certificate; provided that such incomplete portion of the Work shall not, during its completion, materially impair the normal daily operation of a System in accordance with the Specifications.
          “Purchase Order” means a purchase order given specifying the Products, Services or other items of Work that Vendor is authorized to supply or commence in compliance with the terms of this Agreement.
          “Purchaser” means any or all entities that submit a Purchase Order hereunder, which may be Cricket, ProCo, ANB or another entity that has been added to this Agreement via Exhibit V3 (Purchaser Addendum).
          “Related Entity” is defined in Section 2.7.
          “Release” means any release, version, upgrade, update, enhancement, bug fix or other issuance.
          “RF” means radio frequency.
Nortel Networks and Cricket Communications Proprietary and Confidential Information

          “RTU License” is defined in Section 11.1.
          “Service Completion Notice” is defined in Section 8.1(b).
          “Services” means the collective reference to all of the services to be furnished by Vendor as part of the Work including, but not limited to all design, engineering, network planning, construction, supply, delivery, Installation and Integration, testing, training, repair, maintenance, de-installation and removal, technical and other support services, and any and all other services to be furnished by Vendor as part of the Work in accordance with the terms of the applicable Statement of Work and this Agreement.
          “Site” means the physical location of a System Facility.
          “Software” means (a) the computer programs in object code form or firmware licensed by Vendor pursuant to the terms of this Agreement, but excluding software that is OEM Equipment, (b) all Releases with respect to the software described in clause (a) of this definition, and (c) all Documentation furnished hereunder in respect of clauses (a) or (b) of this definition.
          “Software Update” means any (i) Vendor patch to the Software relating to Vendor’s Warranty and Software maintenance obligations hereunder or which corrects bugs or defects in the Software, or otherwise corrects shortcomings in the Software in meeting the Specifications; or (ii) any Software changes, revisions or updates provided by Vendor to a Company pursuant to Section 13.
          “Source Code” means any version of Vendor Software incorporating high level or assembly language that generally is not directly executable by a processor.
          “Spare Parts” means the spare and replacement hardware, parts and Equipment provided by Vendor, a list of which is contained in Exhibit A-11.
          “Specifications” means the collective reference to the product description documentation and performance standards (including all of the Services and Products) as set forth in this Agreement and the Exhibits, including, without limitation, Exhibit I [CDMA Network Diagram], Exhibit K [System Capacity & Performance Requirements] and P [Product Specifications]; provided that (i) the Specifications shall be deemed to include a requirement that all of the Products and Services shall be reasonably in accordance with ANSI, ITU, and other applicable industry standards if and as required for performance to the Specifications for all Products provided hereunder, except when otherwise stated in a specific Exhibit or Specifications or otherwise agreed by the parties, and (ii) with respect to Services and Products for which product descriptions and performance standards are not provided and listed in a specific Exhibit, the term “Specifications” shall refer to Vendor’s published specifications in respect thereof.
Nortel Networks and Cricket Communications Proprietary and Confidential Information

          “Statement of Work” means a statement of work mutually agreed to by Purchaser and Vendor, and if not so agreed, Vendor’s then-current statement of work. A sample statement of work is set forth in Exhibit F [SOW].
          “Subcontractor” means a contractor, vendor, supplier, licensor or other Person that is not an Affiliate of Vendor, having a direct or indirect contract with Vendor or with any other Subcontractor of Vendor who has been hired by or for Vendor to assist Vendor in the performance of its obligations under this Agreement.
          “Support Period” is defined in Section 10.1.
          “System” means (i) all wireless PCS systems provided by Vendor pursuant to the Previous Agreement, and (ii) each Initial System (and all Sites, Expansions, Services and other Work related to or forming a part of such Initial System) provided by Vendor hereunder. A “System” may also be referred to as a “Network” or “network.”
          “System Facility” means the structures, improvements, foundations, towers, and other facilities necessary to house or hold any related Products and other equipment to be located at a particular location; and may also be referred to as a “Network Facility” or “network facility.”
          “Taxes” is defined in Section 5.2.
          “Term” means the period commencing on the Effective Date and ending three (3) years therefrom, but automatically renewing for successive one (1) year periods unless written notice is received thirty (30) days prior to the expiration of the initial three (3) year period or of a respective one (1) year renewal period and unless terminated earlier in accordance with the terms and conditions hereof, or extended by the mutual written consent of the parties hereto; provided, however, the “Term” and the Agreement may be extended by Cricket (A) one (1) additional year if Company was prevented from completing the initial build-out of an Auction 66 Market, during the initial three (3) year period from the Effective Date due to spectrum clearing delays outside the reasonable control of Company and up to one (1) additional year period ( such one (1) year period an “Extension Period”) [***]
          “Training” is defined in Section 7.4.
          “Vendor” has the meaning set forth in the heading to this Agreement, or any abbreviation thereof.
          “Vendor Developments” is defined in Section 12.3.1.

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Nortel Networks and Cricket Communications Proprietary and Confidential Information

          “Warranty” means any one or more of the Products and Services Warranty, Software Backwards Compatibility Warranty, Equipment Backwards Compatibility Warranty, FCC Warranty and the Capacity and Performance Warranty.
          “Warranty Period” means (A) with respect to Vendor Products furnished under this Agreement as part of an Initial System, a period of [***] from the earlier of the date Company signs the Service Completion Notice (or the Services are deemed accepted) with respect to such Initial System in accordance with Section 8 (Acceptance Procedures) or the date Company first utilizes such Initial System (or portion thereof) In Revenue Service, and (B) with respect to Expansions, a period of [***] from shipment to the initial delivery location specified in the applicable Purchase Order. Vendor will re-perform non-conforming Services when (1) if related to an Initial System, within the earlier of, (a) [***] of the date Company signs the Service Completion Notice (or the date such Services are deemed accepted) with respect to such Initial System in accordance with Section 8 (Acceptance Procedures), provided Vendor is notified in writing by Purchaser within such time periods, or (b) the date Company first utilizes such Initial System (or portion thereof) In Revenue Service; and (2) for all other Services, within [***]of completion of the Services, provided Vendor is notified in writing by Purchaser within such time period. With respect to OEM Equipment, Vendor shall furnish such Products only on a pass-through warranty basis. The Warranty Period for all Vendor Products and Services repaired, replaced or corrected under the Products and Services Warranty shall be the longer of (x) [***] from the applicable Company’s receipt of the repair or replacement Products, or [***] from completion of the corrected Services, as applicable, and (y) the unexpired term of the Warranty Period relating to the Product or Service repaired, replaced or corrected, as applicable.
          “Work” means the furnishing of Products and the performance of Services hereunder, and all other related activities and obligations required to be performed by Vendor pursuant to this Agreement.
          1.2 Other Definitional Provisions. (a) When used in this Agreement, unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings set forth herein. Terms defined in the Exhibits are deemed to be terms defined herein; provided that in the case of any terms that are defined both in this Agreement or an Exhibit, the definitions contained in the main body of this Agreement shall supersede such other definitions for all purposes of this Agreement unless specifically noted to the contrary therein; provided further, that definitions contained in any Exhibit shall control as to such Exhibit.
          (b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole (including Exhibits

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Nortel Networks and Cricket Communications Proprietary and Confidential Information

and schedules) and not to any particular provision of this Agreement and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Reference herein to “Section” shall mean any and all subsections thereof. The word “including” shall also mean “including without limitation.” The conjunction “or” shall be understood in its inclusive sense (and/or).
          (c) The meanings given to terms defined in this Agreement are applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
     SECTION 2. SCOPE OF WORK, RESPONSIBILITIES
          2.1 Scope of Work. During the Term, Vendor shall perform all Work in accordance with Purchase Orders issued to and accepted by Vendor from time to time under this Agreement. Vendor shall be responsible for providing in accordance with the terms of this Agreement any and all items and services which are expressly described in this Agreement or in the Exhibits. Vendor shall furnish all labor, materials, tools, transportation and supplies required to complete its obligations in accordance with this Agreement. Upon execution of an addendum in a form substantially similar to Exhibit V-2 by a Company (other than a Purchaser) hereunder, the terms of this Agreement shall also apply to any utilization of the Products and Services by such Company. Cricket agrees to be obligated hereunder with respect to all payments that become due hereunder with respect to Purchase Orders placed by a Purchaser (other than Cricket) that has executed an addendum in a form substantially similar to Exhibit V-3 and for any payments that may become due from any Company with respect to Products or Services Conveyed to or performed, as applicable, for such Company; provided, however, that in the event Cricket sells all or substantially all the assets or stock of Company to a purchaser, and such purchaser, or a guarantor thereof, satisfies Vendor’s then-current credit criteria that is generally applicable to similar customers of Vendor, then Cricket will be released from all payment, guarantee and other obligations hereunder from and after the effective date of such transfer.
          2.2 Review of Agreement. Vendor and each Company have examined in detail and carefully studied and compared the Agreement with all other information furnished by the other party and has promptly reported to the other any material errors, inconsistencies or omissions so discovered or discovered by any of its Subcontractors.
          2.3 Eligibility under Applicable Laws and Applicable Permits. Vendor shall be responsible for ensuring that Vendor and its Subcontractors are and remain eligible under all Applicable Laws and Applicable Permits to perform the Work under this Agreement in the various jurisdictions involved including, to the extent that Vendor will be responsible for construction for any particular component of the Work, all such construction will be done in accordance with all applicable Federal Communications Commission requirements. Each party shall be responsible for obtaining and maintaining in full force and effect the Applicable Permits listed as its responsibility in the applicable Exhibits.
Nortel Networks and Cricket Communications Proprietary and Confidential Information

          2.4 Further Assurances. Vendor shall execute and deliver all reasonable further instruments and documents, and will, in good faith, consider all reasonable requests for further action, including, but not limited to, assisting the Companies in filing notices of completion with the appropriate state and local Governmental Entity that may be necessary or that Cricket or any other Company may reasonably request in order to enable such Company or Vendor to complete performance of the Work or to effectuate the purposes or intent of this Agreement. All such requests shall be addressed pursuant to the Change Order procedures described below in Section 9.
          2.5 Liens and Other Encumbrances. (a) Vendor covenants and agrees, after shipment of the respective Products and performance of Services, to:
          (i) except as provided in Section 3.6, protect and keep free all Systems, Work, Expansions or any and all interests and estates therein acquired by a Purchaser from Vendor, and all improvements and materials now or hereafter placed thereon under the terms of this Agreement, from any and all claims, liens (other than any PMSI in effect in accordance with this Agreement) , charges or encumbrances of the nature of mechanics, labor or materialmen liens or otherwise arising out of or in connection with the performance by Vendor of this Agreement or any performance by any Subcontractor, and to promptly have any such lien released by bond or otherwise; and
          (ii) give notice of this subsection to each Subcontractor before such Subcontractor furnishes any labor or materials for any System.
          (b) If any laborers’, materialmen’s, mechanics’, or other similar lien or claim thereof is filed by any Subcontractor, Vendor shall use it best commercial efforts to cause such lien to be satisfied or otherwise discharged, or shall file a bond in form and substance satisfactory to Cricket in lieu thereof within ten (10) Business Days of Vendor’s receipt of notice of such filing. If any such lien is filed or otherwise imposed, and Vendor does not cause such lien to be released and discharged forthwith, or file a bond in lieu thereof, then, without limiting any Company’s available remedies, any Purchaser has the right, but not the obligation, to pay all sums necessary to obtain such release and discharge or otherwise cause the lien to be removed or bonded to such Purchaser’s satisfaction, and to retain such funds from any payment then due or thereafter to become due to Vendor.
          (c) Cricket and each other Company reserves the right to post or place within any System notices of non-responsibility or to do any other act required by Applicable Law, to exempt such Company from any liability to third parties by reason of any work or improvements to be performed or furnished hereunder; provided that failure by any such Company to do so shall not release or discharge Vendor from any of its obligations hereunder.
          2.6 Duty To Inform Itself Fully; Waiver of Defense. Each party shall be deemed to have notice of and to have fully examined and approved the Specifications, the Exhibits and all other documents referred to herein, and all drawings, specifications,
Nortel Networks and Cricket Communications Proprietary and Confidential Information

schedules, terms and conditions of this Agreement, regulations and other information in relation to this Agreement or any amendments, modifications or supplements thereto at all times on or after the Effective Date and to have fully examined, understood and satisfied itself as to all information of which it is aware and which is relevant as to the risks, contingencies and other circumstances which could affect this Agreement and in particular the Installation of any System or any part thereof.
          2.7 Joint Ventures and Designated Entities. Cricket may from time to time directly or indirectly invest in an entity that Cricket directly or indirectly owns (and continues to own) more than [***] percent ([***]%) of the equity interests entitled to vote for the election or appointment of the board of directors, managers or other governing body of such entity and such entity exclusively offers Cricket or Cricket-Affiliated branded services (each, a “Related Entity”). Vendor agrees, at Cricket’s request, to promptly enter into negotiations and agreements with each Related Entity for the provision of the types of equipment, software and services sold/licensed hereunder to such Related Entity [***] provided that, such Related Entity: (i) is not a direct or indirect competitor of Vendor; (ii) has not materially breached past agreements with Vendor or its Affiliates; (iii) is not otherwise engaged with Vendor or its Affiliates in an agreement for the purchase, license and/or supply of Vendor products or services; (iv) is purchasing the Vendor products for use in its own business operations and not for resale, except for similar resale exceptions as described herein; and (v) satisfies Vendor’s then-current credit criteria that is generally applicable to similar customers of Vendor. Vendor acknowledges and agrees that neither Cricket nor any Company guarantees the payment or performance of, or is in any way responsible or liable for, any obligations of any Related Entities under any such agreements.
     SECTION 3. PURCHASE ORDERS AND SCHEDULES
          3.1 Purchase Orders. All Purchase Orders under this Agreement shall be submitted by a Purchaser. Each Purchaser may deliver Purchase Orders to Vendor at any time and from time to time during the Term. Such Purchase Orders shall be sent to Vendor either by certified mail, electronic transmission or another mutually acceptable manner to the following address:
email: ocwest@nortel.com
TollFree Fax: 1800.752.1294
physical address:
Nortel Order Management
2201 Lakeside Blvd.
MS 992- 02-G70
Richardson, TX 75082.

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Nortel Networks and Cricket Communications Proprietary and Confidential Information

All Purchase Orders shall be governed by the terms and conditions of this Agreement, unless otherwise agreed by the parties in writing. Each Purchase Order shall reference this Agreement and specify, in reasonable detail, the Products, Services or other items of Work to be provided by Vendor. All Purchase Orders shall be deemed to incorporate and be subject to the terms and conditions of this Agreement unless otherwise agreed in writing. All Purchase Orders, including electronic orders, shall contain the information necessary for Vendor to fulfill the order. Vendor shall comply with all purchasing requirements set forth in Exhibit [D]. No provision or data on any Purchase Order or any Vendor order acknowledgment, or contained in any documents attached to or referenced the Purchase Order or order acknowledgment or any subordinate document (such as shipping releases), which is inconsistent with the terms of this Agreement shall be binding, except data necessary for Vendor to fill the order.
          3.2 Delivery under the Agreement. Vendor shall complete the Work specified in each accepted Purchase Order in accordance with the terms and conditions of this Agreement.
          3.3 Order Acceptance. All Purchase Orders shall be subject to Vendor’s acceptance; provided that, Purchase Orders placed by any Purchaser shall be afforded no less favorable treatment in terms of acceptance than purchase orders placed by other customers of Vendor. Any Purchase Order issued by a Purchaser and not rejected in writing within ten (10) Business Days of the transmission of such Purchase Order to Vendor shall be deemed accepted by Vendor. Electronic Purchase Orders shall be binding on the submitting Purchaser and Vendor notwithstanding the absence of a signature, provided that the parties have implemented a mutually acceptable electronic order process and such orders deemed to be binding have been issued by a Purchaser and accepted by Vendor in accordance with the process agreed upon by the parties.
          Changes made by a Purchaser to an accepted Purchase Order that affect Vendor’s ability to meet its obligations under the Purchase Order, any price, shipment date, or completion date quoted by Vendor with respect to such Purchase Order is subject to change and shall be addressed pursuant to the Change Order provisions below in Section 9.
          3.4 On a quarterly basis, the parties shall meet to develop a good faith rolling, twelve (12) month forecast of Cricket’s annual Product and Services needs. If the quantities ordered are more than the most recent forecasted quantities, Vendor shall use reasonable best efforts to fulfill such orders and achieve the milestones required of Vendor hereunder.
          3.5 Inventory Control and Bar-coding. Vendor shall, at no additional charge, pack and mark shipping containers in accordance with its standard practices for domestic shipments. Vendor shall (a) enclose a packing memorandum with each shipment and, if the shipment contains more than one package, identify the package containing the memorandum, and (b) mark Products as applicable for identification in accordance with Vendor’s marking specifications (for example, model/part number).
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          3.6 Purchase Money Security Interest. Each Purchaser hereby grants to Vendor a first priority purchase money security interest (“PMSI”) in all Equipment hereafter sold, delivered, provided and/or purchased by such Purchaser from Vendor hereunder, and each Purchaser agrees to reasonably cooperate with Vendor in the perfection of such security interest, provided that Vendor shall be solely responsible for the preparation and filing of any documentation required to effect such perfection, until such time as Vendor receives payment in full in accordance with this Agreement for such Equipment. Accordingly, the applicable PMSI and all related liens on a given item of Equipment purchased hereunder shall be deemed automatically released in full by Vendor upon Vendor’s receipt of payment in full for such item of Equipment, and no PMSI shall attach to any item of Equipment purchased hereunder for which Vendor has received full payment in advance. Vendor shall, at Vendor’s expense, execute, deliver and file any documents, instruments and certificates reasonably requested by any Purchaser in order to evidence the release of the PMSI and the removal of any related liens as provided herein. Each Purchaser authorizes Vendor to file financing or continuation statements, including amendments thereto, relating to the PMSI with respect to such Purchaser, and Equipment encumbered thereby, without the signature of such Purchaser where permitted by law.
          3.7 Conveyance of Products. Subject to the terms of this Agreement and the satisfaction of the requirement that each Affiliate and Purchaser (other than Cricket), respectively, execute Exhibits V2 and V3 respectively hereto, Vendor acknowledges and agrees that (a) a Purchaser may, and each other Company may, sell, transfer, assign, lease, license, sublicense or convey (“Convey” or “Conveyance”) Equipment and Software to any Company, and (b) any owner of any used Equipment may Convey such Equipment to any third party.
     SECTION 4 SUBCONTRACTORS
          4.1 Subcontractors. Vendor may subcontract any portion of its obligations under this Agreement, but no such subcontract shall relieve Vendor from primary responsibility and liability for the performance of Vendor’s covenants and obligations under this Agreement. Regardless of whether or not Vendor obtains approval with respect to use of a Subcontractor or whether Vendor uses a Subcontractor recommended by other party hereunder, use by Vendor of a Subcontractor shall not, under any circumstances: (i) give rise to any claim by Vendor against any Company if such Subcontractor breaches its subcontract or contract with Vendor; (ii) create any contractual obligation by any Company to the Subcontractor; (iii) give rise to a waiver by the Purchaser of its rights to reject any Defects or Deficiencies or Defective Work; or (iv) in any way release Vendor from being solely responsible for the Work to be performed under this Agreement.
          4.2 Vendor’s Liability. Vendor is responsible for all of its obligations under this Agreement, including the Work, regardless of whether a subcontract or supply agreement is made or whether Vendor relies upon any Subcontractor to any extent. Vendor’s use of Subcontractors for any of the Work shall in no way increase Vendor’s rights or diminish Vendor’s liabilities under this Agreement, and in all events, except as otherwise
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expressly provided for herein, Vendor’s rights and liabilities hereunder shall be as though Vendor had itself performed such Work. Vendor shall be liable for any delays caused by any Subcontractor as if such delays were caused by Vendor.
          4.3 No Effect of Inconsistent Terms in Subcontracts. The terms of this Agreement shall in all events be binding upon Vendor regardless of and without regard to the existence of any inconsistent terms in any agreement between Vendor and any Subcontractor or whether or not and without regard to the fact that any other party hereunder may have directly or indirectly had notice of any such inconsistent term.
          4.4 Assignability of Subcontracts to Cricket. Upon Cricket’s written request and for a specific project only, Vendor shall use reasonable efforts to have each agreement between Vendor and a Subcontractor entered into after the effective date of the Agreement contain a provision stating that, in the event that Vendor is terminated for cause, convenience, abandonment of this Agreement or otherwise, (i) each Subcontractor shall continue its portion of the Work as may be requested by Cricket and (ii) such agreement may be assumed without penalty to Cricket and, in order to create security interests, may be assigned by Cricket to third parties designated by Cricket, in either case at the option of Cricket and for the same price and under the same terms and conditions as originally specified in such Subcontractor’s agreement with Vendor; provided that, the inclusion of such provision does not materially increase the costs to Vendor.
          4.5 Removal of Subcontractor or Subcontractor’s Personnel. Cricket has the right at any time to request removal of a Subcontractor or any of a Subcontractor’s personnel from Work on the System upon reasonable grounds and reasonable prior notice to Vendor. Such request (a “Request for Removal”) shall be in writing and shall specify Cricket’s reasoning therefor. Vendor promptly shall issue a written response to any such Request for Removal, specifying the reasoning for its disagreement or agreement, as the case may be, with the reasoning contained in the Request for Removal. If the parties fail to agree, this matter shall be handled in accordance with the dispute resolution procedures in Section 21. The exercise of such right by Cricket shall have no effect on the provisions of Sections 4.1 and 4.2.
          4.6 Subcontractor Insurance. Vendor shall require its Subcontractors to obtain, maintain and keep in force, during the time they are engaged in providing Products and Services hereunder, insurance coverage as set forth on Exhibit C (provided that the maintenance of any such Subcontractor insurance shall not relieve Vendor of its other obligations pursuant to this Agreement). Vendor shall, upon Cricket’s request, furnish Cricket with evidence of such insurance in form and substance reasonably satisfactory to Cricket.
          4.7 Review and Approval not Relief of Vendor Liability. No inspection, review or approval by any Company permitted under this Agreement of any portion of the Work shall relieve Vendor of any duties, liabilities or obligations under this Agreement, but nothing contained in this Section shall be deemed a bar of any waiver given to Vendor pursuant to and in accordance with the terms of this Agreement.
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          4.8 Vendor Warranties. Except as otherwise expressly provided in Section 16, all warranties of Vendor in this Agreement shall be deemed to apply to all Work performed by any Subcontractor as though Vendor had itself performed such Work and to all Products supplied by any third-party vendor or other subcontractor as though Vendor itself had supplied such Products. Except as otherwise specifically provided in Section 16, the parties agree that such warranties shall not be enforceable merely on a “pass-through” basis but that any Company may, but shall not be obligated to, enforce such warranties of any Subcontractor to the extent that the Company determines that Vendor is not paying or performing its warranties; provided that any such election by a Company shall not relieve Vendor from any obligations or liability with respect to any such warranty.
          4.9 Payment of Subcontractors. Vendor shall make all payments that it is contractually required to make to all Subcontractors (except in the case of legitimate disputes between Vendor and any such Subcontractor arising out of the agreement between Vendor and such Subcontractor) in accordance with the respective agreements between Vendor and its Subcontractors such that no Subcontractor shall be in a position to enforce any liens or other rights against any Company, the System, any Products or any part thereof.
          4.10 Copies. Subject to any confidentiality obligations required by third party providers, including Subcontractors, Vendor will use its good faith, reasonable efforts to provide Cricket with any and all relevant agreements, understandings, subcontracts and other documents pertaining to the provision of Products or Services by a Subcontractor which the Companies may reasonably require in order for them to be provided with the information necessary to exercise any of their rights under this Agreement.
          SECTION 5. PRICES, PAYMENT AND PURCHASE COMMITMENT
          5.1 Prices. (a) The prices for the Products, Services and other items of Work are set forth in Exhibits A-01 through and A-03. The Products and Services and CDMA requirements for the Cricket laboratory are set forth in Exhibit N.
          (b) Functionally Accurate Quotes. To ensure the accuracy of certain Vendor quotes, Purchaser may specifically request a “Functionally Accurate Quote” that will be subject to and contingent upon the following. Purchaser must (i) specifically request a Functionally Accurate Quote in writing, (ii) agree and participate in a Functionally Accurate Quote preliminary meeting to discuss the scope and responsibilities of the parties, (iii) agree and participate in a second meeting to discuss a preliminary quote and the Customer Input Questionnaire (CIQ), and (iv) accurately complete and provide the CIQ and any other requested information to Vendor, which shall include, at a minimum, engineering requirements, System specifications applicable to such Functionally Accurate Quote including, but not limited to, current network design, current capacities, projected capacities for mutually agreed upon timeframes required to fulfill specific quote, specific Vendor obligations, current functionality and performance of such System, projected and expected functionality and performance of such System, current System facility dimensions, specifications and current and planned
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equipment environmental support. Upon the completion of the preceding, Vendor shall issue a Functionally Accurate Quote to Purchaser. If Purchaser subsequently places a Purchase Order with respect to such Functionally Accurate Quote, then, in connection with fulfilling such Purchase Order, Vendor shall provide to Purchaser, [***], all additional Products and Services as set forth in Vendor’s Specifications that are not included in such Purchase Order but that are necessary to achieve all of the functionalities of the Products set forth in such Functionally Accurate Quote; provided however, that [***] are specifically excluded unless otherwise specifically set forth in the Functionally Accurate Quote. If Vendor provides a Functionally Accurate Quote to Purchaser and, Purchaser does not issue a Purchase Order with respect to such Functionally Accurate Quote, then Purchaser shall reimburse Vendor for the reasonable costs of preparing such Functionally Accurate Quote at the rate of [***] dollars ($[***]USD) per hour. Failure by Cricket to comply with any of the obligations set forth in this Section shall deem this Section void with respect to any such quote issued.
          5.2 Taxes. Each Purchaser shall reimburse Vendor or supply valid exemption documentation in advance of the Purchase Order in a form reasonably acceptable to Vendor for all present or future taxes, duties, fees, levies, imposts, deductions, charges, withholdings and liabilities (“Taxes”) that are imposed by any Governmental Entity as a result of the provision of Products and Services to such Purchaser under this Agreement, provided, however, that no Purchaser shall be liable for or shall pay or reimburse Vendor for (i) any Taxes on or measured by the income or receipts of Vendor, and (ii) any import or export taxes, duties, fees, imposts or charges imposed by any foreign or United States Governmental Entity on any of the Products or Services furnished in the United States hereunder. Each Purchaser shall be responsible for personal property taxes applicable to Products shipped to such Purchaser from the date of shipment by Vendor. If a Purchaser shall pay Taxes for which Vendor is entitled to claim a refund or credit, then Vendor shall reimburse to such Purchaser an amount equal to such refund or credit. Each Purchaser shall, with respect to the Products shipped to such Purchaser, hold Vendor harmless from any and all subsequent assessments levied by a proper taxing authority for the Taxes for which such Purchaser is liable under this Section 5.2, including any interest, penalties or late charges due to Purchaser’s failure to perform hereunder.
          5.3 Payment. Vendor will invoice each Purchaser one hundred percent (100%) of the price of Products ordered upon shipment of the Products to such Purchaser’s initial designated delivery location, and one hundred percent (100%) of Services ordered upon a Purchaser’s signing of the Service Completion Notice with respect to such Services, unless the Agreement provides for invoicing in advance, or the Services are scheduled to continue beyond thirty (30) days, in which case Vendor shall invoice Company at the end of each calendar month for Services performed in that month. Any advance payment provided by a Purchaser to Vendor in connection with any Purchase Order that is not accepted by Vendor shall be promptly returned. Vendor

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reserves the right to establish credit limits for all Purchasers on a collective basis under this Agreement in accordance with Vendor’s then-current generally applicable credit limit criteria and policies, and pursuant thereto may require such Purchaser to make full payment to Vendor prior to shipment of related Products or commencement of related Services; provided, however, that Vendor shall not have the right to accelerate payment schedules with respect to any accepted Purchase Order. Invoiced amounts, less good faith disputed amounts, are due and payable within thirty (30) days from date of the invoice. Invoicing disputes must be identified in writing within twenty-one (21) days of Company’s receipt of the applicable invoice, provided however that this sentence shall not prejudice in any way Company’s right to later dispute amounts improperly billed (e.g., double billings, bills in excess of the agreed price, etc.). Any disputed amounts that are determined to be validly billed are due and payable within thirty (30) days upon resolution. Notwithstanding anything to the contrary set forth herein, in the event of non-payment of an undisputed invoice after the respective due date, Vendor may suspend performance of Services or shipment of Products under any Purchase Order(s) until such payment is made. Company shall pay interest on any late payments at the rate of 18% per annum (1 1/2 % per month).
          5.4 Currency and Place of Payment. Payments under this Agreement shall be made in US dollars and if such method of payment is acceptable to the Purchaser, the Purchaser shall pay all amounts due Vendor hereunder using Electronic Funds Transfer (“EFT”). EFT payments by a Purchaser shall be made to such account as is designated by Vendor in writing.
          5.5 Purchase Commitment. a) Subject to Section 5.5 (b), during the Term (as may be extended) and in consideration of the discounts, terms and conditions provided in this Agreement, Purchasers, in the aggregate, hereby commit to place Purchase Orders (which are not later cancelled) for the purchase and/or license of Products and Services from Vendor for the Initial Systems of one or more of the Auction 66 Markets (as selected by Cricket in its sole discretion) in accordance with the mutually agreed initial market network design criteria to be determined as each Market is awarded, to cover a minimum of [***] (such commitment being the “AWS Commitment”). In the event that Purchasers, in the aggregate, do not satisfy the AWS Commitment prior to the expiration, or termination of the Term (as may be extended for up to one (1) year in accordance with clause (A) of the definition of “Term”, but excluding any “Extension Period” as defined therein), Cricket, at its option, shall either (i) pay Vendor, as a liquidated damage and not as a penalty, an amount equal to [***] percent ([***]%) of the unfulfilled AWS Commitment, or (ii) purchase product credits from Vendor in an amount equal to the lesser of (A) [***] or (B) [***]. Such product credits (i) may not be used towards OEM Equipment, Services or Annual Maintenance Fees, (ii) shall not reduce the total price of any Purchase Order by more than twenty-five percent (25%); and (iii) must be used within one (1) year from the date so purchased, after which such product credits will be forfeited and have no cash value. Subject to the terms and conditions set forth herein, such product credits may be used by any Purchaser to purchase products and services from Vendor under Vendor’s then-current terms and conditions. Vendor may invoice Cricket for such amount and such invoice shall be due and payable thirty (30) days after Cricket’s receipt of such invoice. Full payment of [***] shall be Vendor’s sole remedy with respect to Purchasers’ failure to satisfy the AWS Commitment. Any such failure to satisfy the AWS Commitment for which such payment has been made shall not be a breach of this

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Agreement. Notwithstanding anything to the contrary, Purchasers may offset any amounts owed to Vendor pursuant to this Section 5.5 against any Liquidated Damages owed to any Company pursuant to Section 14. Any such offset shall be deemed to be payment towards the liquidated damages for failure to satisfy the AWS Commitment.
          b) The AWS Commitment shall be reduced to the extent of each of the following: (i) Vendor’s non-acceptance of Purchase Orders issued by Purchaser for Initial Systems in any Auction 66 Market under this Agreement that comply with the terms and conditions of this Agreement; provided that Purchaser is not in arrears in its payments obligations under the Agreement and is not in material breach of such Agreement; or (ii) to the extent that CPOPs are negatively impacted as the result of spectrum clearing delays outside the reasonable control of Cricket in an Auction 66 Market that Cricket intends to award to Vendor, provided, there are no other Auction 66 Markets available as a replacement for the initial build-out of such Market that are not already built-out or awarded to another vendor.
          c) Notwithstanding the preceding, in the event Vendor does not accept or rejects a Purchase Order due to product unavailability or manufacture discontinue, Cricket shall not be excused from the AWS Commitment if Vendor has made available for purchase a “Substitute Product” that can be used in place of the unavailable or discontinued product with no additional costs related to other additional hardware or software additions or changes, if any, required to achieve at least equivalent operation, except for additional hardware or software additions or changes related to optional functionality, capacity or features used by such Cricket. A “Substitute Product” is a product that meets or exceeds the Specifications of the original Product with at least equivalent functionality, no greater price (other than price increases related solely to optional functionality, capacity or features used by Cricket), and comparable lead time, as the functionality, price and standard lead time, respectively, of the unavailable or discontinued Product.
          d) Vendor will make available to Purchasers up to [***] in product credits. Vendor intends to award, on an as quoted basis, a minimum of seventy-five percent (75%) of such product credits on or before the date that Purchaser has placed Purchase Orders in a cumulative amount equal to or greater than fifty percent (50%) of the AWS Commitment. Purchasers may only use such product credits for the purchase and/or license of Products that are incremental or separate to an Initial System for any of the Auction 66 Markets. Such product credits, as provided in accordance with this Section 5.5(d), (i) may be applied at the rate of one hundred percent (100%) of the Net Price of such incremental or separate Products, but shall not be used towards the purchase/license of OEM Equipment or Services; (ii) are non-transferable, except that any Purchaser may Convey such purchase credits to any other Purchaser, and (iii) shall be used within one (1) year after such product credits accrue. After such time, the product credits will be forfeited and will have no cash value.
     SECTION 6. SERVICES
          6.1 Transportation. Unless otherwise specifically set forth in a Vendor quote or in Exhibit A-01, Vendor shall ship the Products and additional charges shall apply for shipping, insurance and special handling. In the event of any unusual Site selections or requirements which require transportation arrangements out of the ordinary course having regard to normal industry standards and practices (such as crane requirements, expedited delivery schedule, helicopter transportation requirements to a remote setting, etc.), Vendor shall arrange, subject to the Purchaser’s prior approval, for such exceptional transportation requirements from local staging facilities or warehouse locations to the unusual Site. Vendor shall notify the Purchaser that it believes, in good faith, that exceptional

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transportation arrangements are necessary in the circumstances, and Vendor will consult with the Purchaser on an approved course of action to complete delivery. The Purchaser shall be responsible for all costs with respect to such exceptional transportation requirements in excess of transportation costs applicable to a standard Site. Wireless switch and switch-related Products shall be shipped to the installation site(s) per the applicable Purchase Order or as instructed by Purchaser, unless the parties mutually agree in writing to an alternate Purchaser initial delivery location. Shipment of such Products to any such alternate location may result in additional costs to Purchaser. Other wireless Products shall be shipped to Purchaser’s designated initial delivery location. Unless otherwise specifically set forth in a valid Vendor quote or in Exhibit A-01, Purchaser shall be responsible for the coordination of delivery arrangements and for freight, insurance, handling and any other applicable transportation and handing charges incurred in moving delivered Products from Purchaser’s initial delivery location to the installation sites as required to comply with project schedule dates.
          6.2 Services. Vendor shall provide the Services ordered by a Purchaser in accordance with the provisions of the Exhibits in respect of such Services and the Statement of Work.
          6.3 No Interference. Vendor shall install all Equipment and build each of the Systems so as to cause no unauthorized interference with or obstruction to lands and thoroughfares or rights of way on or near which the installation work may be performed. Vendor shall exercise every reasonable safeguard to avoid damage to existing facilities, and if repairs or new construction are required in order to replace facilities damaged by Vendor due to its negligence or willful misconduct, such repairs or new construction shall be at Vendor’s sole cost and expense. Vendor understands that many of the Sites may be co-located with other RF transmission facilities and Vendor shall take all necessary precautions and safety measures to ensure the safety of all of Vendor’s and Subcontractors’ personnel at such Sites.
          Vendor makes no undertaking with respect to the foregoing paragraph in relation to harmful interference caused by (i) unauthorized installation, repair, modification or change or Products not furnished by Vendor; (ii) Products being subject to misuse, neglect, accident or abuse by other than Vendor; (iii) Products being used in a manner not in accordance with the applicable Specifications or operation of other equipment in the frequency ranges reserved for Company within the applicable licensed area. Vendor assumes no responsibility under this clause for items not specified or supplied by Vendor.
          Vendor represents and warrants that all Products furnished hereunder shall comply, to the extent required, with the requirements of the Federal Communication Commission’s Rules and Regulations (the “FCC Rules”) pertaining to Commercial Mobile Radio Service providers and equipment manufacturers in effect as of the date of delivery of such Product to the Purchaser, including Parts 24 and 27 of the FCC Rules. In addition, Vendor represents and warrants that each Product furnished hereunder shall comply, to the extent required, with (i) the requirements of Part 15 of the FCC Rules in effect as of the date of delivery of such Product to the Purchaser, including those sections concerning the
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labeling of such Product and the suppression of radio frequency and electromagnetic radiation to specified levels, and (ii) Part 20 of the FCC Rules in effect as of the date of delivery of such Product to the Purchaser, including those sections relating to 911 and E911 services. The foregoing warranties are collectively referred to as the “FCC Warranty”.
          Vendor shall, when appropriate, have reasonable access to each Company’s premises during normal business hours and at such other times as may be agreed upon by the parties in order to enable Vendor to perform its obligations under this Agreement. Vendor shall coordinate such access with the Company’s designated representative prior to visiting such premises. Vendor agrees to instruct its employees to comply with all site rules while on a Company’s premises. The employees and agents of Vendor shall, while on any Company’s premises, comply with all site rules and guidelines including, but not limited to, where required by government regulations. No party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises, and no such releases or waivers shall be pleaded by any party in any action or proceeding.
          For purposes of this Section, all references to “Company’s premises” and other similar references shall be deemed to refer to any location where a Site is to be located, which may include land or buildings owned or leased by any Company. To the extent that a Company does not own the premises, Vendor’s obligations to adhere to site rules and guidelines shall include, without limitation, those rules and guidelines required by the owner, landlord or property manager having care and control of such premises, which the Company has provided to Vendor in advance of the commencement of the applicable Work hereunder.
     SECTION 7. MANUALS, ENGINEERING DRAWINGS AND TRAINING
          7.1 Documentation. Vendor shall provide the Documentation listed in Exhibit R. The Documentation shall be prepared in accordance with the relevant Specifications. Operating Manuals with up-to-date drawings, specifications and design sheets shall be available for the Training as set forth in Section 7.4.
          7.2 Standards for Manuals. All Operating Manuals and Maintenance and Instruction Manuals required to be provided by Vendor pursuant to this Agreement shall be accurate, in the English language and shall be:
     (a) detailed and comprehensive and prepared in conformance with the Specifications and generally accepted national standards of professional care, skill, diligence and competence applicable to telecommunications and operation practices for facilities similar to the Systems;
     (b) consistent with good quality industry operating practices for operating wireless communications systems of similar size, type and design;
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     (c) sufficient to enable the Companies to operate and maintain each System on a continuous basis; and
     (d) prepared subject to the foregoing standards with the goal of achieving operation of each System at the capacity, efficiency, reliability, safety and maintainability levels contemplated by this Agreement and required by all Applicable Laws and Applicable Permits.
          7.3 Equipment and Data. Vendor shall furnish all drawings, specifications, specific design data, preliminary arrangements and outline drawings of the Equipment and all other information as required in accordance with this Agreement in sufficient detail to indicate that the Equipment and fabricated materials to be supplied under this Agreement comply with the Specifications.
          7.4 Training. As more fully described in Exhibits A12 and A13, Vendor shall provide to the Companies a training program with respect to all Products and Services provided hereunder (collectively, the “Training”). Promptly upon execution of this Agreement, Vendor shall establish a training coordinator, whose responsibility shall be to work with Cricket to ensure that the Companies receive the Training. Such coordinator (or his or her replacement) shall continue in such assignment until the receipt of all of the Training required to be provided. All Training shall be provided by Vendor in the United States except as otherwise agreed to in writing by Cricket.
          7.5 Manuals and Training. The Training and the Documentation provided in connection herewith, including, without limitation, all Documentation provided in CD-ROM format and all documentation provided pursuant to Sections 7.2, 7.3 and 7.4 shall be updated in reasonable quantities at no additional cost to the Companies pursuant to and in accordance with all Product upgrades or modifications applicable to any Work or any part thereof.
     SECTION 8. ACCEPTANCE PROCEDURES
          8.1 Acceptance Procedures. Vendor shall perform the acceptance tests mutually agreed to in writing by Purchaser and Vendor. All Products and Services shall be required to pass such acceptance tests and also comply with Vendor’s published Specifications for such Products and Services, except that such tests shall not be required for Products not installed by Vendor. Upon successful completion of such acceptance tests and compliance with such Specifications, or Company’s use of the respective Products and Services In Revenue Service, whichever occurs first, such Products and Services shall be deemed accepted.
          (a) Factory Tests. Cricket may, at Cricket’s option and cost, request to be present at any factory testing conducted by Vendor. Upon written request, Vendor shall give Cricket twenty-one (21) Business Days advance notice of any such factory testing relating to the types of Products or Services furnished by Vendor hereunder. Vendor shall use commercially reasonable efforts to facilitate Cricket’s observation of such tests;
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provided such observance is permitted by Vendor’s suppliers and does not result in additional costs being charged to Vendor. Regardless of whether or not Cricket observes any factory testing, Vendor agrees to provide Cricket, upon Cricket’s specific written request, with copies of all documentation relating to factory testing of the Product specified by Cricket, including without limitation copies of test procedures, test results and FCC compliance certifications, subject to confidentiality and other limits set forth in the respective agreements between Vendor and its suppliers.
          (b) Service Completion and Project Completion Notices. (i) Upon completion of specific Services hereunder in accordance with this Agreement and the applicable Specifications and Statement of Work, Vendor shall issue a service completion notice with respect to such completed Services that includes Punch List Items (the “Service Completion Notice”). Upon its reasonable satisfaction that the Service Completion Notice is correct and complete, Purchaser shall promptly sign the Service Completion Notice.
          (ii) Upon completion of Punch List Items set forth in a Service Completion Notice, Vendor shall issue a project completion notice (the “Project Completion Notice”) and upon its reasonable satisfaction that the Project Completion Notice is correct and complete, Purchaser shall promptly sign the Project Completion Notice.
          (iii) If Purchaser does not reasonably believe that a Service Completion Notice or Project Completion Notice (each, a “Completion Notice”) is correct, Purchaser shall within five (5) Business Days of its receipt thereof, notify Vendor in writing specifying in reasonable detail those particulars in which the Services do not meet the applicable acceptance tests, Specifications and Statement of Work. With respect to any such particulars, Vendor shall promptly proceed to take corrective action, and following Purchaser’s reasonable satisfaction that such corrective action has been properly completed, Purchaser shall promptly sign the Completion Notice. The failure of Purchaser to timely notify Vendor within five (5) Business Days after receipt of the respective Completion Notice (or, in the case of correction, five (5) Business Days following such correction) of any particulars in which the Services do not meet the applicable acceptance tests, Specifications and Statement of Work, or In Revenue Service of the Services by the Company, shall be deemed acceptance of such Services.
          8.2 Costs and Expenses. The costs and expenses of complying with all acceptance procedures set forth above shall be borne by each of Vendor and Company as identified in the Exhibits as its responsibility.
     SECTION 9. CHANGE ORDERS AND SCHEDULING
          9.1 Change Orders. The Purchaser has the right to request changes, other revisions or modifications to any of its Purchase Orders or to the Work (“Changes”), including but not limited to the Specifications, the manner of performance of the Work or the timing of the completion of the Work. If there are any delays by Purchaser in fulfilling
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its responsibilities hereunder that affect Vendor’s performance or ability to perform under any Purchase Order, or there are errors or inaccuracies in the information provided to Vendor hereunder, Vendor shall be entitled to reasonable schedule and pricing adjustments with respect to such Purchase Order to the extent attributable to such Purchaser delays or errors or inaccuracies, including, but not limited, to storage fees. All Changes shall be subject to the prior written consent of Vendor. All Changes shall be documented in a written order (“Change Order”) which shall be executed by the Purchaser and Vendor and shall contain any adjustments to pricing, Milestone or other aspect of the Work as mutually agreed by the parties. Vendor shall have no obligation to perform such Changes until it has received a revised Purchase Order from Company. Vendor shall promptly notify the Purchaser of any such requested Changes which may materially affect the operation or maintenance of any System or any part thereof. In the event that the parties cannot agree on a Change Order within fifteen (15) days of submission of a Change Order by the Purchaser to Vendor, the matter shall then be referred to dispute resolution pursuant to Section 21. Nothing contained in this Section is intended to limit Vendor’s right, from time to time, to make suggestions for modifications to the Work or the Specifications, provided that in any such event the Purchaser, in its sole and absolute discretion pursuant to the terms of this Agreement may refuse to make any such modification or otherwise agree to issue a Change Order incorporating any such Vendor suggestion.
          9.2 Cancellation. A Purchaser may at any time cancel, in whole or in part, any Purchase Order or Change Order upon advance written notice to Vendor; provided, however, such Purchaser may not cancel a Purchase Order or Change Order subsequent to the date the Product is shipped or Services are performed. In the event of such cancellation, the Purchaser shall pay to Vendor cancellation charges in accordance with Exhibit B.
     SECTION 10. DISCONTINUED EQUIPMENT AND CONTINUING PRODUCT SUPPORT
          10.1 Notice of Discontinuation. For a period of [***] after the date of the respective Discontinued Equipment Notice (as defined below) for all Vendor Equipment furnished hereunder, Vendor shall provide Cricket not less than [***] notice (the “Discontinued Equipment Notice”) before Vendor discontinues manufacturing of or support for Equipment (“Discontinued Equipment”). In the case of each Discontinued Equipment, during the [***] period described above Vendor shall make available Vendor’s repair and return Services for such Discontinued Equipment; provided that, nothing herein shall bar the Vendor from discontinuing individual items of Equipment as provided in and pursuant to this Section. In the event that Vendor discontinues an item of Equipment, Vendor will meet with Cricket and use reasonable, good faith efforts to develop a mutually acceptable

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transition plan that takes into account Cricket’s existing investment in the item scheduled for discontinuance.
          In addition to repairs provided for under any applicable Warranty, Vendor shall offer repair Services and Spare Parts in accordance with Vendor’s standard repair and repair parts practices and terms and conditions then in effect, for all Vendor Equipment furnished pursuant to this Agreement. Such repair Services and Spare Parts shall be available while Vendor is manufacturing or stocking such Products or repair parts, but in no event less than [***] for all Equipment after Cricket’s receipt of the Discontinued Equipment Notice (the “Support Period”) on the same terms and conditions in effect at the time of Cricket’s receipt of the Discontinued Equipment Notice. Vendor may use either the same or functionally equivalent products or parts which are new, remanufactured, reconditioned or refurbished in the furnishing of repairs or replacements under this Agreement.
          If during the Support Period Vendor, or its assignee, fails to provide Spare Parts or repair Services on terms and conditions in effect at the time of Cricket’s receipt of the Discontinued Equipment Notice, Vendor shall, in addition to any other right or remedy available to the Companies at law or in equity, provide Cricket, at no additional charge to Cricket, upon request, with non-exclusive licenses for Equipment manufacturing to the extent Vendor can grant such licenses, so that Cricket will have sufficient information, ability and rights to have such Discontinued Equipment manufactured, or obtain such repair Service or Spare Parts from other sources. Such license shall include appropriate non-disclosure and confidentiality covenants.
          10.2 Discontinuation During Warranty Period. If Vendor discontinues the availability of a Product during that Product’s Warranty Period and a Purchaser needs to purchase a replacement Product to replace the discontinued Product in order for a Company to maintain the same functionality of the discontinued Product in a System, Vendor agrees to grant such Purchaser [***] to be applied against the net price of all Products so required to be purchased as replacements for such discontinued Products, which [***] shall be applied [***].
          10.3 Discontinuation After Warranty Period. If Vendor discontinues the availability of a Product after that Product’s Warranty Period, in addition to the rights of the Companies hereunder, the Companies shall be afforded no less favorable treatment in terms of Vendor’s or its Affiliates’ manufacturer’s discontinuation programs offered to Vendor’s or its Affiliates’ other customers.

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     SECTION 11. SOFTWARE
          11.1 RTU License. Upon delivery of the Software to Company, but subject to payment of initial license fees, if any, in accordance with this Agreement, such Company is hereby granted a personal, non-exclusive, fully paid-up, non-transferable (except as expressly permitted herein), non-sublicenseable (except that such license shall be sublicenseable among Companies) right to install, perform, display, execute and use a copy of the Software (“RTU License”), to operate and maintain the applicable Equipment and /or with Vendor authorized customer furnished equipment (“CFE”), processor or product line for which the licenses to use the Software are initially granted and specifically designated, or temporarily on any comparable replacement if any such Equipment, processor or product line becomes inoperative (collectively, the “Licensed Equipment”). In addition to the foregoing, the Companies shall have the right to make a reasonable number of copies of the Software for the sole purpose of archival and back-up. Anything to the contrary notwithstanding, the RTU License granted to such Company with respect to firmware only shall be irrevocable, fully paid-up, perpetual (for the life of the Equipment), fully-transferable and sublicensable (including between and among Companies as well as to any third party) in accordance with this Agreement upon Vendor’s receipt of full payment for the item of Equipment associated such firmware; provided such firmware remains resident on such Equipment associated with such firmware.
          11.2 Companies’ Obligations. The Software, whether or not modified, and all copies thereof made by any Company, shall be treated by the Companies as trade secrets and proprietary to Vendor, its Subcontractors or its suppliers, as appropriate and Cricket shall, and shall ensure that each Company shall:
          (a) Utilize the Software solely in conjunction with the Licensed Equipment to the extent of the authorized activation or authorized usage level; however, Vendor acknowledges that the Software and Licensed Equipment shall be integrated and used across interfaces with systems, equipment and software provided by other suppliers and customers and Vendor expressly consents to such integration and use, provided such use is in accordance with the relevant Specifications and the terms and conditions of this Agreement;
          (b) Ensure that all copies of the Software shall, upon any reproduction by such Company authorized by Vendor and whether or not in the same form or format as such Software, contain the same proprietary, confidentiality and copyright notices or legends which appear on the Software provided pursuant hereto; and
          (c) Hold secret and not disclose the Software to any person, except to such of its employees and (i) contractors, agents or Affiliates that are involved in the operation or management of a System or Products for which the Software was licensed and need to have access thereto to fulfill their duties in such capacity, and (ii) any Company or any transferees, licensees or assignees of the Products pursuant to Sections 11.4 or 24.4; provided that, in addition to any other requirements set forth in this Agreement, any Persons described in (i) or (ii) above will have a written agreement of confidentiality with such Company no less restrictive than the terms of the sample confidentiality agreement set
Nortel Networks and Cricket Communications Proprietary and Confidential Information

forth in Exhibit [F]. Company shall advise its employees described above of the confidential nature of any such Software. If Company determines that it no longer needs the Software or if Company’s license is canceled or terminated pursuant to the terms of this Agreement, return all copies of such Software to Vendor or follow reasonable written disposition instructions provided by Vendor. If Vendor authorizes disposition by erasure or destruction, Company shall remove from the medium on which Software resides all electronic evidence of the Software, both original and derived, in such manner that prevents subsequent recovery of such original or derived Software. Company shall not copy Software embodied in firmware and unless otherwise specifically provided in this Agreement, Company is not granted any right to modify Software furnished by Vendor under this Agreement.
          (d) Not modify Software provided by Vendor under this Agreement, except to the extent authorized by Vendor in writing.
          (e) Only use the Software in connection with the business operations of the Companies or any transferee, licensee or assignee that has a right to use the Software pursuant to Section 11.4 or 24.4. Except as otherwise set forth in this Agreement, the RTU License does not grant any Company any right to, and no Company will, modify, decompile, use, copy, translate, publish, display, sublicense, rent, lease, lend, transfer, distribute, create derivative works or modifications unless expressly authorized, improve, reverse engineer, or disassemble, or in any other manner translate or decode Software furnished hereunder or any copy thereof for any reason, including without limitation, to generate corresponding source code provided in each of the Systems. Company shall not destroy, remove or otherwise alter any copyright notice(s) on the Software and Documentation, or any copy thereof, and agrees to reproduce any such notice(s) on any copy thereof it makes pursuant to this license. Vendor’s suppliers of Software and Documentation (or any part thereof) are beneficiaries of this provision. Except as provided below, no license is granted to any Company to use the Software outside of the United States and its territories.
          (f) Vendor may audit by remote polling or other reasonable means to determine Software activation or usage levels. Use beyond the authorized usage or authorized activation level may require payment of an additional fee as set forth in Exhibit A02 or the Vendor quote. Full payment of such additional fees, if any, shall be considered cure of the breach (including Section 11.2(a) with respect to authorized activation or authorized usage level only) for the purposes of this Agreement so long as such payment has been rendered within a reasonable time after written notice. Company also agrees to abide by any additional or different terms and conditions and restrictions provided by Vendor with respect to any third party Software provided in or with the Software.
          11.3 Backwards Compatibility. Vendor represents and warrants (the “Software Backwards Compatibility Warranty”) that all Software will be Backwards Compatible. In the event that any Software supplied by Vendor does not provide
Nortel Networks and Cricket Communications Proprietary and Confidential Information

Backwards Compatibility, then Vendor shall take all actions at Vendor’s sole expense so as to achieve Backwards Compatibility.
          11.4 Transfer and Relocation. During the Term, in the event any Company elects to transfer a Product to a third party, and where such Product shall remain in the same place and be used for substantially the same purpose as used by the transferring Company and where such third party resides in the United States and (i) is not a direct or indirect competitor of Vendor involved in the manufacture of communications equipment, software or related services, (ii) has not in the past materially breached prior agreements with the Vendor or its Affiliates; (iii) is not otherwise engaged with the Vendor or its Affiliates in an agreement for the purchase and/or supply of wireless technology, such Company may transfer the RTU License for the Software furnished under this Agreement for use with such Product to such transferee, without the payment of any additional Software right to use fees by the transferee, but subject to the payment of re-certification fees to Vendor on commercially reasonable terms and, assuming Company has made full payment for the RTU fees due and payable at time of the transfer, the Companies shall automatically be released from all obligations under the RTU License for such Product from and after the date of such transfer; provided, Company has complied with all of its obligations required hereunder for such transfer. For example, if the RTU License for the Software contains usage or per subscriber limits, or the processor to be used by transferee requires additional memory or hard disk space additional payments or purchases by the transferee may be required to increase the license limits as well as commercially reasonable re-certification fees. The following conditions shall apply to transfers and relocations pursuant to this subsection 11.4:
     (a) The right to use such Software may be transferred only together with Products with which the transferring Company has a right to use such Software, and such right to use the Software shall continue to be limited to use with such Products and shall not be further transferable by the transferee;
     (b) Before any such Software is transferred, the transferor shall notify Vendor of such transfer and the transferee shall have agreed in writing (a copy of which shall be provided to Vendor) to keep the Software in confidence and to comply with the conditions respecting possession and use of Software as those imposed on the transferring Company in this Agreement;
     (c) The transferee shall have the same right to Software warranty, Software maintenance and indemnity for such Software as the transferor, provided the transferee continues to pay the fees, including recurring or as commercially reasonable re-certification fees, if any, associated with such Software warranty or maintenance pursuant to this Agreement; and
          Except as otherwise specifically provided in this Agreement, a Company shall have no right to transfer Software furnished by Vendor under this Agreement without the consent of Vendor.
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          11.5 Termination and Survival. Subject to the terms of Exhibit A-02, the rights and obligations of each Company under the RTU License shall survive the expiration or termination of this Agreement, regardless of the cause of termination, provided Vendor has received the applicable payments with respect to Software licenses in accordance with this Agreement and such Company has not willfully and materially breached its confidentiality or other obligations with respect to the RTU License, and if Vendor has provided Company with prior written notice describing the alleged breaches and given Company a reasonable time (in no event less than thirty (30) days) to cure any such breaches, Vendor may terminate such Company’s RTU License. In the event that Vendor does not receive the applicable license fees, Vendor may terminate such Company’s right to use the Software to which such fees apply; provided that, Vendor provided written notice of such breach to Cricket and such Company, and payment is not made within thirty (30) days from receipt of Vendor’s notice thereof. Any terminated rights pursuant to this Section 11.5 shall be immediately reinstated upon payment of all applicable unpaid license fees, as applicable. In no event other than as set forth in this Section 11.5 may Vendor terminate the RTU License or any Company’s right to use the Software. Notwithstanding any other provision of this Agreement, if there is a dispute, pending final resolution of such dispute, all of Companies’ rights under this Agreement shall continue in full force and effect, and Vendor will not terminate the RTU License, and so long as Vendor continues to receive the applicable Software license fees, Vendor will not terminate, suspend, interrupt or delay maintenance and support of the Software. Anything to the contrary notwithstanding, the RTU License granted to such Company with respect to firmware shall not terminate (during the life of the Equipment) upon Vendor’s receipt of full payment for the item of Equipment associated such firmware; provided such firmware remains resident on such Equipment associated with such firmware.
          11.6 Access to Source Codes. Vendor represents and warrants that as of the date hereof, Vendor has not established a Source Code escrow for any of its existing U.S. CDMA customers. In the event that Vendor establishes a Source Code escrow in the future for a U.S. CDMA customer which applies to any of the Vendor Software furnished hereunder, Vendor shall add Cricket as a beneficiary of such Source Code escrow, and Cricket shall be entitled to receive a copy of the escrowed Source Code in the event of the occurrence of a “Triggering Event” as defined below. Additionally, upon the occurrence of a Triggering Event, as defined below, Vendor, to the extent of its legal right to do so, shall (i) deliver a copy of Software Source Code to Cricket and (ii) grant to Cricket a non-exclusive, non-transferable, royalty-free and perpetual license to access the Software source code and to modify the Vendor Software reasonably required to enable to Cricket to maintain and support the Products purchased under this Agreement in respect of their installed base of Products.
For the purposes of this section “Triggering Event” shall be deemed to have occurred only if Nortel Networks Corporation (i) ceases to conduct business generally or ceases to make available technical assistance and support services for Products that are eligible for support under this Agreement, (ii) concludes a liquidation proceeding under Chapter 7 of Title 11 of the United States Code or under the Bankruptcy and Insolvency Act (Canada), or (iii) reorganizes under Chapter 11 of Title 11 of the United States Code or under any
Nortel Networks and Cricket Communications Proprietary and Confidential Information

other similar provision of the laws of Canada and in either such case rejects this Agreement in connection with such reorganization, AND ONLY IF none of Vendor, Nortel Networks Corporation, a successor entity or any transferee of Nortel Networks Corporation’s business related to the Products continue to sell or license the Products, functionally equivalent equipment and replacement parts nor offer technical assistance or support services for the Products under commercially reasonable terms and conditions. Any such released Vendor Software Source Code (i) shall not include Software that is no longer supported under the terms of the Agreement; (ii) shall not include Software that is licensed to Vendor by a third party under a license pursuant to which Vendor has no right to sublicense source code; (iii) shall be subject to the confidentiality provisions set forth in this Agreement; and (iv) shall be used only for the limited purpose set forth above. For greater certainty, nothing herein grants any rights unless and until the occurrence of a Triggering Event.
          11.7 Ownership of Intellectual Property. Vendor shall own all forms of intellectual property rights (including, but not limited to, patent, trade secret, copyright and mask rights) pertaining to the Software, and shall have the right to file for or otherwise secure and protect such rights. The foregoing notwithstanding, the parties understand and agree that from time to time any Company may independently and without reliance upon Vendor’s confidential information devise, develop or otherwise create ideas or other concepts for services or new products which are patentable or otherwise capable of receiving protection from duplication. In such event, such Company shall have the right to apply for a patent in accordance with applicable law (or assign its rights to any other Company or any third party), provided, however, that notwithstanding this Section, Vendor does not hereby relinquish or release any of its intellectual property rights.
     SECTION 12. SOFTWARE AND EQUIPMENT CHANGES
          12.1 Software.
               12.1.1 Software Releases. During the Term and subject to the payment of applicable licensing fees, each Company shall receive all Releases applicable to Software for Products for which such Company has obtained a RTU License at such times as they become generally available to Vendor’s customers. Each Company shall also be entitled to receive Optional Software Features upon Purchaser’s payment of the appropriate fees determined in accordance with Exhibit A-01. During the Term, Vendor will, at Companies’ cost, use commercially reasonable efforts to work jointly with the Companies or the Companies’ third party equipment or service suppliers with respect to the integration of such third party’s equipment or services with the Products and System(s).
               12.1.2 Notice. The parties will meet quarterly to discuss the introduction of any Major Software Release and the current plan-of-record for its future Major Software Releases and Equipment Upgrades.
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               12.1.3 Installation, Testing and Maintenance. The installation of the Software by Vendor shall be performed in accordance with the Statement of Work, applicable Specifications and the acceptance tests described in Exhibit [ATP], if applicable.
               12.1.4 Software Fixes. During the applicable Warranty Period and thereafter at all times that Company is paying Annual Maintenance Fees, in the event that any Software Update supplied by Vendor requires additional Equipment in order to be implemented, Vendor will make available such additional Equipment at no additional cost. Notwithstanding anything contained herein in this Section to the contrary, each Company shall be responsible for the cost of any additional Equipment required to accommodate additional capacity, features, functionality, memory or processing requirements necessitated by such Software Update, which are contained in any such Software Update and utilized by Company (provided such use is optional without losing the benefit of the Software Update). Company shall be afforded a reasonable period of time to install or permit Vendor to install a Software Update as stated above, taking into account that all Software Updates must (i) be Backwards Compatible, (ii) go through Company’s reasonable standard MOP process before being installed, and (iii) otherwise be promptly installed in accordance with Company’s reasonable standard processes and timeframes; provided that, with respect to Software Updates provided to a Company pursuant to Section 13 or 14, the parties shall mutually agree to a process whereby such Software Updates are installed in an expeditious manner. If Company does not install or permit Vendor to install a Software Update as stated above within such a reasonable period, or such other period as Vendor and Company may agree, subsequent changes, repairs or replacements affected by the failure to make such change may, at Vendor’s option, be invoiced to Company whether or not such subsequent change, repair or replacement is covered under the warranty provided in this Agreement for such Software.
          12.2 Equipment.
               12.2.1 Equipment Updates. (a) All Equipment Updates will be made available to the Companies by Vendor at no additional charge. If Vendor at any time issues an Equipment Update, which is combined with any Equipment Upgrade (collectively, the “Equipment Combined Release”) to such Equipment, the Equipment Combined Release will be provided at no additional charge to each Company unless and until such Company uses any of the Equipment Upgrades included within the Equipment Combined Release, provided such use by such Company of such Equipment is optional without losing the benefit of the Equipment Update.
               (b) (i) If Vendor issues an Equipment Change Notice after Equipment has been shipped to a Company, Vendor will promptly notify Cricket of such change through Vendor’s design change management system or another Vendor notification procedure. If Vendor has engineered, furnished, or installed Equipment which is subject to a Equipment Change Notice, Vendor will implement corrective action, subject to Section 12.2.1(a), at its sole cost and expense, if such Equipment
Nortel Networks and Cricket Communications Proprietary and Confidential Information

Change Notice is announced within [***] from the date of shipment of that Equipment, and subject to the reasonable review and acceptance of Cricket at such times as Cricket reasonably determines that it needs to review such Vendor decision, by either (A) modifying the Equipment at the Site; (B) modifying the Equipment which has been returned to Vendor in accordance with Vendor’s reasonable instructions pursuant to and in accordance with the terms of this Agreement; or (C) replacing the Equipment requiring the change with replacement Equipment for which such change has already been implemented. If Vendor has not engineered the original Equipment application and as a result thereof office records are not available to Vendor, Vendor will provide the generic change information and associated parts for the Companies’ use in implementing such change.
          (ii) In any of the instances described in clause (i) above, if Vendor and Cricket agree that the Equipment or part thereof subject to such change is readily returnable, without incurring any significant time or expense, the applicable Company, at its expense, will remove and return such Equipment or part to Vendor’s designated facility within the United States and Vendor, at its sole expense, will implement such change (or replace it with a Equipment or part for which such change has already been implemented) at its facility and return such changed (or replacement) Equipment or part at its sole cost and expense to the Company’s designated location within the United States. Any such reinstallation of Equipment which were readily returnable will be performed by the applicable Company at its sole expense, provided such reinstallation can be done by the Company without incurring any significant time or expense. In all other circumstances, Vendor shall provide such removal, repair and reinstallation Services at its sole cost and expense.
          (iii) Vendor and Company shall mutually agree to a process whereby Equipment Updates are installed in an expeditious manner. If Company does not install or permit Vendor to install an Equipment Update as stated above within such mutually agreed timeframe, then subsequent changes, repairs or replacements affected by the failure to make such change may, at Vendor’s option, be invoiced to Company whether or not such subsequent change, repair or replacement is covered under the warranty provided in this Agreement for such Equipment.
          (iv) All notifications for Equipment Updates provided by Vendor pursuant to the terms of this Agreement must contain the following information: (A) a detailed description of the change; (B) the reason for the change; (C) the effective date of the change; and (D) the implementation schedule for such change, if appropriate.
               12.2.2 Equipment Fixes. In the event that any Equipment Update, directly or indirectly, supplied by Vendor during the period above following the date Installation of such Equipment Update in any System, has the effect of preventing any

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Product, System or any part thereof from satisfying, or performing in accordance with, the Specifications then Vendor shall without any charge to any Company promptly retrofit or take such other corrective action as may be necessary to assure that any Product, System or any such affected part, as modified to include each such Equipment Update, shall satisfy, and perform in accordance with, the Specifications.
               12.2.3 Equipment Backwards Compatibility Warranty. Vendor represents and warrants (the “Equipment Backwards Compatibility Warranty”) that each Equipment Release will be Backwards Compatible. In the event that each Equipment Release is not Backwards Compatible, then Vendor shall take all actions at Vendor’s sole expense so as to achieve Backwards Compatibility.
          12.3 Notice of Developments.
               12.3.1 Vendor Developments. Subject to any limits set forth in the respective agreements between Vendor and its other customers, Vendor shall provide Cricket, or cause to be provided to Cricket, with reasonable written notice of any significant Product developments, innovations or technological advances (collectively “Vendor Developments”), which are planned to be made generally available to Vendor’s U.S. customers and are relevant to the Products or Systems, within a reasonable time of providing such notice to any other customer or otherwise making any such Vendor Development public. Vendor will support the New Technology Capacity and Performance and System Evolution Requirements described in Exhibit O.
               12.3.2 Participation in Testing. Cricket has the right, but not the obligation, to provide Vendor with written requests to participate in the testing of certain Vendor Developments; provided that any such testing of Vendor Developments shall be at the sole discretion of Vendor. Any such testing will be mutually agreed upon and subject to terms and in a testing environment reasonably acceptable to the parties at such time. Such rights shall not apply to a Vendor Development originated by another customer of Vendor.
               12.3.3 Class A Retrofit Notices. Vendor shall make reasonable efforts to collect and distribute a list of new Class A Retrofits as defined by Vendor as such Class A Retrofits are identified by Vendor, provided that Vendor shall not be required to distribute confidential information of any other customer.
     SECTION 13. INTELLECTUAL PROPERTY
          13.1. Intellectual Property Infringement. If a third party asserts a claim against any of the Companies or their respective officers, directors, employees, affiliates, agents and any transferees and assigns permitted hereunder (collectively, the “Company Indemnified Parties”), Vendor shall defend the Company Indemnified Parties and hold them harmless from and against and shall indemnify the Company Indemnified Parties from and against any and all Losses, and any and all outside attorney’s fees and litigation costs and expenses incurred by any of the Company Indemnified Parties at any time that Vendor is not
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defending such claim pursuant to this Section 13.1, that a court, arbitrator in binding arbitration or other tribunal awards or are included in any settlement of that claim pursuant to this Section 13.1, based on or arising from claims that the Vendor Products, the Services or any Vendor components thereof infringe, misappropriate or violate any patent, trademark, copyright, trade secret or other intellectual property right of any third party which is enforceable in the United States (collectively, “Intellectual Property Rights”), provided that the Company Indemnified Parties involved shall cooperate, at Vendor’s expense, in all reasonable respects with Vendor and its attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If a claim for Losses is to be made by a party entitled to indemnification hereunder against Vendor, the party claiming such indemnification shall give written notice (a “Claim Notice”) to Vendor as soon as reasonably practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Agreement, provided, however, no delay on the part of any Company Indemnified Parties in notifying Vendor shall relieve Vendor from any obligation hereunder unless (and then solely to the extent) Vendor is thereby materially prejudiced. Notwithstanding the foregoing, the Company Indemnified Parties may, at their own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that if Vendor assumes the defense of such lawsuit, action or investigation and any appeals and continues to pursue the defense of such lawsuit, action or investigation to conclusion and fulfills all of Vendor’s obligations in this Section 13, Vendor shall have sole control over the defense and settlement negotiations thereof (subject to the provisions of this Section 13) and while Vendor is defending such lawsuit, action or investigation Vendor shall not be liable for any settlements entered into or expenses/costs incurred by any Company without Vendor’s prior written approval. The parties shall cooperate with each other in any notifications to insurers. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to Vendor as promptly as reasonably practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). Vendor shall be entitled, if it so elects, (i) to defend such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at Vendor’s cost, risk and expense, and (iii) to compromise or settle such Claim, which compromise or settlement may be made without the written consent of the Company Indemnified Parties if such compromise or settlement (A) includes an unconditional release of any claims against the Company Indemnified Parties, but may be subject to the options set forth in Section 13.2, (B) contains no admission of wrongdoing by any Company Indemnified Party, and (C) does not require the payment of any monies by any Company Indemnified Party. Any other compromise or settlement shall require the written consent of the Company Indemnified Parties involved (which may not be unreasonably withheld). If Vendor fails to so assume the defense of a filed lawsuit or enforcement action related to such Claim within fifteen (15) calendar days after receipt of the such Notice, or assumes such defense but thereafter abandons such defense, the Company Indemnified Parties against which such filed lawsuit or enforcement action related to such Claim has been asserted will (upon delivering notice to such effect to Vendor) have the right to undertake , at Vendor’s cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the
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account and risk of Vendor. In the event any Company Indemnified Parties assume the defense of the Claim due to the Vendor’s failure to so assume the defense of such claim within fifteen (15) calendar days, such Company Indemnified Parties will keep Vendor reasonably informed of the progress of any such defense, compromise or settlement. Vendor shall be liable for any settlement or compromise of any action effected pursuant to and in accordance with this Agreement and for any final judgment (subject to any right of appeal), and Vendor agrees to indemnify and hold harmless the Company Indemnified Parties from and against any Losses by reason of such settlement or judgment.
          13.2 Vendor’s Obligation to Cure. If in any such suit so defended, all or any part of the Products or any component thereof is held to constitute an infringement or violation of Intellectual Property Rights of others and its use is enjoined, Vendor shall at its sole cost, expense and option take the following actions: (i) procure the right to continue the use of the same for the Companies without interruption; (ii) replace the same with non-infringing Products that meet the Specifications in accordance with the terms of this Agreement (including, without limitation) having equivalent or better performance and functionality); or (iii) modify said Products, any System or any component thereof so as to be non-infringing, provided that the Products, any System or any component thereof as modified meets all of the Specifications in accordance with the terms of this Agreement (including, without limitation) having equivalent or better performance and functionality). In the event that Vendor is not able to cure the infringement pursuant to clauses (i), (ii) or (iii) in the immediately preceding sentence, Vendor shall, in addition to the indemnity and other obligations set forth in Section 13.1, at Cricket’s option, refund to each Company such Company’s net book value for both the Vendor Products (provided such Company has followed generally-accepted accounting principles) and any and all other Vendor Products and any Vendor components thereof that any Company is no longer able to use substantially in accordance with the relevant Specifications as a result of the non-availability of such infringing Vendor Product or any Vendor component thereof, provided that the Company returns to Vendor such infringing Products and any other Products (and Vendor components(s) thereof) for which Company is seeking a refund (if commercially feasible). In the event that Vendor is not able to cure the infringement pursuant to clauses (i), (ii) or (iii) above and Cricket elects not to return to return the Products and any other Vendor Products and any Vendor components thereof for a refund, if any, then any claims against the Company Indemnified Parties or liability for infringement arising thereafter shall be the sole responsibility of Company Indemnified Parties. Vendor shall, at its expense, de-install and remove such infringing Vendor Products and features.
          13.3 Exclusions From Vendor’s Obligations. Vendor’s obligations under this Section 13 shall not apply to any claim to the extent that such claim is based on or solely arising from any of the following: a) OEM Equipment, Company equipment or software or third party hardware or software; b) any modifications, changes or improvements that are made at the written request of Company Indemnified Parties except (A) any Software Releases, Software Updates, Major Software Releases, Equipment Releases, Equipment Updates, and Equipment Upgrades provided by Vendor hereunder or (B) when Vendor provides formal written notification that such modifications, changes or improvements will be accorded protection in accordance with this Section 13; c) Company Indemnified
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Parties’ modification of the Products that is not authorized in writing by Vendor; d) the combination, operation, or use of the Products with other software, products or items; e) Company Indemnified Parties’ failure to install or have installed changes, revisions or updates as instructed by Vendor, so long as (A) such changes revisions or updates were provided by Vendor at Vendor’s sole cost and expense in accordance with the procedures set forth in Sections 12.1.4 and 12.2.1(b)(iii) (as applicable), and (B) such changes, revisions or updates were Backwards Compatible; f) use of the Products not in accordance with the Specifications or use outside the scope of the licensed use; or (g) that arises from adherence to instructions to apply any Company’s trademark, trade name or other Company identification to a Product.
          13.4 Infringement Related To OEM Equipment. Vendor shall have no liability whatsoever for any patent, copyright or any other intellectual property right infringement arising from Company’s use of OEM Equipment, and Vendor makes no express or implied warranty of non-infringement with respect thereto. Notwithstanding the foregoing, in the event of an infringement claim by a third party alleging infringement of patent, trademark, copyright or violation of trade secrets or proprietary rights because of, or in connection with, OEM Equipment furnished pursuant to this Agreement, then at Cricket’s request, Vendor shall attempt to assign any of its indemnity rights for such infringement claim to Cricket. If Vendor is unable to assign such indemnity rights to Cricket, Vendor shall enforce its indemnity rights against the applicable OEM Equipment supplier and pass through indemnity amounts to which Vendor or the Companies are entitled, and in such event Cricket agrees to comply with any commercially reasonable obligations required by the OEM Equipment supplier in order for Vendor to enforce such rights.
     SECTION 14. DELAY AND PERFORMANCE DAMAGES
          14.1 Additional Definitions. In addition to the definitions set forth in Section 1, the following terms and definitions are applicable to this Agreement (including the Exhibits):
          [***]
          “Total Outage” means:
          (i) for [***], the loss of 100% of capacity for more than [***] for originations and/or terminations due solely to Vendor.
          (ii) for [***], the loss of 100% of capacity for more than [***] for originations and/or terminations due solely to Vendor.
          (iii) for [***], the loss of 100% of voice and data traffic capability for more than [***] due solely to Vendor.

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          14.2 Liquidated Damages. The parties agree that damages for delay and lack of Equipment availability or delivery are difficult to calculate accurately and not reasonably determinable at the time of execution of this Agreement and, therefore, agree that liquidated damages (the “Liquidated Damages”) shall be paid as set forth in this Section 14. The parties agree that Liquidated Damages are a reasonable estimation of the monetary damages suffered by the Companies and are intended to compensate the Companies for the delayed or late performance by the Vendor and are not a penalty. The payment of Liquidated Damages to Company shall be the Companies’ sole and exclusive monetary remedy and Vendor’s sole and exclusive monetary liability for all damages related to or arising from Vendor’s obligation to pay the Liquidated Damages; provided further, for any non-monetary remedy available to Company, Company shall be limited to the remedies set forth in this Agreement. In determining any period of delay or Vendor non-performance, the extent of any delays or non-performance that are not caused by Vendor or are caused by any Company or attributable to an event of Force Majeure shall not be counted. Further, in the event Vendor supplies a Software Update or Equipment Update, the period of time between Company receiving such Software Update or Equipment Update and Company notifying Vendor that such Software Update or Equipment Update has not resolved the issue, will not be counted in determining the period of delay or Vendor non-performance. Upon Company’s notification that such Software Update or Equipment Update has not resolved the issue, the calculation of the length of delay shall resume until such time that Vendor provides another Software Update or Equipment Update or has otherwise cured the non-performance.
          14.3 Liquidated Damages Relating to Equipment Availability and Delivery.
          a) In the event that Vendor fails to make available an AWS BTS that meets or exceeds the Specifications on or before [***] to an Auction 66 Market to be identified by Cricket, and Vendor did not serve written notice on Cricket on or before [***] advising Cricket that the AWS BTS would not be available for delivery by [***], then Vendor will pay to Cricket, not as a penalty but as Liquidated Damages, an amount equal to [***] dollars ($[***]) per day for each day that the AWS BTS is not so delivered between [***] and [***], and [***] dollars ($[***]) per day for each day of non-delivery thereafter; provided, however, (i) if Vendor is delayed in complying with the dates set forth above as a result and to the extent, of delays attributable to either (A) Qualcomm test chip-sets and/or AWS components which satisfy the specifications reasonably required for Vendor testing and development not being available on or before [***], or (B) Cricket not having sufficient AWS handset models, which satisfy the specifications reasonably required for Vendor in-market testing, then Vendor shall be provided a corresponding day-to-day extension of such dates. Vendor shall not be liable for any such Liquidated Damages that would have accrued during such periods of delay. For the purposes of calculating the Liquidated Damages set forth in this Section only, Vendor

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shall not be liable for any Liquidated Damages that may have accrued after the effective date of termination by Cricket in accordance with Section 22.2(d) (Termination).
          b) Subject to Vendor’s receipt of Purchaser’s Purchase Order(s) therefor, but only for those Purchase Orders that require delivery after [***], Vendor will deliver, to the initial delivery location specified in the applicable Purchase Order, Equipment that meets or exceeds the Specifications in accordance with the “Equipment Delivery” timeframes specified in Table A below for only Initial Systems launched after the Effective Date and AWS overlays of [***]or more AWS BTSs into a 1900 MHz Market. The Equipment Delivery timeframes specified in Table A are only applicable if Company has (i) provided a written procurement forecast in accordance with this Agreement and provided a specific written forecast of its intended purchases of such Equipment a minimum of twelve (12) weeks prior to Vendor’s receipt of the Purchase Order(s) for such Equipment unless otherwise agreed to by the parties, and (ii) issued non-cancelable Purchase Order(s) for such Equipment in accordance with Vendor’s standard lead times as specified in Exhibit E.

Equipment Item	Equipment Delivery Date
[***]	[***] from PO Date

[***]	[***] from PO Date

[***]	[***] from PO Date

[***]	[***] from PO Date

[***]	[***] from PO Date
Table A: Equipment Delivery
     c) Subject to the terms and conditions as set forth above, Vendor shall pay to Cricket, not as a penalty but as Liquidated Damages, an amount equal to [***] of the Net Price of the delayed Equipment [***] delivery of such Equipment is delayed past the Equipment Delivery Dates in Table A (pro-rated on a daily basis for periods of time less than one week), provided that, (i) the cumulative total for all such Liquidated Damages per Purchase Order shall not exceed [***] of the aggregate Net Price of all [***], and (ii) the overall cumulative total for all Liquidated Damages under this Section during the Term shall not exceed [***]; provided, however, that such Liquidated Damages, when aggregated with all Liquidated Damages previously accrued under this Section 14.3, shall not exceed an amount equal to (A) the percentage of the AWS Commitment satisfied as of the date the Liquidated Damages ceased to accrue, times (B) [***]
     14.4 Liquidated Damages for Vendor Product Outages.
          a) During the Term and assuming that such Network Element was purchased/licensed by Company hereunder, Vendor will comply with the “Service Level

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Metrics” listed below for the following time periods: (i) for the [***] set forth in Table B, the time period for Liquidated Damages as described herein shall be the first [***] from Commercial Launch with respect to such [***], and (ii) for the [***], the time period for Liquidated Damages as described herein shall be the first [***] from the Effective Date of the Agreement.

Network Element	Measurement	Outage Limits
[***]	Total Outage	[***] in the [***] period immediately following Commercial Launch of Initial System

[***]	Total Outage	[***] per BSC per rolling [***] period

[***]	Total Outage	[***] per element in the [***]period immediately following Commercial Launch of Initial System
Table B: Total Outage Criteria
          [***] Service Level Metrics are measured against Vendor [***] components only and do not include, without limitation, any transport related outages.
          ** Total Outage with respect to Vendor’s [***] for the purpose of this Section are limited to those outages related to Vendor’s [***] purchased hereunder after the Effective Date of this Agreement.
          b) Performance of each Vendor network element identified in Table B above is measured by taking the average number of Vendor Attributable Outage (defined below) minutes on a 12 month basis commencing with Commercial Launch of the Initial System. Calculation of the Vendor Attributable Outage minutes for each Total Outage event shall begin upon Company’s notification to Vendor’s call center in accordance with the procedures set forth in Exhibit T and shall end upon Vendor’s provision of a Software Update or Equipment Update or other resolution of the issue. If the Software Update or Equipment Update does not resolve the issue, Company will again notify Vendor’s call center. Upon such notification, the calculation of the length of delay shall resume until such time that Vendor provides another Software Update or Equipment Update or otherwise cures the non-performance.

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          c) A “Vendor Attributable Outage” means an unplanned restart, reload or complete failure triggered or otherwise resulting from Vendor’s Products and/or Services, and scheduled events necessitated by defects in the design of the Vendor Products, except as permitted herein, but shall exclude any and all scheduled outages and any other outages not solely and proximately caused by Vendor or any Vendor Products hereunder. A scheduled outage is an outage of a planned duration specified and agreed to by the parties in advance that resulted from scheduled or planned maintenance, installation, manual initialization or other similar events. This includes, without limitation, such activities as planned parameter loads, planned software/firmware changes, and planned system growth. Scheduled outages shall not be included in any measure of Vendor’s performance.
          d) The parties will meet to review Vendor’s performance against the Service Level Metrics. Vendor Attributable Outages will be cumulative during the applicable twelve (12) month period per the respective network element set forth above and compared against the Service Level Metrics defined in Section 14.4(a). In the event that a Service Level Metric is exceeded for such measured network element category during such time period, Vendor shall pay to Company, not as a penalty but as Liquidated Damages, an amount equal to, respectively, for the first [***] only beyond such defined metric, (i) [***] for each [***], (ii) [***] for each [***], and (iii) [***] for each [***]. For each [***] increment beyond such [***] increment described above, as follows: (i) [***]for each [***], (ii) [***] for each [***], and (iii) [***] for each [***]. The overall cumulative total for all Liquidated Damages under this Section during the time period set forth in Section 14.4(a) shall not exceed [***], ); provided, however, that such Liquidated Damages, when aggregated with all Liquidated Damages previously accrued under this Section 14.4, shall not exceed an amount equal to (A) the percentage of the AWS Commitment satisfied as of the date the Liquidated Damages ceased to accrue, times (B) [***]
          14.5 Payment of Liquidated Damages. Payment of any Liquidated Damages hereunder [***] to a maximum of [***] of any Purchase Order. Product credits may also be used, in Cricket’s discretion, as [***]. Product credits are available for use as soon as they are accumulated, but must be used within the earlier of [***] from the date such product credits were provided or within [***] of any expiration or termination by Cricket of this Agreement, after which such product credits will be forfeited, and shall have no cash value. In the event of any termination of this Agreement by Vendor (pursuant to Section 22.6), such product credits will be forfeited, and shall have no cash value. Product credits shall not be used towards OEM Equipment or Services.
     SECTION 15. FORCE MAJEURE

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          15.1 Excusable Delay. If the performance of this Agreement, or of any obligation hereunder, except for obligations under Section 5, is prevented, restricted or interfered with by reason of fires, breakdown of plant, labor disputes, embargoes, government ordinances or requirements, civil or military authorities, acts of God or of the public enemy, acts or omissions of carriers or other causes beyond the reasonable control of the party whose performance is affected (“Force Majeure”), then the party affected, upon giving prompt notice to the non-affected party, shall be excused from such performance on a day-for-day basis to the extent of such prevention, restriction, or interference (and the non-affected party shall likewise be excused from performance of its obligations on a day-for-day basis to the extent the non-affected party’s obligations relate to the performance so prevented, restricted or interfered with); provided that the party so affected shall use reasonable efforts to avoid or remove such cause of non-performance and both parties shall proceed to perform their obligations with dispatch whenever such causes are removed or cease.
          15.2 Notification. The party claiming the benefit of excusable delay hereunder shall (i) promptly notify the non-affected party of the circumstances creating the failure or delay and provide a statement of the impact of such party’s failure or delay and (ii) use reasonable efforts to avoid or remove such causes of nonperformance, excusable failure or delay.
          15.3 Negotiation. In the event of a Force Majeure which the party claiming relief for such event has used all best commercially reasonable efforts to resolve in accordance with the terms of this Agreement, upon the written request of either party, the other party shall in good faith negotiate modifications, to the extent reasonable and necessary, in scheduling and performance criteria in order to reasonably address the impact of such Force Majeure.
     SECTION 16. WARRANTIES
          16.1 Products and Services Warranty. Vendor warrants that all Vendor Products and Services furnished under this Agreement will be free of Defects and Deficiencies and shall conform to the applicable portions of the Specifications (the “Products and Services Warranty”) during the applicable Warranty Period. With respect to OEM Equipment, Vendor shall furnish such OEM Equipment only on a pass-through warranty basis. Vendor’s obligations with respect to the Products and Services Warranty shall be to attempt first to repair or replace at no additional cost or expense to any Company, any Defective Products or correct any Deficient Services. If Vendor is unable to correct such Defects or Deficiencies during the applicable Warranty Period, Vendor shall provide a credit or refund based on the original purchase price, and installation charges if installed by Vendor.
          16.2 Return of Products. For those Products not readily returnable by a Company, or where the applicable Company cannot readily remove and reinstall the Products without incurring significant work and expense, and where Vendor elects to repair
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or replace the Product, Vendor shall repair or replace the Product at the Company’s Site. In the event Vendor does the repair work at the Company’s Site, Vendor shall be responsible for replacement of cable and wire Products and for reasonable Site restoration. If Vendor has elected to repair or replace a defective Product, and the Product is readily returnable by the applicable Company without incurring material work or expense, such Company shall remove and reinstall the Products. Products returned for repair or replacement will be accepted by Vendor only in accordance with the instructions and procedures for such returns as set forth in Exhibit T1 or as otherwise agreed in writing by Cricket and Vendor. The transportation expense associated with returning such Product to Vendor shall be borne by Company. Vendor shall pay all shipping and transportation expenses associated with returning the repaired or replacing Product to the return destination designated by the Company. Defective or nonconforming Products or parts which are replaced hereunder shall become Vendor’s property. Vendor is responsible for loss of, or damage to, returned Products while they are (i) in Vendor’s possession, or (ii) in transit back to Company. Vendor may use either the same or functionally equivalent new, remanufactured, reconditioned or refurbished Products or parts in the furnishing of repairs or replacements under this Agreement, provided that such Products satisfy the Specifications.
          16.3 Warranty Claim Procedures. (a) If any Company claims a breach of the Products and Services Warranty, it shall notify Vendor of the claimed breach within a reasonable time after its determination that a breach has occurred. The Company shall allow Vendor a reasonable opportunity to inspect the Products, Services, or the System, as the case may be, on-Site in order to effect the necessary repairs.
          (b) Vendor shall respond to such warranty claims for warranty Services in accordance with Vendor’s the procedures described in Exhibit U or as otherwise agreed in writing by Cricket and Vendor.
          16.4 Technical Assistance. Vendor shall maintain a technical assistance center and shall have technical support available to the Companies in accordance with the requirements set forth in Exhibit T.
          16.5 Scope of Warranties. Unless otherwise stated herein, the Products and Services Warranty shall not apply to:
          16.5.1 defective conditions or nonconformities to the extent resulting from the following, if not consistent with applicable Specifications: unauthorized Company modifications, misuse, neglect, accident or abuse, improper wiring, repairing, splicing, alteration, installation, storage, maintenance or failure of Company to apply previously applicable Vendor Software Updates or Equipment Updates;
          16.5.2 any Products or Services damaged by accident or disaster, including without limitation, fire, flood, wind, water, lightning or power failure; or
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          16.5.3 non-integral items normally consumed in operation or which has a normal life inherently shorter than the Warranty Period (e.g., fuses, lamps, magnetic tape); or
          16.5.4 damages caused by third party equipment installed or Equipment which have had their serial numbers or months and year of manufacture removed or obliterated by any Company; or
          16.5.5 failures or deficiencies in performance or optimization resulting solely from changed environmental conditions or unauthorized changes, including, but not limited to, the growth of trees and other foliage, the erection of buildings, and interference from third party radio transmissions not otherwise engineered for by Vendor;
except, in each case of Sections 16.5.1 through 16.5.5, (x) to the extent that any such Products or Services shall in accordance with the Specifications (including all standards and specifications that are incorporated by reference in the Specifications for such Products and Services) be able to withstand any such events; or (y) to the extent that any such damage, defects or failures were proximately caused by Vendor or any of its Subcontractors, their respective agents and employees.
          16.6 Third Party Warranties. If Vendor purchases or subcontracts for the manufacture of any part of a System or Product or the performance of any of the Services to be provided hereunder from a third party, the warranties given to Vendor by such third party shall inure, to the extent assigned to the Companies pursuant to this Section 16 or permitted by law, to the benefit of the Companies, and each Company shall have the right, at its sole discretion, to enforce such warranties directly or through Vendor. The warranties of such third parties shall be in addition to and shall not, unless otherwise expressly stated herein, be in lieu of any warranties given by Vendor under this Agreement.
          16.8 Additional Sites. In the event that under the remedy provisions of this Section 16 Vendor is required to provide additional MSC(s), BSCs or BTS’s requiring additional Sites, the applicable Company shall be responsible for all Site Acquisition.
          16.9 EXCLUSIVE REMEDIES. THE PRODUCT AND SERVICES WARRANTIES AND RELATED REMEDIES SET FORTH IN THE AGREEMENT ARE EXCLUSIVE FOR THE PURPOSES OF ANY BREACH BY VENDOR OF THE PRODUCTS AND SERVICES WARRANTIES AND ARE IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, PROVIDED HOWEVER THAT THE REMEDIES SET FORTH IN SECTIONS 14, 18 AND 22 SHALL NOT BE AFFECTED.
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     SECTION 17. INSURANCE
     Vendor shall maintain insurance in accordance with the provisions set forth in Exhibit C. Vendor shall cause its insurance carrier(s) to provide Cricket, upon Cricket’s request, with an annual certificate of insurance of such policy(ies), which shall name Cricket as an additional insured with respect only to the operations of Vendor under this Agreement, and shall endeavor to provide Cricket with at least thirty (30) days’ prior written notice of any cancellation of coverage. Vendor shall notify Cricket at least thirty (30) days in advance of any material change in such insurance coverage.
     SECTION 18. INDEMNIFICATION AND LIMITATION OF LIABILITY
     18.1 Indemnity. (a) Vendor shall defend, indemnify and hold harmless each Company their respective officers, directors, employees, Affiliates and agents from and against all Losses and all related expenses based on, related to or arising out of bodily injury to persons (including death) and damage to tangible personal property and real property, to the extent that such injury or damage arises from the negligence or willful misconduct of Vendor in connection with the matters that are the subject of this Agreement; provided, however, that Vendor’s liability with respect to infringement of Intellectual Property Rights and any Company’s remedies with respect thereto shall be as described in Section 13.
     (b) Cricket shall defend, indemnify and hold harmless Vendor and its officers, directors, employees, Affiliates and agents from and against all Losses and all related expenses based on, related to or arising out of bodily injury to persons (including death) and damage to tangible personal property and real property, to the extent that such injury or damage arises from the negligence or willful misconduct of any Company in connection with the matters that are the subject of this Agreement. Subject to the terms of Section 2.1, Cricket agrees to indemnify, defend and hold harmless Vendor and its Affiliates and their respective directors, officers, employees, agents, successors and assigns, from Losses and threatened Losses arising from, in connection with, or based on allegations of, any breach of the payment, confidentiality and/or software licensing terms and conditions of this Agreement applicable to any Company.
          18.2 Claim for Losses. If a Claim is to be made by a Person entitled to indemnification hereunder, the Person claiming such indemnification shall give a Claim Notice as soon as practicable after the Person entitled to indemnification has knowledge of any event which may give rise to Losses for which indemnification may be sought under this Agreement, provided, however, no delay on the part of the Person seeking indemnification shall relieve the Person against whom indemnification is sought from any obligation hereunder unless (and then solely to the extent) such Person is thereby materially and actually prejudiced. If any lawsuit or enforcement action is filed against any Person entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the Person against whom indemnification is asserted as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The indemnifying Person shall be entitled, if it so elects, (i) to defend such
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lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at such Person’s cost, risk and expense, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the Person claiming such indemnification (which may not be unreasonably withheld), unless such compromise or settlement (x) includes an unconditional release in form and substance reasonably satisfactory to the indemnified Person from all liability in respect of such Claim and (y) does not, in the reasonable judgment of the indemnified Person, impose any burden, restraint, cost, liability, duty or other obligation on or otherwise adversely affect or have the potential to adversely affect the Person claiming indemnification, in which event such written consent shall not be required. If the Person against whom indemnification is sought fails to assume the defense of such Claim within fifteen (15) calendar days after receipt of the Claim Notice, the Person claiming such indemnification against which such Claim has been asserted will (upon delivering notice to such effect) have the right to undertake, at the expense of the Person against whom indemnification is sought, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Person against whom indemnification is sought. In the event the Person claiming such indemnification assumes the defense of the Claim, such Person will keep the Person against whom indemnification is asserted reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying Person shall be liable for any settlement of any action effected pursuant to and in accordance with this Agreement and for any final judgment, and the Person against whom indemnification is asserted agrees to indemnify and hold harmless the Person claiming indemnification from and against any Losses by reason of such settlement or judgment.
          18.3 Limitation of Vendor Liability. (a) Vendor, its agents and suppliers’ liability to the Companies with respect to Losses shall not exceed the following:
          (i) For the non-performance of Products or Services during the applicable Warranty Periods, the remedies set forth in the applicable clause of Section 16; and
          (ii) Except as provided in Section 18.3(b) and except for infringement of Intellectual Property Rights (for which Companies’ remedies shall be limited to the remedies as set forth in Section 13) or breach of the confidentiality provisions of this Agreement, for all other Losses, an amount equal to the greater of [***] or the charges for the Product or Services that are the subject of the claim.
          (b) The limitations set forth above shall not apply to Losses related to bodily injury to persons (including death) and damage to tangible personal property and real property.

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          18.4. Limitation of Cricket Liability. Cricket’s or any Company’s liability to Vendor with respect to Losses shall not exceed the greater of [***] in the aggregate or the charges for the Product or Services paid or payable hereunder, including any associated interest that may accrue pursuant to this Agreement, that are the subject of the claim. The limitation set forth in this Section shall not apply to Losses related to bodily injury to persons (including death) and damage to tangible personal property and real property or breaches of the confidentiality or software licensing provisions of this Agreement.
          18.5 Special Limitations. (a) IN NO EVENT SHALL VENDOR OR ITS RESPECTIVE AFFILIATES AND AGENTS OR SUPPLIERS BE LIABLE FOR i) DAMAGES BASED ON ANY THIRD PARTY CLAIM EXCEPT AS PROVIDED IN SECTIONS 13 AND 18; ii) LOSS OF, OR DAMAGE TO, COMPANIES’ RECORDS, FILES OR DATA; iii) ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS) OF THE PARTY SEEKING INDEMNIFICATION, EVEN IF THE PERSON AGAINST WHOM INDEMNIFICATION IS SOUGHT IS INFORMED OF THEIR POSSIBILITY, EXCEPT FOR A BREACH BY VENDOR OF THE CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT.
          (b) IN NO EVENT SHALL ANY COMPANY OR ITS RESPECTIVE AFFILIATES AND AGENTS BE LIABLE FOR i) DAMAGES BASED ON ANY THIRD PARTY CLAIM EXCEPT AS PROVIDED IN SECTION 18; ii) LOSS OF, OR DAMAGE TO, VENDOR’S RECORDS, FILES OR DATA, OR iii) ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS) OF THE PARTY SEEKING INDEMNIFICATION, EVEN IF THE PERSON AGAINST WHOM INDEMNIFICATION IS SOUGHT IS INFORMED OF THEIR POSSIBILITY, EXCEPT FOR A BREACH OF THE SOFTWARE LICENSING OR CONFIDENTIALITY PROVISIONS OF THIS AGREEMENT.
     SECTION 19. REPRESENTATIONS AND WARRANTIES
     19.1 Representations and Warranties of Cricket. Cricket hereby represents and warrants to Vendor as follows:
          19.1.1 Due Organization. Cricket is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the

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transaction of its business in connection with the performance of its obligations under this Agreement makes such qualification necessary or required.
          19.1.2 Due Authorization; Binding Obligation. Cricket has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Cricket have been duly authorized by all necessary corporate action on the part of Cricket; this Agreement has been duly executed and delivered by Cricket and is the valid and binding obligation of Cricket enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.
          19.1.3 Non-Contravention. The execution, delivery and performance of this Agreement by Cricket and the consummation of the transactions contemplated hereby will not contravene its certificate of incorporation or by-laws and will not conflict with or result in (i) a breach of or default under any material indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling applicable to it or by which it or any of its properties is bound or affected, or (ii) a breach by Cricket of any Applicable Law.
          19.1.4 Products Not For Resale. Cricket represents, warrants and agrees that the Products and Services acquired under this Agreement are being acquired for use in connection with the business operations of a Company and not for resale, except as specifically permitted herein, provided, however, any Company may sell, transfer or dispose of used Products.
          19.2 Representations and Warranties of Vendor. Vendor hereby represents and warrants to Cricket as follows:
          19.2.1 Due Organization. Vendor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own and operate its business and properties and to carry on its business as such business is now being conducted and is duly qualified to do business in all jurisdictions in which the transaction of its business in connection with the performance of its obligations under this Agreement makes such qualification necessary or required.
          19.2.2 Due Authorization; Binding Obligation. Vendor has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Vendor have been duly authorized by all necessary corporate action
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on the part of Vendor; this Agreement has been duly executed and delivered by Vendor and is the valid and binding obligation of Vendor enforceable in accordance with its terms, except as enforcement thereof may be limited by or with respect to the following: (i) applicable insolvency, moratorium, bankruptcy, fraudulent conveyance and other similar laws of general application relating to or affecting the rights and remedies of creditors; (ii) application of equitable principles (whether enforcement is sought in proceedings in equity or at law); and (iii) provided the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.
          19.2.3 Non-Contravention. The execution, delivery and performance of this Agreement by Vendor and the consummation of the transactions contemplated hereby will not contravene its certificate of incorporation or by-laws and will not conflict with or result in (i) a breach of or default under any material indenture, mortgage, lease, agreement, instrument, judgment, decree, order or ruling applicable to it or by which it or any of its properties is bound or affected, or (ii) a breach by Vendor of any Applicable Law.
          19.2.4 Regulatory Approvals. All authorizations by, approvals or orders by, consents of, notices to, filings with or other acts by or in respect of any Governmental Entity or any other Person required in connection with the execution, delivery and performance of this Agreement by Vendor have been obtained or shall be obtained in due course.
          19.2.5 Non-Infringement. (i) To the best of Vendor’s knowledge after reasonable investigation, as of the Effective Date there are no actual claims or threatened or actual suits in connection with patents or other Intellectual Property Rights that could materially adversely affect Vendor’s ability to perform its obligations under this Agreement or adversely affect Company’s ability to use the Products in accordance with the Specifications, and (ii) to Vendor’s actual knowledge, with no duty of enquiry, there are no patents that could materially adversely affect Vendor’s ability to perform its obligations under this Agreement or adversely affect Company’s ability to use the Products in accordance with the Specifications. In the event of a breach of this Section 19.3.5, Vendor’s sole liability and Company’s sole remedy are as set forth in Section 13 (Intellectual Property).
          19.2.6 Requisite Knowledge. Vendor has all requisite knowledge, know-how, skill, expertise and experience to satisfy its obligations in accordance with the terms of this Agreement.
          19.2.7 Financial Capacity. Vendor has the financial, management and manufacturing capacity and capabilities to satisfy its obligations in a timely manner in accordance with the terms of this Agreement.
Nortel Networks and Cricket Communications Proprietary and Confidential Information

     SECTION 20. TITLE AND RISK OF LOSS
          Title and risk of loss to Equipment shall pass from Vendor to the Purchaser upon delivery of such Equipment to the Purchaser’s initial designated delivery location specified in the applicable Purchase Order, provided that nothing in this Section shall relieve any Person from responsibility for loss or damage resulting from the acts or omissions of such Person, its employees or agents.
     SECTION 21. DISPUTE RESOLUTION
          21.1 Dispute Resolution. In the event any controversy, claim, dispute, difference or misunderstanding between a Company, on the one hand, and Vendor, on the other, arises out of or relates to this Agreement, any term or condition hereof, any of the Work to be performed hereunder or in connection herewith, Vendor and Cricket shall designate managers to meet and negotiate in good faith in an attempt to amicably resolve such controversy, claim, dispute, difference or misunderstanding in writing. Such managers shall meet for this purpose within ten (10) Business Days, or such other time period mutually agreed to by the Vendor and Cricket, after written notice from either party. If the Vendor and Cricket are unable to resolve the controversy, claim, dispute, difference or misunderstanding through good faith negotiations within ten (10) Business Days after such meeting or meetings, Vendor and Cricket shall, within five (5) Business Days after the expiration of such ten (10) Business Day period, prepare a written position statement which summarizes the unresolved issues and such Person’s proposed resolution. Such position statement shall be delivered by Vendor to Cricket’s Vice President of Sales and by Cricket to Vendor’s corresponding officer or representative for resolution within (5) Business Days, or such other time period mutually agreed to by Cricket and Vendor. To the extent any Company seeks to enforce its rights hereunder, it shall use the same procedures as set forth in this Section 21.1 for Cricket. Subject to the terms and conditions of this Agreement, in the event that any dispute, controversy or claim which may arise between the parties hereto in connection with this Agreement or any schedule or Exhibit attached hereto is not resolved within the time periods specified in Section 21.1, each Party shall be entitled to pursue any and all remedies that are available to it at law or in equity.
          21.2 Tolling. All applicable statutes of limitation shall be tolled to the extent permitted by Applicable Law while the dispute resolution procedures specified in this Section are pending, and nothing herein shall be deemed to bar any Company or Vendor from taking such action as such Company or Vendor may reasonably deem to be required to effectuate such tolling.
          SECTION 22. TERMINATION AND EVENTS OF DEFAULT
          22.1 Termination by Cricket. Cricket may, at its sole option, terminate this Agreement, in its entirety, and/or the AWS Commitment for a Vendor Event of Default as defined in Section 22.2, upon written notice in accordance with this Section without any penalty or payment obligation, except as provided in Section 22.5 below. Subject to Section
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22.5 (Continuing Obligations), Cricket may, at its sole option, terminate this Agreement in its entirety for convenience at any time upon thirty (30) days’ prior written notice without penalty or payment obligation, except to the extent of any unfulfilled AWS Commitment, which shall be handled in accordance with Section 5.5(a). In the event of such termination for convenience, the terms and conditions of the Agreement shall no longer be available to Cricket, including, without limitation the prices set forth in Exhibit A-02, except that Cricket may license a RTU License buyout in accordance with Vendor’s then-current terms and conditions, including, without limitation, Vendor’s then-current RTU License prices. Notwithstanding any expiration of this Agreement or a termination of the Agreement for a Vendor Event of Default as defined in Section 22.2 (excluding a termination by Cricket for convenience), Companies’ rights with respect to licensing a continuing RTU License, and maintenance and support Service as set forth in Exhibit A-02, shall continue in full force and effect.
          22.2 Vendor Events of Default. The following events each constitute a “Vendor Event of Default”:
          (a) Vendor (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, (iv) is unable generally to pay its debts as they mature, (v) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, or (vi) Vendor commences any proceeding for relief from its creditors in any court under any state insolvency statutes; or
          (b) Vendor violates any Applicable Laws or Applicable Permits which has a material adverse effect on the business, financial condition or operations of any Company or on any Products or Systems (“Material Adverse Effect”); or
          (c) (A) the Liquidated Damages accrued or paid under Section 14.4 equal or exceed [***] or (B) the Liquidated Damages accrued or paid under Section 14 equal or exceed [***] or
          (d) In accordance with Section 14, Vendor does not deliver notice to Cricket on or before [***] that Vendor will deliver the [***] on or before [***] (or later date due to delay as described therein) or fails to make available its [***] by [***] (or later date due to delay as described therein); or

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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          (e) Vendor fails to fulfill its obligations with respect to the satisfaction, discharge or bonding of liens as set forth herein; or
          (f) Vendor abandons or ceases for a period in excess of thirty (30) days its performance of the Work (except as a result of Force Majeure or a casualty which is fully covered by insurance or as to which other provisions reasonably acceptable to Cricket are being diligently pursued); or
          (g) Vendor otherwise materially breaches any provision of this Agreement.
Cricket may terminate this Agreement and/or the AWS Commitment for a Vendor Event of Default at any time upon the occurrence of any event described in Sections 22.2(a), (c) and (d) above. Prior to any termination pursuant to Section 22.2(b), Cricket shall notify Vendor in writing of an event set forth in Section 22.2(b) above and provide Vendor with a reasonable opportunity to cure. If Vendor does not cure such event within thirty (30) days of such notice, Cricket may terminate this Agreement and/or the AWS Commitment for a Vendor Event of Default. . Prior to any termination pursuant to Sections 22.2(e) through (g) above, Cricket shall notify Vendor in writing of the events set forth above in Section 22.2(e) through (g) above (as applicable) and provide Vendor with a reasonable opportunity to cure. If Vendor does not commence and use diligent efforts to cure such event(s) within thirty (30) days of such notice, Cricket may terminate this Agreement and/or the AWS Commitment for a Vendor Event of Default.
          22.3 Discontinuance of Work. Upon any notification of termination by Cricket, Vendor shall immediately discontinue all of the Work under all Purchase Orders (unless such notice of termination directs otherwise) and deliver to Cricket copies of all data, drawings, specifications, reports, estimates, summaries, and such other information, and materials as may have been accumulated by Vendor in performing the Work, whether completed or in process, which Vendor would otherwise have been required to deliver pursuant to this Agreement, provided that, Vendor has received payments due and payable and for such Work. Furthermore, Vendor shall assign, assemble and deliver to Cricket all related purchase orders and Subcontractor agreements.
          22.4 Payments. If Cricket terminates this Agreement, Vendor shall not be entitled to receive further payment other than payments due and payable and for Work performed or other fees due (e.g., Software fees) as of the date of termination under this Agreement and not subject to dispute prior to such termination (provided that any such disputed amounts shall be paid by such Company when and if such dispute is in fact resolved).
          22.5 Continuing Obligations. Termination of this Agreement for any reason (i) shall not relieve any Person of its obligations with respect to the confidentiality of the Proprietary Information as set forth in Section 24.17, (ii) shall not relieve any Person of any obligation which applies to it and which expressly or by implication survives termination,
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and (iii) except as otherwise provided in any provision of this Agreement expressly limiting the liability of any Person, shall not relieve any Person of any obligations or liabilities (A) for loss or damage to any other Person arising out of or caused by acts or omissions of such Person prior to the effectiveness of such termination, or (B) arising out of its obligations, including, without limitation, payment obligations, as to portions of the Work already performed or of obligations assumed by Vendor prior to the date of such termination.
          22.6 Vendor’s Right to Terminate. In addition to and without prejudice to any other rights or remedies of the Vendor in this Agreement or at law or in equity, but subject to Section 11.5 (Termination and Survival) of this Agreement, Vendor shall have the option to terminate this Agreement without any penalty or payment obligations, other than undisputed payment obligations outstanding as of the date of any such termination pursuant to the terms of this Agreement if:
          (a) Cricket (i) files a voluntary petition in bankruptcy or has an involuntary petition in bankruptcy filed against it that is not dismissed within sixty (60) days of such involuntary filing, (ii) admits the material allegations of any petition in bankruptcy filed against it, (iii) is adjudged bankrupt, (iv) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of its assets and is not discharged within sixty (60) days after his appointment, or (v) commences any proceeding for relief from its creditors in any court under any state insolvency statutes, and any such filing, proceeding, adjudication or assignment as described herein above shall otherwise materially impair Cricket’s ability to perform its obligations under this Agreement; or
          (b) a Company fails to make payments of undisputed amounts due to Vendor pursuant to the terms of this Agreement which are more than sixty (60) days overdue, provided that such failure has continued for at least thirty (30) days after Vendor has notified such Company and Cricket of its right and intent to so terminate on account of such overdue amount; or
          (c) A Purchaser materially breaches any provision of this Agreement other than a breach to which Section 22.7(b) is applicable, and after Vendor having provided thirty (30) days’ prior written notice, such Company shall have failed (i) to commence to cure the default within five (5) Business Days of delivery of such notice, and (ii) to diligently pursue such cure.
     SECTION 23. SUSPENSION
     Each Purchaser may at any time issue a Change Order to Vendor to suspend all or any part of the Work under any Purchase Order for such period of time as such Purchaser may reasonably determine to be appropriate. Any such Change Order shall be handled in accordance with the provisions of Section 9 hereof.
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     SECTION 24. MISCELLANEOUS
          24.1 Amendments. The terms and conditions of this Agreement may only be amended by mutually agreed contract amendments. Each amendment shall be in writing and shall identify the provisions to be changed and the changes to be made. Agreement amendments shall be signed by duly authorized representatives of each of Vendor and Cricket.
          24.2 Company Liabilities. Vendor understands and agrees that no third party shall guarantee or otherwise be in any way liable with respect to any obligations or liabilities of any Company, except as otherwise expressly provided in this Agreement.
          24.3 Assignment. Except as otherwise permitted herein, neither this Agreement nor any portion hereof may be assigned by Cricket, or Vendor without the express prior written consent of the others; provided, however, Vendor may assign this Agreement to a U.S. or Canadian Affiliate, provided Vendor shall remain fully responsible (i) for all Vendor obligations hereunder, and (ii) for performance by such Affiliate. The foregoing rights and obligations are in addition to those set forth elsewhere in this Agreement. Any attempted assignment in violation of the terms of this Agreement shall be null and void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of each Purchaser and Vendor, their successors and permitted assigns.
          24.4 Notices. Except as otherwise expressly stated herein, all notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service; and three (3) days after sending, if sent by certified or registered mail, postage prepaid, return receipt requested. All notices shall be addressed as follows:
          If to Cricket or any Company:
Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, California 92121
Attention: Chief Executive Officer
Telephone: (858) 882-6000
Facsimile: (858) 882-6080
With a copy to:
Sr. Vice President, General Counsel
10307 Pacific Center Court
San Diego, California 92121
Telephone: (858) 882-6000
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Facsimile: (858) 882-6080
If to Vendor:
Nortel Networks Inc.
2221 Lakeside Blvd.
Floor 7, Office No. 7560
Richardson, Texas 75082
Attention: Jack Johnson
Telephone: 972-684-2286
Facsimile: 972-684-5511
With a copy to:
Lance Levin
Counsel, Law Department
2221 Lakeside Blvd.
Mailstop 991-14-0B30
Richardson, Texas 75082
Telephone: (972) 684-0184
Facsimile: (972) 684-3888
By written notice provided pursuant to this subsection, Cricket, any Company and Vendor may change its designated addressee for purposes of giving notices under this Agreement.
          24.5 Governing Law. This Agreement is governed by the laws of the State of California, without regard to principles of conflict of laws. This Agreement shall be deemed to be made and executed in the State of California.
          24.6 Remedies. Subject to Section 21 hereof and limitations set forth in this Agreement, Cricket each other Company and Vendor shall be entitled to pursue any and all rights and remedies that are available to it at law or in equity.
          24.7 Consent to Jurisdiction. Vendor (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court located in the Southern District of California or the state courts of the State of California located in San Diego, California for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that-any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of
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or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Vendor consents to service of process in any such proceeding in any manner permitted by California law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified herein.
          24.8 Compliance with Law. Cricket each other Company and Vendor shall comply with all Applicable Laws in the performance of this Agreement.
          24.9 Headings. The headings given to the Sections and subsections herein are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Section or subsection to which the title refers.
          24.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under such applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid in any jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect and such prohibited or invalid provision shall remain in effect in any jurisdiction in which it is not prohibited or invalid.
          24.11 Waiver. Unless otherwise specifically provided by the terms of this Agreement, no delay or failure to exercise a right resulting from any breach of this Agreement shall impair such right or shall be construed to be a waiver thereof, but such right may be exercised from time to time as may be deemed expedient. A waiver of any representation, warranty or covenant contained in this Agreement shall be limited to the particular breach so waived and not be deemed to waive any other breach under this Agreement.
          24.12 Public Statements and Advertising. (a) Neither Vendor nor any Company shall issue any public statement (or any private statement unless required in the performance of the Work) relating to or in any way disclosing any aspect of the Work or any System including the scope, the specific terms of this Agreement, extent or value of the Work or any System. Express written consent of Cricket is required prior to the invitation of or permission to any reporter or journalist to enter upon the System or any part thereof. Vendor agrees not to use for publicity purposes any photographs, drawings or materials describing any Company or System (including any trademark or logo of any Company) without obtaining the prior written consent of Cricket, which consent shall not be unreasonably withheld. Cricket agrees not to use for publicity purposes any photographs, drawings or materials describing Vendor’s products and services without obtaining the prior written consent of Vendor, which consent shall not be unreasonably withheld, except that any Company may refer to Vendor as a provider of Products and Services to any Company in any public statement without Vendor’s consent; provided that, any such reference shall
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not include Vendor’s trademarks or logos. This subsection shall not prohibit the provision of necessary information to prospective Subcontractors and Vendor’s or any Company’s personnel, agents or consultants or other disclosures which are required by Applicable Law, including without limitation federal and state securities laws and regulations applicable to Vendor or any Company or any Affiliate of Company; provided that and to the extent reasonably feasible, in such event each party shall notify the other party of any such impending disclosure and allow the other party to request redactions, protective orders or similar protections prior to such disclosure. Notwithstanding the foregoing, disclosures made pursuant to federal and state securities laws and regulations shall not require prior notice to the other party except with respect to the filing of such party’s Proprietary Information. All other such public disclosures by any Company or Vendor require the prior written consent of the other Person.
          (b) Cricket and Vendor shall submit to the other proposed copies of all advertising (other than public statements or press releases) wherein the name, trademark or service mark of the other Person or its Affiliates is mentioned; and neither any Company nor Vendor shall publish or use such advertising without the other Person’s prior written approval. Such approval shall be granted as promptly as possible and shall not be unreasonably withheld. Cricket and Vendor acknowledge that the obtaining of prior written approval for each such use pursuant to this subsection may be an administrative burden. At the request of either Cricket or Vendor, Cricket and Vendor shall establish mutually acceptable guidelines for the uses specified therein. Such guidelines shall be subject to change from time to time at the reasonable request of either Cricket or Vendor.
          24.13 Records and Communications. Procedures for keeping and distributing orderly and complete records of the Work and its progress are stated in the Exhibits. The procedures so established shall be followed throughout the course of the Work unless Cricket and Vendor mutually agree in advance in writing to revise the procedures. Procedures for communications among Cricket and Vendor are stated in the Exhibits. The procedures so established shall be followed throughout the course of the Work unless Cricket and Vendor mutually agree in advance and in writing to revise such procedure.
          24.14 Intellectual Property Rights. Subject to Section 24.22, Vendor, on behalf of itself and its subcontractors, reserves all proprietary rights in and to (i) all methodologies, designs, engineering details, and other data pertaining to the Services and the materials delivered pertaining to Vendor’s Products, (ii) all original works, computer programs, updates independently developed by Vendor in the course of providing the Services (except programs independently developed by any Company), and (iii) discoveries, inventions, patents, know-how and techniques developed by Vendor arising out of the Services. The performance by Vendor of Services shall not be deemed work for hire.
          24.15 Financing Requirements. Vendor acknowledges that the attainment of financing for construction of Systems may be subject to conditions that are customary and appropriate for the providers of such financing. Therefore, Vendor agrees to promptly
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consider any reasonable amendment to or modification or assignment of this Agreement required by such providers (including, without limitation, any pertinent industrial development authority or other similar governmental agency issuing bonds for financing of the System) which do not materially modify the scope of Vendor’s Work in order for any Company to obtain such financing. In the event that any such amendment or modification materially increases Vendor’s risk or costs hereunder, Cricket and Vendor shall negotiate in good faith to adjust pricing matters, and to equitably adjust such other provisions of this Agreement, if any, which may be affected thereby, to the extent necessary to reflect such increased risk or costs. In no event shall Vendor be required to accept any modification or amendment pursuant to this subsection provided it has a commercially reasonable basis for such refusal.
          24.16 Cricket Review, Comment and Approval. To the extent that various provisions of this Agreement provide for any Company’s review, comment, inspection, evaluation, recommendation or approval, Cricket may at its option do so in conjunction or consultation with Vendor. To the extent that this Agreement requires any Company to submit, furnish, provide or deliver to Vendor any report, notice, Change Order, request or other items, Cricket may at its option and upon written notice to Vendor designate a representative to submit, furnish, provide or deliver such items as the Company’s agent therefor. To the extent that various provisions of this Agreement provide that any Company may order, direct or make requests with respect to performance of the Work or is provided access to the System sites or any other site, Cricket may at its option and upon written notice to Vendor authorize a representative to act as the Company’s agent therefor. Upon receipt of such notice, Vendor shall be entitled to rely upon such authorization until a superseding written notice from Cricket is received by Vendor.
          24.17 Confidentiality. (a) All information which is identified as proprietary or confidential by the disclosing Person, including without limitation all oral and written information (including, but not limited to, determinations or reports by arbitrators pursuant to the terms of this Agreement), disclosed to the other Person is deemed to be confidential, restricted and proprietary to the disclosing Person (hereinafter referred to as “Proprietary Information”). Cricket and Vendor agree to use the Proprietary Information received from the other Person only for the purpose of this Agreement. Except as specified in this Agreement, no other rights, and particularly licenses, to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Proprietary Information between the parties. Proprietary Information supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, this Agreement. The receiving Person shall provide the same care to avoid disclosure or unauthorized use of Proprietary Information as it provides to protect its own similar proprietary information but in no event shall the receiving Person fail to use reasonable care under the circumstances to avoid disclosure or unauthorized use of Proprietary Information. All Proprietary Information, unless otherwise specified in writing (i) remains the property of the disclosing Person, (ii) shall be used by the receiving Person only for the purpose for which it was intended, and (iii) such Proprietary Information, including all copies of such information, shall be returned to the disclosing Person or destroyed after the receiving Person’s need for it has expired or upon request of
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the disclosing Person, and, in any event, upon termination of this Agreement. At the request of the disclosing Person, the receiving Person shall furnish a certificate of an officer of the receiving Person certifying that Proprietary Information not returned to disclosing Person has been destroyed. For the purposes hereof, Proprietary Information does not include information which:
(i)	is published or is otherwise in the public domain through no fault of or breach of this Agreement by the receiving Person at the time of any claimed disclosure or unauthorized use by the receiving Person;

(ii)	prior to disclosure pursuant to this Agreement is properly within the possession of the receiving Person without an obligation of confidentiality to the disclosing Person;

(iii)	subsequent to disclosure pursuant to this Agreement is lawfully received from a third party having rights in the information without restriction of the third party’s right to disseminate the information and without notice of any restriction against its further disclosure;

(iv)	is independently developed by the receiving Person or is otherwise received through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information;

(v)	is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a Governmental Entity, so long as the Person required to disclose the information provides the other Person with prior notice of such order or requirement and its cooperation to the extent reasonable in preserving its confidentiality; or

(vi)	the disclosing Person agrees in writing is free of such restrictions.
          (b) Notwithstanding anything herein to the contrary, any Company may disclose the Proprietary Information of Vendor to any other Company or any Affiliate of Company, subject to the terms and conditions of this Agreement.
          (c) Notwithstanding anything herein to the contrary, Cricket may disclose the Proprietary Information of Vendor to financial institutions and insurance companies to the extent necessary or desirable for Cricket to obtain or maintain financing or insurance, so long as, in either case, Cricket provides the Vendor with prior notice and cooperates to the extent reasonable in preserving its confidentiality. This subsection shall not prohibit the provision of necessary information to prospective Subcontractors and Vendor’s or any Company’s personnel, agents or consultants or other disclosures which are required by Applicable Law, including without limitation federal and state securities laws and regulations applicable to Vendor or any Company or any Affiliate of Company; provided that and to the extent reasonably feasible, in such event each party shall notify the other party of any such impending disclosure and allow the other party to request redactions,
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protective orders or similar protections prior to such disclosure. Notwithstanding the foregoing, disclosures made pursuant to federal and state securities laws and regulations shall not require prior notice to the other party except with respect to the filing of such party’s Proprietary Information.
               (d) Except as expressly permitted herein, the receiving Person may disclose Proprietary Information only to (i) its employees, officers and directors, employees, officers and directors of its Affiliates, subcontractors, agents, accountants, attorneys and auditors; provided each such Person has a need to know; and (ii) any other party with the disclosing Person’s prior written consent. Before disclosure to any of the above parties, the receiving Person will have a written agreement of confidentiality with such party no less restrictive than the terms of the sample confidentiality agreement set forth in Exhibit W [NDA].
               (e) Because damages may be difficult to ascertain, Cricket and Vendor agree, without limiting any other rights and remedies specified herein, an injunction may be sought against the Person who has breached or threatened to breach this subsection. Cricket and Vendor each represents and warrants that it has the right to disclose all Proprietary Information which it has disclosed to the other Person pursuant to this Agreement, and Cricket and Vendor each agrees to indemnify and hold harmless the other Person from all claims by a third party related to the wrongful disclosure by the Person against who indemnification is sought of such third party’s proprietary information.
          24.18 Entirety of Agreement; No Oral Change. This Agreement and the Specifications and Exhibits hereto constitute the entire contract between Cricket and Vendor with respect to the subject matter hereof, and supersede all proposals, oral or written, all previous negotiations, and all other communications between Cricket and Vendor with respect to the subject matter hereof. No modifications, alterations or waivers of any provisions herein contained shall be binding on Cricket and Vendor unless evidenced in writing signed by duly authorized representatives of such Cricket and Vendor as set forth in this Agreement.
          24.19 Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute any Company as a partner, agent or legal representative of Vendor, or Vendor as a partner, agent or legal representative of any Company or to create any fiduciary relationship between any Company and Vendor. Vendor is and shall remain an independent contractor in the performance of this Agreement, maintaining complete control of its personnel, workers, Subcontractors and operations required for performance of the Work. This Agreement shall not be construed to create any relationship, contractual or otherwise, between any Company and any Subcontractor, except to establish Cricket as a third party beneficiary of Vendor’s contacts with Subcontractors as provided herein. Each Company is an intended third party beneficiary of all of Vendor’s covenants and obligations hereunder and all rights of any Purchaser hereunder with respect to any Products Conveyed to such Company and Services performed for such Company.
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          24.20 Discretion. Notwithstanding anything contained herein to the contrary, to the extent that various provisions of this Agreement call for an exercise of discretion in making decisions or granting approvals or consents, Cricket and Vendor shall be required to exercise such discretion, decision or approvals in good faith.
          24.21 Non-Recourse. Other than Cricket and ProCo, no past, present or future limited or general partner in any Company, no parent or other affiliate of any Company, and no officer, employee, servant, executive, director, agent or authorized representative of any of them shall be liable by virtue of any direct or indirect ownership interest or other relationship for payments due under this Agreement or for the performance of any obligation, or breach of any representation or warranty made by Cricket or ProCo hereunder.
          24.22 Improvements, Inventions and Innovations. All rights in any improvements, inventions, and innovations made independently and solely by any Company or Companies without the use of any intellectual property or Proprietary Information of the Vendor shall vest in such Companies, and such Companies and their Affiliates shall have the right to exploit such improvements, inventions, and innovations. All rights in any improvements, inventions and innovations made independently and solely by Vendor without the use of any intellectual property or Proprietary Information of any Company shall vest in Vendor, and Vendor and its Affiliates shall have the right to exploit such improvements, inventions and innovations.
          24.23 Attachments and Incorporations. All Exhibits attached hereto are hereby incorporated by reference herein and made a part of this Agreement with the same force and effect as though set forth in their entirety herein.
          24.24 Integration; Conflicts. The terms and conditions of this Agreement, including any Exhibits, form the complete and exclusive agreement between Cricket and Vendor and replace any oral or written proposals, statement of works, correspondence or communications regarding the subject matter hereof, including any existing Amended and Restated System Equipment Purchase Agreement effective December 23, 2002, as amended (the “Previous SEPA”) , except for any surviving terms and conditions; provided that, the terms of any such Previous SEPA will continue to apply to any outstanding purchase orders and unresolved claims thereunder. In particular, the RTU License under the Previous SEPA will continue uninterrupted subject to the payment of the fees set forth in Exhibit A-02 herein and the terms of Section 11 hereof, and all warranty periods and the survival clause of the Previous SEPA will survive. Exhibit A-02 of the Previous SEPA will not be applicable and has been superseded by Exhibit A-02 of this Agreement, and no Company will be liable for any penalties or software buyout fees after the Effective Date of this Agreement. In the event of any conflict or inconsistency among the provisions of the main body of this Agreement and the Exhibits and other documents attached hereto and incorporated herein, such conflict or inconsistency shall be resolved by giving precedence to the main body of this Agreement first, and thereafter to the Exhibits and Specifications.
          24.25 References to Certain Sources. Reference to standard specifications, manuals or codes of any technical society, organization or association or to the laws or
Nortel Networks and Cricket Communications Proprietary and Confidential Information

regulations of any Governmental Entity, whether such reference is specific or by implication, by this Agreement, means the latest standard specification, manual, code, laws or regulations in effect at the time of such reference, except as may be otherwise specifically agreed to by Cricket. However, no provision of any reference, standard, specification, manual or code (whether or not specifically incorporated by reference in this Agreement) shall be effective to change the duties and responsibilities of any party from those set forth in this Agreement; provided that nothing contained in this Agreement shall require any Company or Vendor to violate then existing and enforceable Applicable Laws.
          24.26 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          24.27 Cooperation. Vendor acknowledges that the Companies may have one or more third party vendors, contractors and other personnel engaged to provide work, equipment or services in connection with or related to this Agreement. Vendor agrees to reasonably communicate and cooperate with such third parties at all times and, at the request of any Company, coordinate Vendor’s and Vendor’s Subcontractors’ activities hereunder with the activities of such third parties.
          24.28 Survival. Notwithstanding any expiration or termination of this Agreement, the provisions of Sections 1, 2.4, 2.5, 3.7, 4.8, 5.2, 5.3, 10, 11 (except for 11.4), 12 (except for 12.1.1, 12.1.2, 12.1.3, 12.2.1(a), 12.2.2, 12.3), 13, 16, 18, 19.2.5, 24.5, 24.6, 24.7, 24.12, 24.14, 24.17, 24.22, 24.28 and Exhibit A-02 and any other provisions that based on their content are intended to survive shall continue in full force and effect.
Nortel Networks and Cricket Communications Proprietary and Confidential Information

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
VENDOR:
NORTEL NETWORKS INC.
a Delaware corporation

By:	/s/ Craig Stein
	Name:	Craig Stein
	Title:	VP Sales – US Region West

CRICKET:
CRICKET COMMUNICATIONS, INC.,
a Delaware corporation

By:	/s/ Glenn T. Umetsu
	Name:	Glenn T. Umetsu
	Title:	EVP, ETO
Tax I.D. Number: 33-0879924

ANB:
ALASKA NATIVE BROADBAND 1 LICENSE, LLC
a Delaware limited liability company

By:	/s/ Glenn T. Umetsu
	Name:	Glenn T. Umetsu
	Title:	EVO, ETO
Tax I.D. Number: 201919852

Nortel Networks and Cricket Communications Proprietary and Confidential Information

EXHIBIT A01
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
PRICING DISCOUNTS
[***]
[Thirteen Pages Of Pricing Information Redacted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with regard to the omitted portions.

EXHIBIT A-02
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
ANNUAL MAINTENANCE AND SOFTWARE FEES
1.0 Annual Maintenance Fee (“AMF”) Assumptions.
The AMF assume that Company is operating the Software at the same level of maintainability as required in the Agreement. Otherwise, retrofitting features from new Software onto Company’s Products and/or each System shall be quoted by Vendor on a case-by-case basis. Company acknowledges that the proper operation of the Products and/or the availability of certain optional Software features are dependent upon having the appropriate Equipment and Software. Additionally, future Equipment purchases may require the support of a then-current Software Release. All such AMF herein described do not include any Software that is not -MSC, BSC or BTS based Software, any EV DO base or optional features, any optional features referenced in Section 3.0 below, Open A interface software, capacity upgrades, Software related to OEM Equipment, any additional Hardware which may be required or the ONP fee. Upon payment of the respective AMF, Company shall receive the technical support Services as set forth in Exhibit T (Vendor TAS Warranty Services), which specifically include Cricket Premium Technical Support, Technical Account Management, Repair-Advanced Shipment, Third-Party Product Spares – Next Day, Corrective Content Management, Network Discovery Classic, and Software Release Service-Basic. The parties hereby agree that even though EV DO Software is excluded from the AMF as set forth above (i.e., the RTU must be licensed separately), Vendor will provide the technical support Services as set forth in Exhibit T for EV DO Products licensed separately under the Agreement.
[***]
[Three Pages Of Pricing And Technical Data Omitted Pursuant To A Confidential Treatment Request]
Exhibit A-02
Cricket Communications Inc and Nortel Networks Confidential and Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A-03
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
OPTIONAL EQUIPMENT PRICING AND PROGRAMS
[***]
[Three Pages Of Pricing Information Omitted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
Nortel Networks and Cricket Communications Proprietary Information

EXHIBIT A-11
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
SPARES LIST
Table A: Spares Allotment

	MTX	BSC	EVDO	BTS Spares Kit
Region	Spares Kit	Spares Kit	Spares Kit	CMO-E	3231
Seattle	1	1	1	10	5
Gulf Coast Region	1	1	2	12	6
Southwest Texas Region	0	0	2	11	0
East Region	1	1	1	28	12
MTX Spares Kit

Quantity	Order Code	Description
[***]
[One Page of Technical Data Omitted Pursuant To A Confidential Treatment Request]
BSC Spares Kit

Quantity	Order Code	Description
[***]
BTS Spares Kit

Quantity	Order Code	Description
[***]
EVDO Spares Kit

Quantity	Order Code	Description
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A-12
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
TRAINING DOLLARS
As part of the initial greenfield build-out Net Price for the Auction 66 Markets, Vendor will provide Cricket up to a cumulative total of $[***] in training dollars, which will be identified on Vendor’s quote for such Auction 66 Market on a pro-rata basis as described below (“Training Dollars”). Such Training Dollars may be applied solely towards tuition fees for Vendor’s training products and services in accordance with this Exhibit, provided that Cricket notifies Vendor of its intent to apply Training Dollars toward tuition costs for training prior to the issuance of the respective Purchase Order for such training.
Such $[***] in Training Dollars will be made available for purchase and quoted on pro-rata basis only based on the number of covered population (CPOP) for the particular Auction 66 Market to be launched according to the quote and dividing it by [***] ([***]) CPOPs, which is the amount of CPOPs that are committed under the AWS Commitment, and multiplying the result by $[***] Training Dollars. Such Training Dollars, if any, will be made available upon Vendor’s acceptance of the Purchase Order for the respective Auction 66 Market. Training Dollars shall be used within [***] ([***]) [***] after purchase and will then expire and have no residual cash value. For illustrative purposes only, if an initial greenfield Auction 66 Market build-out is quoted covering [***] Covered POPs, then amount the pro-rata basis would be [***] CPOPs/[***] CPOPS and the product of such would be multiplied by the $[***] Training Dollars. The pro-rata result for such Auction 66 Market would be $[***] worth of Training Dollars to be made available for such Auction 66 Market.
Cricket shall bear the cost of transportation, meals, lodging or any other incidental expenses of Cricket personnel to, from and during training. Training Dollars must be used by the earlier of [***] ([***]) [***] from the date they were accrued or expiration or termination by Cricket of this Agreement, after which such Training Dollars will be forfeited and shall have no cash value. In the event of any termination of the Agreement by Vendor, such all Training Dollars will be forfeited, and shall have no cash value. Training Dollars may only be used to train people employed by Cricket or a Cricket Affiliate and not independent contractors, consultants or the like. The availability of any training shall be subject to any prerequisites, policies, procedures, scheduling and pricing identified by Vendor on http://www.nortel.com/ as well as Exhibit A-13 or other documentation with respect to such training.
Any training charges to which Cricket does not apply such Training Dollars shall be payable by Cricket to Vendor at Vendor’s then-current prices and Cricket shall render payment in accordance with Section 5.3 of the Agreement. Such prices shall be subject to change by Vendor upon notice to Cricket. Vendor may change, modify, update and/or add training programs as new Product features/releases are made available.
Cricket agrees that the courseware and instructional material are confidential information provided by Vendor, and shall hold the courseware and instructional material in confidence in accordance with Section 26.17 (Confidentiality) of this Agreement.
Nortel Networks and Cricket Communications Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

A 12-1

EXHIBIT A-13
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
TRAINING CURRICULUMS, POLICIES AND PROCEDURES
Training Curriculums
As of the effective date of this Agreement, the following list of training courses are available for Cricket’s technicians. More information on these courses, such as registering, scheduling, and pricing is available on http://www.nortel.com/
CDMA Switch Core Technician
This curriculum is set up for the CDMA Switch Technician.
Training Class Descriptions
* Descriptions and course content subject to change at Nortel’s discretion
4501W
Overview of CDMA2000 Networks (4501W) describes the IS-95 network architecture and the new network nodes of CDMA2000. It explains the CDMA2000 air interface, its channels, and how it supports packet data services and increases the user capacity. This course also discusses the user mobility in radio and packet data networks. IS-95 interoperability and deployment scenarios are covered at length. Finally, it looks at the evolution alternatives for CDMA2000 systems.
Nortel Networks and Cricket Communications Proprietary Information

As the wireless industry transitions to 3G wireless networks supporting higher data rate packet data services, a solid understanding of IP networking is as essential as a dial tone is to a wireline telephone. A fundamental knowledge of IP Networking is a MUST for all wireless professionals.
4507W
Welcome to IP Networking (4507W) provides an introduction to IP networking and its use in wireless networks. It begins with an introduction to IP networking services such as the web, email and VPN to illustrate the value and ubiquitousness of IP networks. The IP network architecture, the functions provided by various components and the role of key protocols are then described. This course also introduces various IP network security technologies and examines how they are deployed to secure IP networks. This course provides a brief introduction to IPv6 features and its interworking with IPv4, and concludes with a discussion of how GPRS and 1x networks take advantage of IP networks
4508W
CDMA Nortel Product Overview (4508W) provides an overview of the Nortel suite of CDMA products, including the DMS-MTX, P-MSC, EBSC, CSP (BSSM & C-EMS), BTS, 1X-RTT and 1X-EVDO.
1021W
Packet MSC Overview (1021W) provides an Overview of the P-MSC solution, describing its components and functions. This course requires high-bandwidth network connectivity capabilities in user’s premises.
1028A
Packet Mobile Switching Center (P-MSC) Basic Operations (1028A) provides an introduction to the interfaces, sources and procedures related to basic operations for the Packet Mobile Switching Center (P-MSC) solution. The course covers the various network management user interfaces used in P-MSC components, fault management concepts, and fault identification for the components in the P-MSC Solution. This is an entry level course for individuals not familiar with the interfaces and fault information related to the P-MSC.
3097A
ERS 8600 for Wireless Networks (3097A) provides you with the skills and knowledge to Operate and Maintain the ERS8600 for GSM and CDMA wireless networks. To reinforce learning, you will complete a number of exercises based on the topics covered.
0886A
Core and Billing Manager (CBM) Operations for CDMA Networks (0886A) covers the operations, maintenance, administration, and troubleshooting of the CBM in a CDMA network.
1049A
CDMA P-MSC Trunk Provisioning (1049A) provides the knowledge and skills to provision various types of trunks in a P-MSC solution
1026F
P-MSC Engineering and Capacity Planning (1026F) describes the rules to engineer the elements of a CVoIP Network to meet specified Capacity requirements. Mobility is one of the most important aspects of wireless networks. The mobility technologies for voice and packet data services are completely different. Mobile IP is the technology chosen to provide packet data mobility in CDMA2000 networks. Defined by the IETF, Mobile IP is a Layer 3 mobility technology that works in both wireline and wireless networks.
4503W
Mobile IP for CDMA2000 (4503W) focuses on the Mobile IP implementation in CDMA2000 packet data networks. It provides a detailed understanding of the Mobile IP protocol, its features and how it can be used to provide seamless mobility for packet data services in CDMA2000 networks. An engaging service scenario is used to take students through the entire process of a Mobile IP session setup. While Mobile IP is a mobility technology, it is extended to support services such as VPN. The course covers the services aspects of Mobile IP in greater detail. In addition, changes made to Mobile IP to implement it in CDMA2000 networks are covered.
The CDMA2000 packet data network is one of the major enhancements made to IS-95-based CDMA networks. CDMA2000 packet data networks are designed to provide efficient wireless Internet services. CDMA2000 is based on IETF standards such as Mobile IP, RADIUS and L2TP. Service providers have begun to equip their networks with CDMA2000 packet data networking capability.
4506W
CDMA2000 Packet Data Networks (4506W) offers a detailed understanding of CDMA2000 network components, protocols and services. It is a must for both operators and equipment manufacturers to understand issues in design and deployment of CDMA2000 packet data services. This course focuses mainly on Simple IP service since it will be the first service to be deployed. Another important aspect discussed in this course is accounting; packet data accounting is one of the least understood subjects in the wireless Internet world. This course explains how accounting for packet data services works in CDMA2000 networks. By way of example, there is a discussion of some useful services such as Virtual Private Networks and Instant Messaging.
0861Z
CDMA Nortel PDSN 16000: Configuration and Administration (0861Z) is a blended learning course consisting of a self-paced overview that is provided to the student to complete prior to attending the 4 day leader-led portion. The course provides hands-on experience in configuring the PDSN in a 3G DCS network. Introduction, Basic configurations are covered, plus an introduction to maintenance and troubleshooting tasks, Web Element Manager. Advanced topics are not included.
This Blended Learning contains 2 modules:
• CDMA NORTEL PDSN 16000: OVERVIEW, .5 day Self-paced eLearning. This course is available online (0874W) and on CD-ROM (0874T). You will select your delivery method of choice before your order is processed.
• CDMA NORTEL PDSN 16000: OPERATIONS AND ADMINISTRATION (0861K), 4 days Instructor-led Hands-on Training
0871A
PDSN 16000 Enhanced Charging Service (ECS) (0871A) introduces students to an advanced billing service that allows Layer 3 through Layer 7 inspection of packets. This course provides an overview of ECS including a discussion of CLI commands relating to ECS and an analysis of a sample ECS configuration file. Exercises will include hands-on configuration of ECS parameters and experimentation with various filters for ftp and http
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CDMA Cell Site/Field Technician
Training Class Descriptions
* Descriptions and course content subject to change at Nortel’s discretion
4501W
Overview of CDMA2000 Networks (4501W) describes the IS-95 network architecture and the new network nodes of CDMA2000. It explains the CDMA2000 air interface, its channels, and how it supports packet data services and increases the user capacity. This course also discusses the user mobility in radio and packet data networks. IS-95 interoperability and deployment scenarios are covered at length. Finally, it looks at the evolution alternatives for CDMA2000 systems.
CDMA2000 is the next step in the evolution of the widely deployed IS-95 network. It is one of the technologies in 3rd generation wireless networks. Standardized by 3GPP2, CDMA2000 has introduced a new air interface that offers new features to support new services. In addition, the CDMA2000 air interface is designed to maintain backward compatibility with IS-95 networks. The key enhancements in the CDMA2000 air interface are increased capacity over the air interface and support for packet data services.
4502W
CDMA2000 Air Interface (4502W) provides an overview of the new CDMA2000 air interface. It details the features added to support packet data and how CDMA2000 offers increased capacity compared to IS-95 networks. The key question for the CDMA2000 operators is how CDMA2000 networks can coexist with IS-95 networks. This course clearly explains how CDMA2000 maintains backward compatibility with IS-95 networks. Finally, end-to-end service scenarios are presented to show how new services are enabled in CDMA2000.
CDMA2000 networks have been deployed in many parts of the world. While CDMA2000 networks provide a higher voice capacity and support for packet data networks, they do not meet the IMT-2000 requirements for 2 Mbps data rates. 1xEV-DO (Rev 0) represents the next step in the evolution of CDMA2000 systems. 1xEV-DO (Rev 0) is expected to provide forward link data rates in excess of 2 Mbps and support of non-real-time packet data services.
4504W
1xEV-DO Networks (Rev 0) (4504W) introduces the 1xEV-DO technology. Specifically, over the air interface aspects are explained to show how 1xEV-DO (Rev 0) can achieve a 2 Mbps bandwidth. In addition, the 1xEV-DO network architecture is covered. Since 1xEV-DO is expected to be deployed as an overlay to CDMA2000 networks, most service providers will want to know how 1xEV-DO systems will interoperate with CDMA2000 networks. This course addresses those questions, and concludes with a discussion of air interface protocols, channel structure and network interfaces.
4505W
Wireless service providers in many parts of the world are rapidly deploying networks based on 1xEV-DO (Rev 0) to support high speed packet data services. On the forward link, Rev 0 provides speeds rivaling DSL or cable modem Internet access. In the reverse direction, however, the speeds are much slower, comparable to CDMA2000 1x. Rev A of 1xEV-DO significantly enhances the reverse link to support data rates almost ten times faster than Rev 0. With these data rates, sending a 3 megapixel picture from your new mobile phone just became more palatable! In addition to improving the reverse link data rates, Rev A seeks to better support real-time services like Voice over IP (VoIP) and streaming video. 1xEV-DO Rev 0 does not support traditional voice services; Rev A, by supporting VoIP, overcomes this liability and makes a play as a one-stop shop for voice and data. With Award?s celebrated approach to crystallizing difficult concepts, 1xEV-DO Networks (Rev A) (4505W) clearly explains key differences between Rev 0 and Rev A for those already familiar with Rev 0.
4508W
CDMA Nortel Product Overview (4508W) provides an overview of the Nortel suite of CDMA products, including the DMS-MTX, P-MSC, EBSC, CSP (BSSM & C-EMS), BTS, 1X-RTT and 1X-EVDO.
Nortel Networks and Cricket Communications Proprietary Information

4511Z
CDMA Metrocell Operations and Maintenance (4511Z) provides entry level lecture and hands-on exercises on the operation of the CDMA Metrocell. It provides operators and technicians with knowledge of the Metrocell hardware configurations and concepts, and with experience in operations and maintenance. A combination of instructor lecture and demonstrations bring home key points and operations so that students are prepared for hands-on, lab based activities within the class.
4513Z
CDMA Fault Management — Call Processing/Signal Flow (4513Z) is a blended learning course that provides intermediate level lecture and hands-on exercises for CDMA Fault Management. This is a troubleshooting course. Emphasis is placed on analytical thought process to perform real-world and method-oriented troubleshooting on Voice, 1xRTT Data, and 1x EV-DO Data call processing signal flow within the CDMA network. The course is designed to provide knowledge of the interaction of the Metrocell family of products and the CDMA Access network. The goal is placed on troubleshooting CDMA Access network issues, not just at the BTS level, but end-to-end troubleshooting utilizing all of the CDMA subsystems (BSM, BSC, MTX, etc). A combination of instructor lecture and demonstrations bring home key points and operations so that students are prepared for hands-on, lab based activities within the class.
CDMA Performance and Capacity Engineer
This curriculum is intended for the following: RF Engineers, Optimization Specialists and RF Design Engineers
Training Class Descriptions
* Descriptions and course content subject to change at Nortel’s discretion
4508W
CDMA Nortel Product Overview (4508W) provides an overview of the Nortel suite of CDMA products, including the DMS-MTX, P-MSC, EBSC, CSP (BSSM & C-EMS), BTS, 1X-RTT and 1X-EVDO.
4501W
Overview of CDMA2000 Networks (4501W) describes the IS-95 network architecture and the new network nodes of CDMA2000. It explains the CDMA2000 air interface, its channels, and how it supports packet data services and increases the user capacity. This course also discusses the user mobility in radio and packet data networks. IS-95 interoperability and deployment scenarios are covered at length. Finally, it looks at the evolution alternatives for CDMA2000 systems.
CDMA2000 is the next step in the evolution of the widely deployed IS-95 network. It is one of the technologies in 3rd generation wireless networks. Standardized by 3GPP2, CDMA2000 has introduced a new air interface that offers new features to support new services. In addition, the CDMA2000 air interface is designed to maintain backward compatibility with IS-95 networks. The key enhancements in the CDMA2000 air interface are increased capacity over the air interface and support for packet data services.
4502W
CDMA2000 Air Interface (4502W) provides an overview of the new CDMA2000 air interface. It details the features added to support packet data and how CDMA2000 offers increased capacity compared to IS-95 networks. The key question for the CDMA2000 operators is how CDMA2000 networks can coexist with IS-95 networks. This course clearly explains how CDMA2000 maintains backward compatibility with IS-95 networks. Finally, end-to-end service scenarios are presented to show how new services are enabled in CDMA2000.
Nortel Networks and Cricket Communications Proprietary Information

CDMA2000 networks have been deployed in many parts of the world. While CDMA2000 networks provide a higher voice capacity and support for packet data networks, they do not meet the IMT-2000 requirements for 2 Mbps data rates. 1xEV-DO (Rev 0) represents the next step in the evolution of CDMA2000 systems. 1xEV-DO (Rev 0) is expected to provide forward link data rates in excess of 2 Mbps and support of non-real-time packet data services.
4504W
1xEV-DO Networks (Rev 0) (4504W) introduces the 1xEV-DO technology. Specifically, over the air interface aspects are explained to show how 1xEV-DO (Rev 0) can achieve a 2 Mbps bandwidth. In addition, the 1xEV-DO network architecture is covered. Since 1xEV-DO is expected to be deployed as an overlay to CDMA2000 networks, most service providers will want to know how 1xEV-DO systems will interoperate with CDMA2000 networks. This course addresses those questions, and concludes with a discussion of air interface protocols, channel structure and network interfaces.
4505W
Wireless service providers in many parts of the world are rapidly deploying networks based on 1xEV-DO (Rev 0) to support high speed packet data services. On the forward link, Rev 0 provides speeds rivaling DSL or cable modem Internet access. In the reverse direction, however, the speeds are much slower, comparable to CDMA2000 1x. Rev A of 1xEV-DO significantly enhances the reverse link to support data rates almost ten times faster than Rev 0. With these data rates, sending a 3 megapixel picture from your new mobile phone just became more palatable! In addition to improving the reverse link data rates, Rev A seeks to better support real-time services like Voice over IP (VoIP) and streaming video. 1xEV-DO Rev 0 does not support traditional voice services; Rev A, by supporting VoIP, overcomes this liability and makes a play as a one-stop shop for voice and data. With Award?s celebrated approach to crystallizing difficult concepts, 1xEV-DO Networks (Rev A) (4505W) clearly explains key differences between Rev 0 and Rev A for those already familiar with Rev 0.
1201F
CDMA RF Engineering and Optimization — Introduction (1201F) provides a solid foundation in Nortel’s CDMA system, along with the applicable features and components. During this course, the individual will learn Nortel’s implementation of CDMA principles outlined in the IS2000 specifications. Special attention will be given to critical areas of datafill and key CDMA metrics, an understanding of which are essential to the on-going, efficient optimization and maintenance of the network.
About Facilitated eLearning Facilitated eLearning is possible through the use of Centra software.
The benefits of facilitated eLearning include:
• Two-way voice over the Internet enables you to ask questions and receive answers instantaneously, just like traditional instructor-led training
• You avoid travel and living expenses by completing this training at your home, office, or a designated PC lab.
• Training can be completed from any location in the world that has Internet access.
1021W
Packet MSC Overview (1021W) provides an Overview of the P-MSC solution, describing its components and functions. This course requires high-bandwidth network connectivity capabilities in user’s premises.
0864XB
CDMA Network Configuration and RF Parameter Optimization Using CACP (0864XB) is a five-day Centra Symposium delivered instructor-led course, describing the features and functions of the CACP tool used in CDMA network integration and optimization Students will learn the provisioning/configuration of network elements and optimize/understand the complex RF parameters comprising the Nortel Networks CDMA network. With a combination of configuration theory and activities, students will be provided with the necessary knowledge about CACP, updating them from the BSSM previous interfaces (Commgr, CDF Editor, BSMCI, TurboIf, CLIApp, NCF, Check neighbor, eBSC configuration tool) The course will be structured in two parts:
• Network Element Configuration
• RF Parameter Datafill Optimization
1026F
P-MSC Engineering and Capacity Planning (1026F) describes the rules to engineer the elements of a CVoIP Network to meet specified Capacity requirements.
1202
CDMA RF Engineering and Optimization — Advanced (1202) is a technically advanced course designed to increase knowledge of the Nortel CDMA network, components and features. During this advanced course, the individual will be taught the theory and practical application of optimization techniques encountered in Nortel IS95 and IS2000 CDMA networks. Special attention will be given to critical areas of datafill and key CDMA tools and metrics.
1203
CDMA RF Engineering — Handoffs (1203) is an advanced course covering the theory and practical implementation of the types of handoffs encountered in Nortel IS95 and IS2000 CDMA networks. Special attention is given to critical areas of handoff datafill and key CDMA handoff metrics.
Nortel Networks and Cricket Communications Proprietary Information

CDMA Switch Access Technician
This following curriculum Path is available for CDMA technicians and engineers who perform operations, administration, and maintenance functions.
Training Class Descriptions
* Descriptions and course content subject to change at Nortel’s discretion
4501W
Overview of CDMA2000 Networks (4501W) describes the IS-95 network architecture and the new network nodes of CDMA2000. It explains the CDMA2000 air interface, its channels, and how it supports packet data services and increases the user capacity. This course also discusses the user mobility in radio and packet data networks. IS-95 interoperability and deployment scenarios are covered at length. Finally, it looks at the evolution alternatives for CDMA2000 systems.
CDMA2000 is the next step in the evolution of the widely deployed IS-95 network. It is one of the technologies in 3rd generation wireless networks. Standardized by 3GPP2, CDMA2000 has introduced a new air interface that offers new features to support new services. In addition, the CDMA2000 air interface is designed to maintain backward compatibility with IS-95 networks. The key enhancements in the CDMA2000 air interface are increased capacity over the air interface and support for packet data services.
4502W
CDMA2000 Air Interface (4502W) provides an overview of the new CDMA2000 air interface. It details the features added to support packet data and how CDMA2000 offers increased capacity compared to IS-95 networks. The key question for the CDMA2000 operators is how CDMA2000 networks can coexist with IS-95 networks. This course clearly explains how CDMA2000 maintains backward compatibility with IS-95 networks. Finally, end-to-end service scenarios are presented to show how new services are enabled in CDMA2000.
CDMA2000 networks have been deployed in many parts of the world. While CDMA2000 networks provide a higher voice capacity and support for packet data networks, they do not meet the IMT-2000 requirements for 2 Mbps data rates. 1xEV-DO (Rev 0) represents the next step in the evolution of CDMA2000 systems. 1xEV-DO (Rev 0) is expected to provide forward link data rates in excess of 2 Mbps and support of non-real-time packet data services.
4504W
1xEV-DO Networks (Rev 0) (4504W) introduces the 1xEV-DO technology. Specifically, over the air interface aspects are explained to show how 1xEV-DO (Rev 0) can achieve a 2 Mbps bandwidth. In addition, the 1xEV-DO network architecture is covered. Since 1xEV-DO is expected to be deployed as an overlay to CDMA2000 networks, most service providers will want to know how 1xEV-DO systems will interoperate with CDMA2000 networks. This course addresses those questions, and concludes with a discussion of air interface protocols, channel structure and network interfaces.
4505W
Wireless service providers in many parts of the world are rapidly deploying networks based on 1xEV-DO (Rev 0) to support high speed packet data services. On the forward link, Rev 0 provides speeds rivaling DSL or cable modem Internet access. In the reverse direction, however, the speeds are much slower, comparable to CDMA2000 1x. Rev A of 1xEV-DO significantly enhances the reverse link to support data rates almost ten times faster than Rev 0. With these data rates, sending a 3 megapixel picture from your new mobile phone just became more palatable! In addition to improving the reverse link data rates, Rev A seeks to better support real-time services like Voice over IP (VoIP) and streaming video. 1xEV-DO Rev 0 does not support traditional voice services; Rev A, by supporting VoIP, overcomes this liability and makes a play as a one-stop shop for voice and data. With Award?s celebrated approach to crystallizing difficult concepts, 1xEV-DO Networks (Rev A) (4505W) clearly explains key differences between Rev 0 and Rev A for those already familiar with Rev 0.
As the wireless industry transitions to 3G wireless networks supporting higher data rate packet data services, a solid understanding of IP networking is as essential as a dial tone is to a wireline telephone. A fundamental knowledge of IP Networking is a MUST for all wireless professionals.
Nortel Networks and Cricket Communications Proprietary Information

4507W
Welcome to IP Networking (4507W) provides an introduction to IP networking and its use in wireless networks. It begins with an introduction to IP networking services such as the web, email and VPN to illustrate the value and ubiquitousness of IP networks. The IP network architecture, the functions provided by various components and the role of key protocols are then described. This course also introduces various IP network security technologies and examines how they are deployed to secure IP networks. This course provides a brief introduction to IPv6 features and its interworking with IPv4, and concludes with a discussion of how GPRS and 1x networks take advantage of IP networks
4508W
CDMA Nortel Product Overview (4508W) provides an overview of the Nortel suite of CDMA products, including the DMS-MTX, P-MSC, EBSC, CSP (BSSM & C-EMS), BTS, 1X-RTT and 1X-EVDO.
4521Z
CDMA EBSC Operations and Maintenance (4521Z) is a blended learning course that provides entry level lecture and hands-on exercises on the operation and maintenance of the EBSC. This course provides students with product operations, administration and maintenance concepts and hands on experience to operate, administrate and maintain the Nortel Enhanced Base Station Controller (EBSC). A combination of instructor lecture and demonstrations bring home key points and operations so that students are prepared for hands-on, lab based activities within the class.
4541Z
CDMA CNFP and CSVS Operations and Administration (4541Z) is a blended learning course that focuses on operations, administration, maintenance and provisioning of the CNFP card pair and the CSVS platform.
4513Z
CDMA Fault Management — Call Processing/Signal Flow (4513Z) is a blended learning course that provides intermediate level lecture and hands-on exercises for CDMA Fault Management. This is a troubleshooting course. Emphasis is placed on analytical thought process to perform real-world and method-oriented troubleshooting on Voice, 1xRTT Data, and 1x EV-DO Data call processing signal flow within the CDMA network. The course is designed to provide knowledge of the interaction of the Metrocell family of products and the CDMA Access network. The goal is placed on troubleshooting CDMA Access network issues, not just at the BTS level, but end-to-end troubleshooting utilizing all of the CDMA subsystems (BSM, BSC, MTX, etc). A combination of instructor lecture and demonstrations bring home key points and operations so that students are prepared for hands-on, lab based activities within the class.
4524A
CDMA 1xEV-DO Operations and Maintenance (4524A) provides intermediate level lecture and hands-on exercises for CDMA 1xEV-DO operations and maintenance. This course provides practice in interacting with the 1xEV-DO software through the Element Manager Server (DO-EMS) and includes basic navigation through the 1xEV-DO software and performing administrative, maintenance, and provisioning functions from the DO-EMS. Functionality is described at the node level and in relation to the rest of the 1xEV-DO, CDMA2000 1X, and CDMA systems. A combination of instructor lecture and demonstrations bring home key points and operations so that students are prepared for hands-on, lab based activities within the class.
4523A
CDMA Server Administration (4523A) provides intermediate level lecture and hands-on exercises for CDMA server administration. Based on CSP (BSSM and C-EMS), MDM and DO-EMS platforms, this course provides students with hardware, software and platform concepts and the skills to perform routine system, user, LAN and security administration tasks and regular system maintenance. A combination of instructor lecture and demonstrations bring home key points and operations so that students are prepared for hands-on, lab-based activities within the class
Training Policies
Block Booking or Session Buyouts
For any Facilitated eLearning, Hands-in eLearning, or Instructor-led Hands-on training, Block Booking or Session Buyout is the purchase of a block of (minimum class size, or more) seats in one session by one customer. We can provide specialized group offerings at a time and place that is convenient to your needs. For more information, please contact us at 1-877-662-5669. You can cancel or reschedule the block of seats without penalty up to 28 calendar days prior to course start date. Full charges apply if you cancel or reschedule fewer than 28 calendar days before the course start date.
Note: For Facilitated eLearning, Hands-In eLearning or Blended Learning containing Facilitated eLearning, Hands-In eLearning or Self-Paced eLearning modules, student names, contact information, email addresses, and phone numbers must be provided 14 days prior to the start of the session. All substitutions must be made at least 14 days prior to the start of the instructor- led module of a Blended Learning course. This 14-day window is required to ensure all pre-work can be shipped to the students, students can complete the pre-work, and pre-checks for Facilitated and Hands-In eLearning can be completed. Failure to provide this information in this time frame may result in additional charges. Customized solutions are available for those who cannot meet this requirement; contact a Customer Service Representative at 1-877-662-5669, options 1-1-2-1 for more information about customized opportunities.
Cancellation
Open Enrollment Classes
Individual students scheduled in Hands-on training at a Nortel facility can reschedule or cancel the registration without penalty up to 14 calendar days prior to the course start date. We charge full tuition if you cancel or reschedule fewer than 14 calendar days before the session start date.
Cancellation for Facilitated eLearning and Hands-in eLearning courses
Student can cancel or reschedule a Facilitated eLearning or Hands-in eLearning class without penalty up to 14 calendar days prior to the session start date. We charge full tuition if you cancel or reschedule fewer than 14 calendar days before the session start date.
Nortel Networks and Cricket Communications Proprietary Information

Cancellation For Customer Site Training Sessions
Student can cancel or reschedule Customer Site training without penalty up to 28 calendar days prior to course start date. Full charges apply if you cancel or reschedule fewer than 28 calendar days before the course start date.
Cancellation for Training Facility Buyout Sessions
Student can cancel or reschedule Training Facility buyouts without penalty up to 28 calendar days prior to course start date. Full charges apply if you cancel or reschedule fewer than 28 calendar days before the course start date.
Cancellation for Self-Paced Courses (Video, Web-based, CD-ROM)
Cancellations for self-paced courses will not be accepted once the material has been sent and/or the course has been activated.
Cancellation by Nortel
Nortel reserves the right to change course schedules and tuition, modify course content, and cancel courses when necessary. If we cancel a course, we make every effort to notify you a minimum of 14 calendar days prior to the scheduled starting date. Nortel is not responsible for any associated travel arrangements.
Note: For training delivered via the Internet (Facilitated eLearning or Hands-in eLearning), network outages may cause Nortel to cancel scheduled training with no notice. In these cases, a new session will be scheduled. Students may enroll in the new session or chose to attend another regularly scheduled session for the course. Refunds will not be given.
Class Participation
For successful course completion, 100% attendance is required. If a registered student fails to appear for a scheduled class or fails to complete the entire course, we charge the full tuition.
Confirmation
We send you a confirmation letter at time of registration, and recommend that you bring this confirmation to class.
Course Access
Access to Web delivered courses (for individual registrations) expires after 90 days. Nortel reserves the right to remove courses when necessary as we are continually updating and renewing eLearning offerings to provide our clients with the most current eLearning options available.
Courseware Copyright
All rights are reserved. No training class or material may be reproduced in any form — electronic, mechanical, photocopy, recording, or otherwise — without written permission from Nortel. Self-paced course material is not to be duplicated or shared.
Customer Site Training Sessions
For any Instructor-led Hands-on training, a customer site session may be delivered at your site with a minimum of eight students. To schedule customer site training, complete the customer site training request form on our web site or contact a customer service representative. An additional fee will be applied to requests made within 14 calendar days of the requested start date.
Facilitated and Hands-in Courses
Student access to equipment that is not relevant to the course is prohibited. Attempts to gain such access, detection, and/or unauthorized activity will result in the student’s immediate removal from class and the student will be billed appropriately.
The student must be available to assist in the verification of their workstation for the period beginning 14 days prior to the start of a Facilitated eLearning or Hands-in eLearning session.
The student is responsible for contacting the Nortel Technical Support team, if needed, to resolve technical support issues prior to the start of class.
Once a student’s PC Windows workstation has been verified and is ready for Facilitated eLearning or Hands-in eLearning instruction, actions by the customer that damage the workstation’s readiness and require Knowledge Services intervention will be billed an additional charge. As a result the student may need to be re-scheduled into a different session.
Inclement Weather
Nortel reserves the right to cancel classes due to inclement weather. In case of inclement weather, contact us at 1-877-662-5669. You can also call 1-866-833-7749 from Canada and the USA for information on weather emergencies, site closings or other situations around the world. If the site is open, classes will be held and our no-show policy will be enforced if you do not attend.
Merchandise Return
Nortel Networks and Cricket Communications Proprietary Information

Once a customer registers for Blended Learning, orders web-based self-paced eLearning, or opens a self-paced eLearning CD, no refunds will be given. Merchandise must be returned to Nortel within 30 days. All CD merchandise must be unopened and/or in its original packaging. Customers will be credited for the purchase price of the merchandise, less any applicable restock charge.
Miscellaneous
Casual business attire is appropriate for class. The use of tobacco products is not permitted in Nortel buildings. Smoking is allowed in designated smoking areas.
Payment
Method of payment must accompany all training requests including Nortel training center and customer site sessions. Various methods of payment are accepted, including purchase orders, most credit cards and training bank. Payment method may not be changed after the class starts.
Prerequisites
Student is responsible for ensuring that you have the proper prerequisite knowledge and skills before taking a course. All prerequisites are listed in the individual course descriptions. Instructors may, at their discretion, dismiss students who do not meet the prerequisite criteria. If this happens, we bill the course fee per payment agreement and you do not receive credit for the course.
Pre-work
Students are responsible for completing all pre-work prior to taking a course. All applicable pre-work is listed in the individual course descriptions.
Registration
Student must register in advance for classes.
To register for courses, you need an active Nortel User ID. You can obtain a User ID or reset an existing User ID by visiting www.nortelnetworks.com/register. You receive your account information by email once your application is validated.
Note: For Facilitated eLearning and Hands-in eLearning registration, student names, contact information, email addresses, and phone numbers must be known 14 days prior to the start of the session.
Sexual Harassment
Sexually harassing conduct in the workplace, whether committed by Nortel employees, vendors, contractors, or visitors, is prohibited.
Substitution
Instructor-led Hands-on course attendee substitutions can be made prior to class or at start of class. The substitute must meet any prerequisite requirements.
Facilitated eLearning, Hands-in eLearning, and Blended Learning substitutions must be made at least 14 calendar days in advance. Substitutes must meet all prerequisite requirements and have received the original student’s courseware prior to the class. Extra courseware material will not be shipped.
Note: For Facilitated eLearning, Hands-In eLearning or Blended Learning containing Facilitated eLearning, Hands-In eLearning or Self-Paced eLearning modules, student names, contact information, email addresses, and phone numbers must be provided 14 days prior to the start of the session. All substitutions must be made at least 14 days prior to the start of the instructor- led module of a Blended Learning course. This 14-day window is required to ensure all pre-work can be shipped to the students, students can complete the pre-work, and pre-checks for Facilitated and Hands-In eLearning can be completed. Failure to provide this information in this time frame may result in additional charges. Customized solutions are available for those who cannot meet this requirement; contact a Customer Service Representative at 1-877-662-5669, options 1-1-2-1 for more information about customized opportunities.
Travel Arrangements
Students are responsible for their own travel and living arrangements.
Weapon-Free Policy
For everyone’s safety, no weapons of any type are allowed in any facility or property owned or leased by Nortel, including parking lots and garages, and any vehicles brought onto company property. This “Weapon-Free” policy applies to any type of firearm or device intended or designated to be able to cause personal injury or death, whether licensed, legal, illegal, concealed, or carried openly.
Nortel Networks and Cricket Communications Proprietary Information

Training Procedures
Four Easy Steps to Purchase a Course:
1 — Select your course:
From the main page, confirm you are in the correct region by viewing the region noted in the left navigation bar below your name. If it says Global, use the pull-down menu to the right of that text to select your appropriate region and language.
Search for the course you want using the number search box on the left, the Advanced Search option, or the Product Finder in the center of the main page.
Click the title of the course you want to view the detailed description.
On the course description Summary page, click the Schedule link at the top or the Add Course to Shopping Cart link in the gray box on the right. Both links bring up the Schedule page.
2 — Add the course to the Shopping Cart:
Click the radio button next to the session you want, and click Add to Shopping Cart.
Verify the information shown and click Check Out.
3 — Complete the Checkout form:
Enter the required personal information. Make sure you check the “I Accept” box under the Cancellation Policy section.
Click the Continue button to move to the Order Summary.
4 — Submit Your Order:
Review the Summary page to ensure everything is correct. At the bottom of the page, click Submit Order.
The Thank You page will display your Order Tracking Number. You will receive a confirmation letter via email.
Training Contacts
If you need assistance or have questions regarding Nortel training or products, please call us at (877) 662-5669 or (972) 362-3999.
Top-level menu for customer support
When you make a call, choose a number that indicates the type of support you want. The following table lists the numbers and their corresponding support types.
Press 1 For technical training
Press 2 For technical product documentation ordering
Press 3 For information about the Nortel certification program
Press 4 For technical support with eLearning, electronic documentation, and web site access
Press 5 For assistance not related to Training, Documentation, or Certification
Press 8 For assistance in Spanish or Portuguese
For additional information on specific courses, visit nortel.com/training
Nortel Networks and Cricket Communications Proprietary Information

EXHIBIT A-14
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
AFFILIATE OR RELATED ENTITIES PRICING MODEL
As of the effective date of this Agreement, the following Affiliate pricing models shall be applicable subject to Nortel approval.
[***]
[One Page Of Pricing Information Omitted Pursuant To A Confidential Treatment Request]
Nortel Networks and Cricket Communications Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

EXHIBIT B
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
CANCELLATION CHARGES FOR SWITCH, BTS AND BSC PRODUCTS
1.0	Cancellations relating to Switch, BSC, and BTS Products.

1.1	If Owner cancels all or part of an Order for Products being engineered and installed by Nortel Networks, Owner shall pay Nortel Networks a cancellation charge for each Product that has been cancelled in accordance with the following schedule:

Days Prior to Ship Date	Cancellation Fee

[***]	[***]
In the event Owner cancels all or part of an Order for furnish only Products, Owner shall pay Nortel Networks a cancellation charge for each Product that has been cancelled in accordance with the following schedule.

Days Prior to Ship Date	Cancellation Fee

[***]	[***]
1.3	Owner may not cancel a Purchase Order subsequent to the date the Product is shipped.

2.0	Cancellation of Services

2.1	In accordance with Section 9.2 of the Agreement, Owner may cancel any Purchase Order relating to Services prior to Vendor’s completion. In the event Owner cancels any such Purchase Order, in whole or in part, Vendor shall be entitled to receive reimbursement of all expenses incurred in performance of such Services as of the date Vendor receives notice of such cancellation; provided that, Vendor shall also be entitled to reimbursement of any expenses resulting from the “wrap up” of such cancelled Services.

3.0	Any cancellation charges due to Vendor pursuant to this Exhibit shall be invoiced upon receipt of Owner’s written cancellation notice.

4.0	The payment of the charges described in this Exhibit shall be Vendor’s sole remedy and Owner’s sole obligation for such canceled Purchase Order(s).
Nortel Networks and Cricket Communications Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
B1 – 1

EXHIBIT C
TO
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
INSURANCE
Each party shall, during the term of this Contract, at its own cost and expense, carry and maintain at a minimum, the insurance coverage listed below. If either party is not self-insured, that party shall maintain such coverages with insurers whose policies are valid in the state of operation. Vendor shall not commence any work hereunder until each party has fulfilled all insurance requirements herein. Each party shall require its subcontractors and agents to maintain the same insurance coverage listed below.
▪	Workers’ Compensation insurance with statutory limits as required in the state(s) of operation; and providing coverage for either party’s employee entering onto Owner premises, even if not required by statute. Employers’ Liability or “Stop Gap” insurance with limits of not less than $[***] for each occurrence.

▪	Commercial General Liability Insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of the performance of this Agreement, including coverage for independent contractor’s protection (required if any work will be subcontracted), premises-operations, products/completed operations and contractual liability with respect to the liability assumed by either party hereunder.

The limits of insurance shall be:

Each Occurrence (Bodily Injury/Property Damage)	$[***]
General Aggregate Limit (Annual Aggregate)	$[***]
Products-Completed Operations Limit (Annual Aggregate)	$[***]
▪	Comprehensive Automobile Liability Insurance covering ownership, operation and maintenance of all owned, non-owned and hired motor vehicles used in connection with the performance of this Agreement, with limits of at least $[***] combined single limit for bodily injury and property damage.
The insurance limits required herein may be obtained through any combination of self-insurance, primary and excess or umbrella liability insurance. Each party shall furnish the other prior to the start of the work, if required by the other party, certificates or adequate proof of the insurance required by this clause. Each party shall notify the other in writing at least thirty (30) days prior to cancellation of or any material change in the policy. Notwithstanding the above, each party shall have the option where permitted by law to self-insure any or all of the foregoing risks.
Vendor shall require its Subcontractors to obtain, maintain and keep in force, during the time they are engaged in providing Products and Services hereunder, insurance coverage of the types and
Nortel Networks and Cricket Communications Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
C – 1

levels customary in the industry (provided that the maintenance of any such Subcontractor insurance shall not relieve Vendor of its other obligations pursuant to this Contract). Vendor shall, upon Owner’s request, furnish Owner with evidence of such insurance in form and substance reasonably satisfactory to Owner.
Nortel Networks and Cricket Communications Proprietary Information
C – 2

EXHIBIT D
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
PURCHASING PROCESS
Cricket Communications, Inc. (“Buyer”) and Nortel Networks Inc. (“Supplier”) agree to the following purchasing process:
Supplier agrees that no goods will be shipped or services rendered to Buyer without a valid Purchase Order document from the Buyer.
Buyer reserves the right to refuse delivery and/or payment when goods are shipped or services are rendered without an existing Purchase Order document being sent to Supplier, but if Buyer so refuses, then Buyer shall not accept such goods and must return them to Supplier.
Prior to a Purchase Order being issued by Buyer, Supplier will provide a quotation to Buyer with the following details:
•	Hardware items with Supplier part numbers, description, quantity, cost per item, extended cost, applicable discounts and effective date(s).

•	Software items with Supplier part numbers, description, quantity, cost per item, extended cost, applicable discounts and effective date(s).

•	Services with Supplier item numbers (when applicable), description, unit of measure, cost per service, extended cost, applicable discounts and effective date(s).
All hardware and other tangible items quoted must include the Supplier part numbers that physically appear as human readable text and bar codes on the physical parts being supplied to Buyer.
Quotes submitted to Buyer must be sent in electronic form (Microsoft Excel or other delimited text format) to Purchasing@cricketcommunications.com no later than 14 calendar days before the first PO for that quotation is issued.
Supplier will provide quotes, packing slips and invoices that contain a consistent level of detail as appropriate per document, including: part numbers, description, quantity, cost per item, extended cost, applicable discounts and effective date(s) to allow Buyer to accurately issue purchase orders, receive materials and services, reconcile the shipping documents and invoices against the Supplier quote and Buyer’s Purchase Order.
Buyer agrees to issue Purchase Orders which contain enough detail for Seller to reasonably reconcile their quotation to the Buyer’s Purchase Order.
Nortel Networks and Cricket Communications Proprietary Information

1

Purchase Order Address
All Purchase Orders shall be sent to the Vendor at the following address in accordance with Section 3.1 of the Agreement:
Nortel
2201 Lakeside Blvd.
Mailstop 992/02/G70
Richardson, TX 75082
IDA FAX# 800-752-1294
Email: ocwest@nortel.com
Nortel Networks and Cricket Communications Proprietary Information

2

EXHIBIT E
TO THE CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
LEAD TIMES/INTERVALS
•	Interval for CDMA MTX Initial host jobs that require only MTS (Made to Stock) and/or B/E frames (Back End frames)

The supported interval for forecasted orders is [***] from the date of Vendor’s acceptance of the applicable Purchase Order to the date the Product is shipped. Add an additional [***] if not a forecasted order.

•	Interval for CDMA MTX Initial host jobs that require MTO (Made to Order) frames

The supported interval for forecasted orders is [***] from the date of Vendor’s acceptance of the applicable Purchase Order to the date the Product is shipped. Add an additional [***] if not a forecasted order.

•	Interval for CDMA MTX Extension jobs

The supported interval for forecasted orders is [***] from the date of Vendor’s acceptance of the applicable Purchase Order to the date the Product is shipped. Add an additional [***] if not a forecasted order.

•	Interval for CDMA BTS’s & BTS’s expansions

The supported interval for forecasted orders is [***] from the date of Vendor’s acceptance of the applicable Purchase Order to the date the Product is shipped. Add an additional [***] if not a forecasted order.

•	Interval for CDMA BSC jobs & BSC expansions

The supported interval for forecasted orders is [***] from the date of Vendor’s acceptance of the applicable Purchase Order to the date the Product is shipped. Add an additional [***] if not a forecasted order.

•	Interval for CDMA BSM
Nortel Networks and Cricket Communications Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

E-1

The supported interval for forecasted orders is [***] from the date of Vendor’s acceptance of the applicable Purchase Order to the date the Product is shipped. Add an additional [***] if not a forecasted order.
Vendor’s obligation to support the intervals listed above assumes Vendor’s receipt of Owner’s forecast in accordance with Section 3.4 of the Agreement.
Nortel Networks and Cricket Communications Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

E-2

EXHIBIT F
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
SAMPLE STATEMENT OF WORK & RESPONSIBILITY ASSIGNMENT MATRIX
The following Statement of Work (SOW) and Responsibility Assignment Matrix (RAM) have been provided as a sample for reference purposes only and is not a commitment from Vendor to perform any of the specific functions defined therein. This document will be mutually agreed upon by both parties on a project by project basis where applicable.
Version 1.0
Date:
Customer: Cricket Communications
Project:
Markets:
[***]
[Seventy Eight Pages Of Work Assignment Information Omitted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Service Completion Notice (SCN)

FOP1400_F14v02.0

Service Completion Notice

Page____ of ____

(Applicable for customer sign-off on Installation as well as other non-Installation Services)

Customer (Company Name) Cricket Communications
COEO #(s) ____
Project Number (NTID/WBS) ____
City ____
Province/State ____
Product Line ____

Site Name Cricket Communications
Site Address ____
Project Mgr ____
Operations/Eng Mgr ____
STL / Engineer ____
Completion Date (e.g. K / SC) ____
T&E Order Type? ○ Yes ○ No

Specify Service(s) ☐ I&C ☐ Integration ☐ Assisted Operate ☐ RF Eng ☐ DBE ☐ Other

This document acknowledges the completion of work as mutually defined within the services agreement between Nortel and the Customer. This signed Service Completion Notice verifies the work has been completed in accordance with Nortel and Customer standards. Any unfinished tasks or equipment shortages have been logged on the exceptions list below. Exceptions or shortages will be reconciled as mutually agreed upon by Nortel and the Customer and are documented below. All customer-related forms have been completed and copies provided to the Customer. The Nortel Representative should send a copy of this signed Service Completion Notice to the designated Nortel prime, and/or fax (or scan and email) directly to the appropriate IDA/IDOC prime. A CUSTOMER SPECIFIC COMPLETION FORM WILL BE ACCEPTED IN PLACE OF or in addition TO THIS FORM if required by contract.

Scope Description *(Provide brief summary of services scope.)*

Service Deliverables (e.g. Test Results / Project Records)

A copy of the test/project records have been provided to the customer.	◉ NA ○ Yes ○ No
The original copy will be returned to the Nortel Networks Office for the Job Closing File.	◉ NA ○ Yes ○ No
All other service-related deliverables have been provided to the customer as required (and as noted below).	○ NA ○ Yes ○ No

Hardware / Documentation Inventory

All materials furnished by Nortel on this order have been inventoried and verified as being complete.	○ NA ○ Yes ○ No

Exceptions - Summarize any outstanding Nortel or Customer deliverables. Use additional pages if necessary.

Other Comments

EXHIBIT G
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
Service Completion Notice (SCN)

List of COEOs for attached SCN

Nortel Signature

Customer Signature

coeo	project number	ship city	ship state	Act K
Nortel Networks and Cricket Communications Proprietary Information

EXHIBIT H
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
Acceptance Test Plan (ATP)
The following Acceptance Test Plan (ATP) has been provided as a sample for reference purposes only and is not a commitment from Vendor to perform any of the specific functions defined therein. This document will be mutually agreed upon by both parties on a project by project basis where applicable.
[***]
[Twenty Six Pages Of Technical Information Redacted Pursuant To A Confidential Treatment Request]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT I
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
CDMA NETWORK DIAGRAM
As of the effective date of this Agreement, the following CDMA Network Diagram may be applicable in most cases. This is provided for reference purposes only.
[***]
[Six Pages Of Technical Data Omitted Pursuant To A Confidential Treatment Request]
Nortel Networks and Cricket Communications Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions

1

EXHIBIT K
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
SYSTEM CAPACITY & PERFORMANCE REQUIREMENTS
Introduction
This exhibit describes the capacity and performance requirements of the wireless communications systems, and equipment to be purchased from the Vendor. The definition for the “System” is provided in Section 1 of the System Equipment Purchase Agreement (SEPA). The systems, equipment and applications included in the “System” are listed in sections 1 of this exhibit. The purchaser has included in this exhibit only a few selected capacity and performance parameters that it deems to be critical to its business objectives. It in general understands that the vendor will stand behind its products according to technical specifications and assumptions provided to the purchaser at the time of this agreement. Please note that the exhibit will be updated under mutual agreement from time to time to reflect the systems and equipment, including their capacity and performance changes, desire to be purchased by Cricket and its Affiliates from the Vendor.
1 System Summary
The following a high level list of systems, equipment and applications as supplied by the Vendor:
[***]
2 Capacity & Performance Requirements
Vendor warrants that the supplied System is capable of providing the capacity, performance and functionality for the supplied nodes and components in the following sections. Actual capacity, performance and functionality of the Vendor supplied System realized by Cricket would be dependant on but not limited to Cricket’s subscriber traffic model and network design.
[***]
[Eight Pages Of Technical Data Have Been Redacted Pursuant To A Confidential Treatment Request]
Nortel Networks and Cricket Communications Proprietary Information

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1

EXHIBIT M
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
PROJECT TIMELINES
Vendor has provided a “sample” Generic Greenfield Market Deployment Schedule in accordance to Vendor’s Standard Project Intervals for Purchaser’s reference only. Exact project timelines will be determined on a project by project basis.
[***]
Nortel Networks and Cricket Communications Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1

EXHIBIT N
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
CDMA LABORATORY REQUIREMENTS
Within a reasonable time after Cricket has satisfied at least [***] percent ([***]%) of the AWS Commitment, Vendor shall make available to Cricket the following Products and Services, at no additional cost, for the exclusive use by Cricket in its laboratory to be determined at a later date. Such Products and Services may only be used for testing purposes and shall not be placed into commercial service or used for revenue generating purposes. In the event such Products and Services are placed into commercial service or used for revenue generating purposes, Vendor may invoice Cricket a total of [***] dollars ($[***]USD) upon such date and Cricket shall pay such invoice within thirty (30) days of its receipt therefor. Any products, services or other items not specifically set forth below shall be the responsibility of Cricket. As a condition to Vendor making available any of the following Products and Services, Cricket shall ensure such laboratory is adequately equipped with the required functionality, equipment, and provides a suitable physical environment, etc. to allow for the testing and use of such Products and Services in accordance with Vendor’s relevant Specifications and other requirements as set forth in the Agreement.
[***]
[One Page of Technical Data Omitted Pursuant To A Confidential Treatment Request]

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EXHIBIT O
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
PLANNING FOR NEW TECHNOLOGY AND SYSTEM EVOLUTION
Vendor may or may not offer certain options to upgrade its existing [***] Products to [***]. Such options may be chosen by Vendor based on many factors, including, without limitation, [***] Such [***] developments, if any, may be subject to, among other factors, [***].
In accordance with the Section 12.3 (Notice of Developments) and as the industry standards for [***] products are finalized and the deployment and technology considerations are more defined, Vendor will work with Cricket to discuss potential deployment options related to [***] solutions, if any. Any upgrades or new technology mentioned above would only be made available at an additional cost to Cricket as determined by Vendor and are not part of the existing price offerings.
Such [***] developments and functionality are possible but not are committed relative to features, functionality and other products that Vendor may or may not offer to its customers in the future. It is provided for informational and illustrative purposes only. Vendor is under no obligation to provide any of the listed [***] development nor any features, functionality or products set forth above.
Nortel Networks and Cricket Communications Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions

1

EXHIBIT P
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
PRODUCT SPECIFICATIONS
As of the effective date of this Agreement, the following Products have the following Specifications. Such Specifications are subject to change and Vendor’s then-current Specifications shall apply.
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Nortel Networks and Cricket Communications Proprietary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions

1

EXHIBIT R
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
DOCUMENTATION/MANUALS
The following list of System Maintenance and Instruction Manuals and System Operating and Configuring Manuals apply to the Products provided under the Agreement and are available through Vendor’s Web-Based Technical Documentation Application.
The Web-Based Nortel Technical Documentation Application (NTDA) is a new and enhanced global documentation delivery system. NTDA currently works in conjunction with the Technical Support Portal to provide a one-stop shop for documentation, bulletins, software and more. For some products, documents in PDF format are currently posted on the Technical Support portal and are available for download. In the future, the new system will also provide users with documents in an HTML format.
The web-based application is:
➢	integrated with the Technical Support Portal, offering broader searching capabilities

➢	more current because updated documents are posted more frequently

➢	available at no charge
In the future, HTML formatted documentation will provide:
➢	improved accessibility, making it easier to locate just the information you need

➢	enhanced tools, interfaces, standardized document descriptors (metadata) and inter-document linking

➢	a more common look and feel across all product areas
Below are the websites that provide access to the NTDA to allow for the ability to access documentation via the web and address any and all questions regarding technical support and documentation.
➢	http://www.nortel.com/

➢	http://www130.nortelnetworks.com/go/main.jsp

➢	http://www.nortel.com/servsup/documentation/ntda.html#dvd
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     [Six Pages Of Documents And Manuals Omitted Pursuant To A Confidential Treatment Request]
Nortel Network and Cricket Communications Propritary Information

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

R - 1

EXHIBIT T
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
VENDOR TAS WARRANTY SERVICES
TAS Warranty Services are included within the Cricket Premium Support Plan provided to Customer upon payment of the respective AMF if required and as defined in this Agreement. Components and Deliverables for the Cricket Premium Support Plan are provided below.
Cricket Premium Technical Support
The Nortel Technical Support service provides remote technical assistance and emergency recovery for issues associated with the operation and maintenance of Carrier solutions provided by Nortel. Technical Support Services include two service levels – Technical Assistance Service (TAS) and Emergency Recovery (ER). ER is provided for the most severe problems, classified as E1 and E2. TAS is provided for less severe problems, classified as Business Critical, Major and Minor.
The Nortel technical support organization will use commercially reasonable efforts to provide the customer with remote assistance related to Nortel system operation and maintenance issues affecting covered products.
The Nortel technical support organization will answer calls 24 hours a day, seven days a week.
TAS will be provided by Nortel regional technical assistance centers for Business Critical, Major, and Minor problems (see Appendix B).
Nortel business hours are 8 a.m. to 5 p.m. local standard time, Monday through Friday, excluding Nortel holidays.
The Premium Technical Support service provides access Emergency Recovery and Technical Assistance Support 24x7x365 days for a period of one year.
The Premium Technical Assistance Service provides a Technical Account Manager as a direct customer contact for routine customer case reviews, case management, escalation management, and metric reporting.
Technical Assistance Service (TAS)
This activity includes:
•	Diagnosing routine hardware/software problems
•	Troubleshooting problems using diagnostic utilities
•	Providing advice on how to detect and resolve hardware- and network-related problems
•	Advising on issues requiring hardware replacement
Note: Nortel will investigate the issue using reasonable investigative techniques to verify that the products covered by the support plan are working according to specifications. If the issue is found to be the result of product(s) not covered by a support plan, Nortel, with customer approval, will continue to investigate the issue at the then-current Nortel time and materials fees plus associated travel and living expenses. Upon request, Nortel will provide the results of the investigation directly to any vendor that has completed interoperability testing.
•	Analyzing basic trace/log/dump/Operational Measurement (OM) information
•	Performing root cause analyses of emergency incidents at Nortel’s discretion
•	Identifying and resolving code-level problems
•	Supporting the testing and releasing of code corrections
•	Providing regular, ongoing updates on case progress to the customer using agreed-upon media
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•	Providing case resolution and agreeing on case closure
See Appendix A for Nortel Case Resolutions and Appendix D for Service Level Agreement (SLA) objectives.
If the customer is operating a non-supported software release (see Appendix C), and the reported problem has been corrected in a supported software release, then the customer is required to upgrade, at its expense, to the current minimum supported software release in order to acquire rights to any known fix. If the customer is operating a non-supported software release and if there is no fix, Nortel will not provide a permanent fix to the software, but may provide a workaround or other temporary fix. If the customer is operating a supported software release and if there is no fix, Nortel will use commercially reasonable efforts to remedy the issue, which may include a workaround or other temporary or permanent fix to the software, provided that the reported problem can be verified and/or recreated by Nortel on the then-current supported software release(s).
In extreme circumstances where telephone support, remote diagnosis, and all other remote means of restoring product operation fail, Nortel, at the request of the customer, and provided that Nortel determines that on-site support is necessary and appropriate, will dispatch a trained and qualified technical support engineer to the customer’s premises in order to facilitate Nortel’s diagnosis. If Nortel diagnoses that the reported problem is caused by reasons not attributable to Nortel, Nortel will invoice the customer for the then-current Nortel time and materials fees plus associated travel and living expenses. There will be no additional charge to the customer for the dispatch if the customer has entered into a separate agreement with Nortel for that service.
Emergency Recovery (ER)
The Nortel ER activity addresses E1/E2 emergency issues, which are classified in accordance with Nortel’s case priorities (see Appendix B). This activity is available to the customer 24 hours a day, seven days a week.
Nortel strives to immediately assign an engineer to the case upon receipt of the call. Once the engineer has been assigned, Nortel will provide continuous service (24 hours a day, seven days a week) as applicable until the service level is restored to pre-incident operation.
At the customer’s request, the ER team will be available for constant contact with the customer throughout this case resolution activity.
Once the customer agrees that service has been satisfactorily restored, the E1/E2 case will be closed, and an E3/E4 child case will be opened if further investigation or problem resolution activity is needed for supported loads only. The E3 and E4 follow up cases will be addressed as Major and Minor cases respectively; furthermore, if applicable, Nortel may conduct a root-cause analysis of the issue, the results of which will be made available to the customer.
In extreme circumstances where telephone support, remote diagnosis, and all other means of restoring product operation fail, if the customer requests it, and if Nortel determines that on-site support is necessary and appropriate, Nortel will dispatch a trained and qualified technical support engineer to the customer’s premises in order to facilitate diagnosis. If Nortel determines that the reported problem is caused by reasons not attributable to Nortel, Nortel will invoice the customer for the then-current Nortel time and materials fees plus associated travel and living expenses. There will be no additional charge to the customer for the dispatch if the customer has entered into a separate agreement with Nortel for that service.
Technical Support Deliverables
The following key deliverables are provided by this service:
•	Case status: case status available by calling the Nortel Call Center or through the Nortel case tracking system via the Nortel website, www.nortel.com.
•	Root cause analysis report: if applicable, for supported loads only (see Appendix C for availability and Appendix D for SLA objectives).
•	Clarify Bulletin Systems: technical document advising the customer to prevent issues on its network as appropriate. Clarify Bulletin Systems are created to make customers aware of problems in a system and/or corrections/upgrades to their systems. The CBs are issued for one of the following reasons:
- Service-impacting documentation deficiencies

- A temporary workaround for a product deficiency with a commitment for a permanent fix to be available
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Note: Every CB shall have a cancellation plan or expiration date assigned
- CBs can be accessed through www.nortel.com
Nortel Responsibilities
Nortel will be responsible for:
•	Providing access to the Nortel Call Center which is the single point of contact for the receipt of all customer support calls and inquiries. The Call Center is available 24 hours a day, 365 days a year. Incoming calls may be connected to an Automatic Call Distribution (ACD) system and may be recorded and/or monitored for quality purposes. After selecting the appropriate product support group via the Express Routing Code (ERC), the customer simply enters the activated Site-ID or PIN and is then immediately transferred to a Technical Support Engineer as available. Where toll-free access is not available, the customer will be responsible for any telecommunication facility charges and/or long distance toll charges associated with access to the call center.
•	Providing access for customer sites in Canada, the United States, and Puerto Rico/U.S. Virgin Islands to the Nortel technical support organizations by calling the Nortel Call Center at:

1-800-4NORTEL (1-800-466-7835) or (1-919-905-4210)
•	Providing access to the Nortel case tracking system via its website, www.nortel.com, where available and at Nortel’s discretion. This tracking system enables the customer to open and view cases via the website. The customer will be responsible for any telecommunication facility charges and/or long distance toll charges associated with access to the Nortel website.
•	Assigning a unique reference number from its case tracking system when the customer reports a problem and recording the time the report was received. Nortel will request that the customer agree to a case priority level in accordance with the guidelines set out in Appendix B.
•	Providing Knowledge Management and On-Line Support. The customer will be entitled to access Nortel’s Customer Support website (or successor in title) 24 hours a day, 7 days a week, and 365 days a year. Nortel’s Customer Support website is currently located at www.nortel.com. The information will be made available to the customer when it is made generally available for distribution by Nortel. The customer must acknowledge and agree that access to the Customer Support website may be conditional upon customer compliance with all Nortel security requirements and/or other terms as deemed necessary by Nortel. Depending on the product, information and/or tools available to the customer on the website may include:
- Problem solutions knowledge database

- Status review of known software problems

- Problem case status

- On-line information forums

- Access to technical information (on a “read only” basis) which will enable current status reports to the customer.
Customer Responsibilities
To initiate or renew a Support Services plan, the customer must identify equipment types, quantities and applicable software release levels. Specific information for Field Replaceable Units (FRUs) to be covered under Repair Services should include product codes, hardware release level, serial number, software version and verification of current functionality. Upon request, Nortel can assist in collecting network audit and baseline information in which case additional charges may apply.
The customer is responsible for using and maintaining the products in accordance with the applicable Nortel product documentation. To be eligible for Technical Support service, hardware and software that will be covered by such service must be in good operating condition and at revision levels specified by Nortel. The customer shall use all reasonable efforts to maintain hardware and software at the release or update level for supported hardware and software in accordance with the Nortel published policies and procedures. This maintenance must be performed in accordance with policies and procedures published by Nortel. If the customer is using a software version released prior to the then- current minimum supported version(s), then the customer will need to upgrade to one of the then-current minimum supported versions in order to acquire rights to any known fix.
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For any service request made by the customer that is not specifically provided by this service, Nortel will either provide a quote to provide that service, or Nortel will invoice the customer for the then-current Nortel time and materials fees plus associated travel and living expenses.
Nortel expects the customer to exhaust its internal troubleshooting processes to resolve the issue prior to contacting Nortel. These operational activities may include but are not limited to:
•	Performing day-to-day maintenance and network operations
•	Monitoring network and system alarms
•	Performing diagnoses in accordance with instructions provided by Nortel and carrying out initial remedial actions including remote diagnosis
•	Operating and controlling the customer’s internal help desk for logging and tracking problem reports, inquiries, prioritizing events, and escalating as required to Nortel’s technical support group
•	Gathering data at Nortel’s direction
The customer is responsible for providing a detailed problem description during submission of the case.
In the event that the customer fails to comply with the requirements as described in this section, Nortel will advise the customer thereof. Nortel and the customer may then agree upon service to be provided at Nortel’ then-current time and materials basis plus any travel and living expenses incurred.
As an additional service, Nortel may provide additional equipment at the request of the customer to assist the customer. Nortel and the customer may then agree upon this service to be provided at Nortel’s then-current time and materials basis plus any travel and living expenses incurred.
The customer must be available as required by Nortel to aid in problem diagnosis for all cases reported to the Nortel technical support organization. The customer shall designate competent personnel to work with Nortel engineers to restore the service level. The customer’s personnel may be required to assist with service level restoration in accordance with instruction that Nortel provides. The customer representative(s) must have the authority to make all decisions regarding any actions required to resolve the case. If the customer’s personnel are not able to maintain constant contact during the resolution of E1, E2, and Business Critical cases, Nortel reserves the right to downgrade the category assignment of the case.
The customer acknowledges that any hardware/software upgrades/improvements or changes required to install or use a software fix, update, release, or any part thereof are charged separately from, and are in addition to, the charges of the current contract for technical support.
All customer support personnel responsible for operating and troubleshooting Nortel products must successfully complete Nortel specified training and certification where applicable.
Remote Access to Customer Network
To facilitate a rapid solution to emergency or high-priority service requests, Nortel will require remote access to be established into the customer network 24x7x365. There shall be two levels of security checks provided by customer:
Network-level security requirements: the customer shall provide high-speed access (1MB/second or higher throughput) via the Internet by installing and maintaining at least one Nortel Contivity VPN Gateway or Branch to Branch VPN or equivalent sized and configured to provide a mutually agreed to number of user Logins and Passwords permanently assigned to Nortel Technical Support. Other logins will be set up for other Nortel services (e.g. engineering and software delivery groups as needed). The gateway will be the primary point of remote access into the customer network and must provide unrestricted, full controlling access, including split tunneling, GUI redirection, FTP for file transfer or corrective content delivery, Telnet for Command Line Interface (CLI), X-Windows, etc., to all Nortel-provided equipment in the customer’s network. Nortel highly recommends that a second VPN gateway be installed for redundancy which should not be collocated with the primary gateway (geographic redundancy).
Nodal-level security requirements: the customer must provide permanent “root” access level (unrestricted in any fashion) login and passwords for all Nortel-provided network elements and the individual node IP addresses of each network element. It is the customer’s responsibility to notify Nortel of any changes to the node IP list prior to implementing the changes. For the purposes of time tracking compliance with the restoration of service targets set
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forth in this document, it is understood that this time shall be measured and commence from the time Nortel technical support personnel are able to successfully access the impacted node in the customer’s network.
Remote Access Validation
The remote access network configuration and nodal level security must be validated by Nortel Technical Support to help ensure successful remote access to network elements within two minutes of the first attempt to login. The customer agrees to allow Nortel Technical Support teams to periodically and randomly access the network elements to validate remote access functionality, in order to facilitate preparedness by Nortel to meet the requirements of this support-level agreement.
VPN Gateway Placement
The customer agrees to configure and maintain its network LAN/WAN, routers, firewalls and other ancillary equipment to provide unfettered and full access to all Nortel network elements. No additional security procedures, port, protocol or permissions restrictions shall be implemented without the express agreement of Nortel Technical Support.
Should the customer fail or cause delay in providing connectivity, Nortel will be excused from its fault resolution performance for a period equal to such failure or delay by the customer.
Remote Access by Nortel
Nortel will not connect to the customer’s network without prior authorization, and the purpose of the connection will be solely to provide technical support. If access procedures for data links, including procedures related to security, require non-standard activity on Nortel’s part or impose additional costs upon Nortel, then Nortel may, as it reasonably determines to be appropriate for such activity or costs, invoice the customer for additional charges for Technical Support.
Service-Level Agreement without High-Speed Access
The SLA objectives stated in Appendix D are not applicable if high-speed access to the customer network is unavailable.
Assumptions
The following assumptions will govern the delivery of the Technical Support service.
•	Only products specifically identified are covered under the support plan.
•	Nortel support obligations are expressly conditional upon the products not being (i) subject to unusual mechanical stress or unusual electrical or environmental conditions; (ii) subject to misuse, accident or disaster including without limitation, fire, flood, water, wind, lightning or other acts of God; or (iii) altered or modified unless performed or authorized by Nortel.
•	The customer will only be able to report E1 and E2 outages or Business Critical cases by telephone. These calls will be forwarded to the Nortel Emergency Recovery team and handled in the manner described in the section on Emergency Recovery. Business Critical, Major, and Minor cases shall be addressed as described in Appendix B.
•	Customers may access the Nortel Call Center in order to escalate a case to higher levels of management within Nortel, as necessary.
•	Once agreed upon, any changes to the scope of the project requirements will result in the requirement for a Job Change Order (JCO) with additional charges on a time-and-material basis.
•	All similar products within the network must be covered under similar service levels. If the provided product count is inaccurate or the product count/configuration changes during the support period, then the Support Services plan may be modified to reflect such changes.
•	All Nortel products of the same type must be entitled to receive the same level of support. Warranty services address product defects only. Products under a support plan cover both defects and non-defects. When a product is purchased and is under warranty, and the customer has the same product type in the network under a support plan, the product under warranty must be uplifted to the same level of support as the other products under a support plan. The support plan pricing will be based on the enhanced coverage of the Support Service plan. For the purpose of providing Support Services, Nortel will have the right at any time to audit a contracted site through software, remote polling or other reasonable means to verify the site’s in-service inventory against the contracted equipment to confirm the customer’s network size and/or to verify the software status.
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•	Nortel will from time to time assess the products offered and supported. The assessment will be based on technology, market development, product deployment, and support requirements and may identify certain products that will be discontinued. Nortel reserves the right to modify or to terminate any Support Service purchased by the customer for products that have been discontinued. Subject to the then-current Nortel policies, continued support for any discontinued products beyond the effective date of discontinuance may be provided on a reasonable basis, as determined by Nortel.
•	When Nortel is proposing the purchase of Support Services for a term of more than one year (Multi-year Term), proposed pricing reflects anticipated standard inflation and changes in the warranty status of specified products. If the product count, the product value or the installed base changes or if year-over-year inflation after Year One exceeds 5% in any single year during the Multi-year Term, then the price may be revised; in which case the customer will be required to issue a modified PO.
•	Contracted services will be renewed automatically. To avoid automatic renewal of the Support Plan contract, the customer must work with a Nortel Account Representative ahead of the contract expiry date in order to identify the services and network coverage that will be applicable for the renewal period. Upon receipt of this information, Nortel will provide a renewal quote including pricing for the subsequent term. At this point, the customer can validate the proposal information and submit a PO for the renewal year. The renewal PO should be received 30 days prior to the expiry of the existing annual contract to avoid disruption of service coverage.
•	Nortel will log all calls for record keeping purposes regardless of potential case classification.
•	A purchase order must be provided to Nortel to facilitate the billing of services that are not specifically identified as part of this service.
Exclusions
Unless negotiated otherwise, the Technical Support service will exclude:
•	Providing root-cause analysis, fault reports, or lead-time/performance metrics unless specifically contracted for these services.
•	Providing Support Services for any Nortel products purchased from unauthorized sources unless such products are certified by Nortel in order to qualify for Support Services. Support Services cover Nortel products purchased either from Nortel or from an agent authorized by Nortel. In addition, Nortel is not responsible for supporting third-party product(s) that are not under a support contract. Incorporating software corrections into software releases prior to the then-current supported software release(s). Nortel reserves the right to incorporate software corrections into future software releases.
Other Nortel services are available such as database and RF engineering, patch delivery, monitoring, assisted operate, capacity/performance evaluations, etc. See your account representative or the Nortel website, www.nortel.com for details.
If the customer requests a service that is neither part of the scope of this Technical Support Service nor within the control or responsibility of Nortel, then Nortel will charge additional fees to perform such services, in the event that Nortel agrees to perform them.
As new software loads are released for Nortel products, support for previous software releases is normally reduced and may eventually be discontinued by Nortel. For equipment operating on an unsupported software release, Technical Support may be limited to ER according to then-current Nortel product support policies.
The customer acknowledges that any applicable fees associated with any hardware/software upgrades/improvements or changes required in order to implement any advice or resolution(s) provided by Nortel or to install or use a software fix, update, release or any part thereof are in addition to the fees for this Technical Support service or any applicable contracted price.
Timelines
The lead-time (from receipt of an order to the point at which service delivery begins) is typically a minimum of 45 days but may vary depending on the following factors:
•	Number and type of network elements to be connected
•	Customer responsiveness in completion of connectivity checklists and to coordinate with Nortel firewall access
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Technical Account Management (TAM)
The Technical Account Manager (TAM) provides personalized service tailored to understand your specific operations and to respond specifically to your business needs. The TAM acts as your company’s personal liaison to Nortel’s Network Technical Support (NTS) organization. This leadership role primarily focuses on case responsiveness, customer satisfaction and special products/account management. (i.e.; escalation management, network evolution and contract content review). The role of the TAM encompasses both customer facing and internal Nortel issue management.
Service Deliverables
•	Acts as a single point of contact for specific customer technical support related needs.
•	Acts as a liaison between the customer and Nortel’s technical support community.
•	Manages all customer technical escalations and critical issues by ensuring the appropriate Nortel resources are engaged to facilitate a timely solution and customer’s expectations are met.
•	Performs daily assessment of the account case work-on-hand. Tracks progress and engages all levels of technical support to ensure timely case updates. Expedites problem resolution.
•	Performs routine case reviews providing customized metric reporting in order to track performance.
•	Prime for case management, striving for Service Level Agreement (SLA) compliancy. Conducts routine case reviews with the customer, discussing current case load, progress and action plans.
•	Responsible for understanding the customer’s network, products and site specific data.
- Attends customer meetings, face-to-face or via conference call, to address service deliverables and discuss specific customer concerns.

- Monitors customer satisfaction. Reviews verbatim reports, customer value metrics and drives corrective actions relative to Nortel technical support performance.

- Is aware of customer contract data, technical content coverage and contract expiration dates.
Desired Outcomes:
•	Increase in customer satisfaction and customer loyalty.
•	Increase in case responsiveness and fix response times.
•	Enhanced Customer interaction/relationship
Customer Responsibilities
Acknowledges the services provided by the Technical Account Manager are available 8:00 AM–5:00 PM local standard time.
Acknowledges case management performance objectives are measured by TL9000 and RQMS standards.
In order to reap full benefit of the services provided by the TAM in delivering resolution to technical issues, the customer acknowledges hardware and software must be kept current and maintenance of equipment must be in accordance with policies and procedure published by Nortel.
TAM Support Services is a premium overlay to the Technical Support Services Premium or Gold Support Plan packages.
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Assumptions
•	TAM Services provided outside of the scope of the identified TAM Support Services plan may be billable and paid for by the customer, in addition to the pricing for the TAM Support Services plan.
•	Nortel will, from time to time, assess TAM Service deliverables offered. The assessment will be based on technology, market development, product deployment and support requirements and may identify certain products that will no longer be supported. Nortel reserves the right to modify or to terminate any TAM Support Service purchased by the customer for products that have been discontinued. Subject to the Nortel then-current policies, continued support for any discontinued products beyond the effective date of discontinuance may be provided on a reasonable basis as determined by Nortel.
•	Contracted services will not be renewed automatically should the customer send in a PO and request continued service. In order to renew a Support Services plan, the customer should work with a Nortel Account Representative ahead of the contract expiry date in order to identify the services and network coverage that will be applicable for the renewal period. Upon receipt of this information, Nortel will provide a renewal quote including pricing for the subsequent term. At this point, the customer can validate the proposal information and submit a PO for the renewal year. To ensure no disruption of service coverage, the renewal PO should be received 30 days prior to the expiry of the existing annual contract.
Exclusions
•	TAM Support Services cover Nortel products purchased either from Nortel or from an agent authorized by Nortel. Nortel will not be obligated to provide TAM Support Services for any Nortel products purchased from unauthorized sources unless such products are certified by Nortel. In addition, Nortel is not responsible for supporting third-party product(s) not supplied by Nortel or its agents unless specifically agreed to by Nortel.
Note: Nortel certification services are available for additional fees.
Repair — Advanced Shipment
Advance Shipment, a repair service from Nortel, provides for the replacement of a defective Nortel Field Replaceable Unit (FRU) with an equivalent FRU. Under this service, Nortel will use commercially reasonable efforts to ship an equivalent, replacement FRU to the customer within five business days following acceptance of a request for replacement.
Nortel will register and manage requests for Advance Shipment service during normal business days and hours observed by Nortel in the region where the service is being performed.
Upon receiving a request from the customer and after any diagnostics assistance, Nortel will allocate a part request number, also known as a Return Material Authorization number (RMA), to each FRU to be replaced and notify the customer of the relevant part request number.
Following allocation of the part request number(s) – and provided that Nortel has a functionally equivalent FRU in stock – Nortel will ship an equivalent FRU within five business days from the receipt of the replacement request. Where possible, Nortel will ship FRUs from its regional logistic locations. If an equivalent FRU is not in stock or if the replacement FRU must be physically returned to Nortel for repair due to its technology or configuration, Nortel will use commercially reasonable efforts to expedite the order for the customer.
Customer Responsibilities
With regards to Repair Services, the customer will be required to:
•	Pay all applicable duties, taxes, and other charges associated with the importation of the replacement (or repaired) FRU into the country of destination.
•	Use the specifically assigned part request number(s) provided by Nortel and include completed Nortel Fault Report Forms when returning any FRU.
•	Adhere to packing instructions provided by Nortel (including anti-static precautions) when returning the defective unit.
•	Put the replacement (or repaired) FRU into service.
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Note: On-site repair and on-site replacement labor are not included with Repair Services.
Specific for Advance Shipment
The customer will incur the expense of returning the defective FRU to a location designated by Nortel within 30 calendar days of shipment by Nortel of the replacement FRU.
Note: The Nortel Material On Loan Policy (MOL) can be provided.
Assumptions
The following assumption will govern the delivery of Repair Services:
•	Nortel will incur the expense of shipping the replacement (or repaired) FRU to the customer using a method and carrier selected by Nortel. Nortel is responsible for loss of, or damage to, a FRU while it is in possession by Nortel or in transit to the customer. Nortel does not guarantee the arrival time of the replacement (or repaired) FRU.
•	Unless required for operational reasons and agreed upon with Nortel, the replacement (or repaired) FRU will be at the then-current minimum hardware, firmware, and software release levels, as they are made Generally Available (GA) by Nortel.
•	Nortel warrants the replacement (or repaired) FRU to be free from defects in workmanship and material attributable to Nortel for a period of 12 months from the replacement (or repaired) date.
•	Nortel reserves the right to reject the return of any FRU that does not clearly display the specific part request number (RMA number).
•	As part of the Repair Service, Nortel will monitor all faulty circuit pack returns for No Fault Found (NFF) from the customer. The term NFF refers to a pack that upon receipt by Nortel is tested and found to comply with applicable Nortel specifications. All returns classified as NFF that are greater than 10% of the total circuit pack return volume from the customer will be subject to the per-incidence repair service fee, as published by Nortel. Nortel will measure the total circuit pack return volume on a quarterly basis.
Exclusions
The following exclusions will govern the delivery of Repair Services:
•	Repair Services do not include Emergency Part Dispatch. For emergency situations requiring next-day shipment, the customer may request the Nortel Emergency Parts Dispatch service.
- Emergency repair support is accessible 24 hours a day, seven days a week

- Emergency service is subject to the terms and conditions of such service and subject to additional fees, as published in the Nortel Price List

- Under the Emergency Parts Dispatch service, Nortel will exercise all reasonable efforts to ship an equivalent FRU on the next day, subject at all times to Nortel having a functionally equivalent FRU in stock.

- The choice of delivery carrier and freight charges will be the customer’s responsibility
•	Hardware upgrades
•	Coverage for: (i) consumable items and supplies that are “used up” during normal product operation (such as printer ribbons, light bulbs, fuses, filters, etc.), (ii) original equipment manufacturer (OEM) products/vendor equipment and the customer’s third-party equipment not furnished by Nortel, (iii) cable plant, (iv) miscellaneous network hardware furnished by Nortel (such as monitors, printers, modems, etc.), (v) power equipment (such as fuse panel, batteries, miscellaneous hardware, racks, cabling, etc.), and (vi) major system assemblies (such as frames, bays, shelves, line drawers, etc.).
On-site repair or replacement and any associated labor, travel, and living expenses
Third-Party Product Spares-Next Day
The Third-Party Product Spares-Next Day Service – Next Day service consists of:
•	Technical Support
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•	Third-Party Product Spares (dispatch of replacement part and dispatch of a field technician for on-site installation with a next-day target arrival at contracted customer sites).
With Nortel managing Third-Party spares inventory logistics as well as the assignment and dispatch of a field technician, the Third-Party Product Spares – Next Day service provides for the delivery and installation of replacement Field Replaceable Unit (FRUs) to the customer’s contracted sites for the covered Third-Party products that are supplied by Nortel or purchased separately by the customer. Nortel will dispatch a spare part (FRU) to the customer’s contracted site in exchange for the faulty FRU removed from the defective Nortel product. A field technician dispatched by Nortel to the customer’s contracted site will remove the faulty FRU from the affected Nortel product, install the replacement FRU, and return the faulty FRU back to Nortel.
The Third-Party Product Spares service virtually eliminates the need for the customer to purchase and hold spares inventory or to provide a field technician for spare-part replacement.
This service can more specifically help the customer:
•	Receive dependable remote technical assistance and emergency recovery for issues associated with the operation and maintenance of Nortel products in the customer’s network.
•	Save spares hardware capital and expense because the service:
- Eliminates dedicated spares inventory and lost spares hardware costs

- Saves the cost of financing non-revenue-producing inventory

- Saves on the expense of repairing and making baseline changes to sparing inventory

- Saves the cost associated with inventory taxes
•	Save inventory management capital and expense because the service:
- Saves costs associated with inventory management tools, storage cabinets, and local and central warehousing.

- Eliminates or reduces delivery and shipping costs.
•	Eliminate resource requirements for personnel associated with:
- Defective parts return management

- Process management

- Inventory planning and administration

- Tracking and baseline control

- 24x7 warehousing management

- 24x7 parts delivery and installation

- Hiring and training of field maintenance personnel
Service Deliverables
Technical Support
Premium Technical Support involves remote support for issues associated with the maintenance of Third-Party Products.
Note: Please refer to Technical Support section of this document for details
The Third-Party Product Spares – Next Day service deliverables includes:
•	Contract Administration (or Spares Program Office) to support communications and administrative issues relating to the service.
•	A single point of contact – the Nortel Managed Spares Call Center – for placing replacement FRU service requests.
•	Access to, and use of, Nortel spares inventory from central depots.
•	Spare-part warehousing and inventory management.
•	Replacement FRU dispatch and delivery with a next-day target arrival to the customer’s contracted sites.
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•	On-site removal of the faulty FRU and installation of the replacement FRU.
•	Defective FRU return process
•	Escalation management.
Nortel Managed Spares Call Center
The Nortel Managed Spares Call Center is the customer’s single point of contact for the – Next Day service. The Call Center is available 24 hours a day, seven days a week and serves as:
•	A single point of contact to receive replacement FRU service requests from the customer.
•	A logistics and coordination center for all FRUs dispatched and delivered to the customer’s contracted site(s).
•	A coordination center for the assignment and dispatch of the field technician to the customer’s contracted site(s).
•	An information and escalation center for service requests.
Spares Inventory
To furnish the Third-Party Product Spares – Next Day service, Nortel owns, stocks, warehouses, and dispatches replacement FRUs from inventory held in central depots to support the maintenance of deployed Third-Party products. Nortel repairs the faulty FRUs returned on behalf of the customer in exchange for the replacement FRUs and returns them back into the spares inventory. This inventory is used to respond to service requests made by the customer under this service definition for the Third-Party Product Spares – Next Day service. Replacement FRUs may not be new but will be in working order and equivalent to the FRU exchanged.
Note: An inventory list used to price the Third-Party Product Spares – Next Day service will be provided. FRUs will be identified on the list.
All replacement FRUs are exchanged on a like-for-like basis and maintained at, or above, baseline releases specified by Nortel or the Third-Party Supplier. Each replacement FRU will be form, fit, and function compatible to the faulty FRU being replaced. The final inventory FRU list identified by Nortel as required to support the Nortel products in the customer’s network will be based on the final product configurations of the inventory of Nortel products deployed in the customer’s network at each of the customer’s contracted site(s).
Spares Warehousing and Inventory Management
Nortel has a warehousing distribution system that is based on a central depot distribution center. A warehouse located in the United States provides for the dispatch of replacement FRUs to the customer’s contracted sites located in most major metropolitan areas and strategic rural locations throughout North America.
Nortel establishes and maintains restocking levels that reflect service planning and inventory management practices that are standard in the industry. The spares inventory turnover is closely monitored and adjusted as necessary on an ongoing basis.
Replacement FRU Dispatch and Delivery
After a request for a replacement FRU has been validated by the Call Center, Nortel will pick, pack, and dispatch the replacement FRU using a common carrier overnight delivery service to make the delivery to the customer’s contracted site. The replacement FRU will be delivered on the next day for customer requests received and validated by the Call Center prior to 7:00 pm, local time, at the dispatching central depot. Weekend and holiday deliveries are subject to common carrier limitations on its overnight delivery services for weekends and for its observed holidays.
Dispatch of Field Technician and Replacement FRU Installation
After a request for a replacement FRU has been validated by the Call Center, Nortel will assign a field technician, who will be scheduled for arrival on the next day for customer requests received and validated by the Call Center prior to 7:00 p.m., local time, at the dispatching central depot. The Call Center will coordinate the arrival of the field technician with the common carrier’s scheduled overnight delivery of the replacement FRU at the customer’s contracted site.
The Nortel field technician will uninstall the defective part and install the replacement FRU.
Note: A list of field technician qualifications can be provided.
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While on site, the field technician will assist in resolving technical issues associated with the faulty FRU by working under the direction of the Network Operations Center (NOC) personnel who are responsible for monitoring the customer’s network. Nortel will assume that the NOC will play the lead role in resolving the network’s technical issues; therefore, the NOC should have highly skilled technical product experts to troubleshoot the problem and to provide the field technician with the replacement directions and corrective actions to be performed on site.
The field technician will have the skills to assist the NOC in resolving the site hardware issue and will act as the “eyes and hands” on site for the NOC personnel. The technician will have been trained in the equipment’s operation to aid the NOC in troubleshooting the problem and will replace the faulty hardware as required, but the technician will not troubleshoot without the direction of NOC personnel.
Defective FRU Return Process
Nortel field technician will arrange for the return of the faulty FRU back to Nortel on behalf of the customer. Faulty FRUs become Nortel property when received by Nortel. Upon receipt by Nortel of the exchanged (i.e., faulty) FRU, the replacement FRU becomes the customer’s property.
Note: The Defective FRU Return Process will adhere to the Nortel Material on Loan (MOL) policy.
Escalation Management
The Call Center is the escalation channel to the customer for raising unsatisfactory service conditions or immediate concerns associated with the Third-Party Product Spares – Next Day service. Nortel internal escalation will begin under the following situations:
•	When the Call Center representative becomes aware of a condition that may prevent Nortel from meeting its dispatch for next-day delivery targets.
•	In the event a replacement FRU is not available to meet the next-day delivery target.
•	When the ability of Nortel to fulfill a replacement FRU service request is affected by a conflict between the customer’s service request and the Nortel service entitlement database.
Nortel Responsibilities
The Third-Party Product Spares — Next Day service provides for Nortel to own, manage, and warehouse spares parts and then dispatch them on an as-needed basis to a contracted customer site to replace a failed unit in the network. A dispatched field technician will remove the defective part from service and install the replacement spare. The field technician will return the defective part to Nortel for repair so that it can be put back into invertory as a replacement part.
Service Level: Next Day
Third-Party Product Spares – Next Day service provides for dispatch of replacement FRUs and a field technician for arrival Monday through Friday from 7:00 a.m. to 7:00 p.m., customer local time. Weekend and holiday arrivals are subject to common carrier limitations on its overnight delivery services for weekends and for its observed holidays.
After the Nortel Managed Spares Call Center validates the customer’s request for a replacement FRU, Nortel assigns a field technician and dispatches the replacement FRU(s), each to arrive at the customer’s contracted site on the next day, if the request is validated prior to 7:00 p.m., local time, at the dispatching central depot. If validation is completed after 7:00 p.m., then arrival at the customer’s contracted site will be on the second day.
For example, if validation is completed at 6:00 p.m. on Monday, then Nortel will assign the field technician and dispatch the replacement FRU(s) for arrival on Tuesday between 7:00 a.m. and 7:00 p.m. If validation is completed at 9:00 p.m. on Monday, then arrivals at the customer’s contracted site will be on Wednesday between 7:00 a.m. and 7:00 p.m.
Any diagnosis and troubleshooting required to identify the faulty FRU to be replaced needs to be completed prior to the customer’s placement of the call to the Call Center to request the replacement FRU. The response time interval starts after the Call Center’s validation of the customer’s request for a replacement FRU and the assignment of a replacement FRU service request number.
The Third-Party Product Spares – Next Day Service Level Target response times are set out below:
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Third-Party Product Spares – Next Day Service Level Targets
Service Level	Call Center Response	Field Technician and FRU Arrival at Site	Performance Target
Availability	24x7	7:00 am – 7:00 pm	95%
Response	Immediate	Next Day	95%
Note: Performance Targets are measured for each annual term. Nortel strives to dispatch replacement FRUs and field technicians to the correct customer contracted site and on time; however, there may be occasions where response times cannot be met, due to circumstances that are beyond Nortel’s control.
Customer Responsibilities
The customer’s responsibilities with regards to Technical Assistance and 24x7 Emergency Recovery have been described previously in the service definition for Technical Support.
With regards to the Third-Party Product Spares – Next Day service, the customer agrees that the service will not be used to supplement the customer’s equipment ordering process. Further, the customer is required to:
•	Provide the full count and product configurations of all the Nortel products deployed in the customer’s network that are to be supported to permit for Nortel planning and management of appropriate replacement FRU inventories.
•	Identify the location/address, any security access, and maps/driving instructions for each customer site to be covered by this service if in a non-urban area. For locations requiring special access, such as government facilities or financial institutions, the customer must provide written documentation needed to obtain access.
•	Inform the contract administration prime (or a project office point of contact) of any change to the customer’s site(s). This information must include new Nortel products and product configurations added to customer’s network; any adds, changes, or deletions to existing configurations; and/or the establishment of new customer sites and/or product configurations at those customer sites.
•	Provide the first level of diagnostics in determining the need for a replacement FRU using the customer’s in-house structure that performs first-line support.
•	Confirm appropriate access and make provisions for receiving the replacement FRU at a predefined time and location in a timely manner, which includes:
- Informing the Call Center of any applicable rules that apply to the Nortel field technician to gain access to the contracted customer’s site.

- Designating a customer representative to meet the carrier to receive delivery of the replacement FRU.

- Designating a customer representative to meet the Nortel field technician and escort the technician to the affected product.
•	Make arrangement for the Nortel field technician to leave the contracted customer site with the faulty FRU to return to Nortel on the customer’s behalf.
•	Agree that Nortel may subcontract all or any portion of the service to subcontractors selected by Nortel provided that Nortel remains fully responsible to the customer for the performance of the service set out in this service definition.
Assumptions
The following assumptions will govern the delivery of the Third-Party Product Spares – Next Day service:
•	Service availability is subject to geographical limitations.
•	The proposed managed spares program is subject to a separate, valid, signed agreement between the customer and Nortel. This separate agreement will include a Contract Statement of Work (CSOW) and will set forth the applicable terms and conditions governing the acceptance and delivery of services.
•	Unless otherwise agreed to in writing between the customer and Nortel, the replacement FRU will be at the then-current minimum hardware, firmware, and software release levels as published by Nortel.
•	The Call Center will inform the customer’s service requestor and the Nortel contract administration prime (or the project office point of contact) if a customer service request is outside the scope of work set out in this service
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definition (i.e., non-compliant). Examples of non-compliant requests include a service request on a non-contracted Nortel product, or a service request for a customer site not listed for coverage under this service definition. If the service request is non-compliant, then the customer’s service requestor may request a quotation from the Nortel contract administration prime (or the project office point of contact) for the Nortel list price for dispatch of a FRU or technician. If the customer’s service requestor proceeds with the non-compliant request, then the call will be verified against a Purchase Order (PO) number furnished by the customer’s service requestor, and a replacement FRU and/or technician will be dispatched on a commercially reasonable basis and will not be subject to the service-level targets set out in this service definition. The customer agrees to promptly pay invoices issued by Nortel for such non-compliant services.
•	In the event that the customer’s representative is not at the customer’s site designated by the authorized caller to meet the carrier and the Nortel field technician, then reasonable efforts will be made by the carrier and/or field technician to contact the customer’s on-site representative for a period not to exceed 30 minutes after arrival. If the customer does not receive the replacement FRU and/or field technician, then the FRU will be returned to the originating spares depot, and/or the field technician will return to Nortel.
•	Any changes to the scope of the project requirements once agreed upon will result in the requirement for a Job Change Order (JCO) with additional charges on a time-and-material basis
Exclusions
Unless negotiated otherwise, the Third-Party Product Spares – Next Day service will exclude:
•	Spare inventory warehousing, inventory management and delivery of replacement FRUs not identified in the final contract with the customer or as subsequently modified in writing between the customer and Nortel.
•	Support for any customer sites not identified in the final contract with the customer or as subsequently modified in writing between the customer and Nortel.
•	Access to FRUs for the purposes of provisioning (i.e., adding to) the customer network.
•	Logistics, inventory or service costs associated with changes to the customer network configuration – changes may include moves, adds, overbuilds, network extensions, new routes, etc.
Timelines
The CSOW will set forth the applicable terms and conditions governing the acceptance and delivery of Third-Party Product Spares – Next Day service and must be in place before the program set-up time begins. The standard service set-up lead-time is 30 days from Nortel acceptance of a customer PO. For extensive customer network deployments or where new local depot stocks need to be established, set-up lead-time may require up to 60 days. Service set up must be completed before the Nortel Call Center can begin accepting the customer’s service request calls for replacement FRUs or to dispatch field technicians.
Corrective Content Management
Nortel offers the Corrective Content Management service for the delivery and application of patches and patch packages as well as the application of maintenance releases that will be used to enhance software currently installed in customer sites or lab environments. This service provides skilled personnel for the delivery of patches to customer’s network and the application of corrective content (patches, patch packages and maintenance releases).
Service Deliverables
Corrective Content Management service includes the following deliverables:
•	Download and application of patches and patch packages to elements (or point of use) in the customer’s network, which are supported by this service offering under a standard 28-day cycle (certain products may be on a different service cycle. Please see Appendix E product specific standards). Patch application will be performed via auto-apply methodologies for those products that have auto-apply capability.
•	Based upon individual product release schedules, application of maintenance releases to element(s) in the customer’s network, which are supported under this service offering (see Appendix E).
•	Electronic notification of patch delivery success or failure
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Nortel Responsibilities
Nortel will be responsible for:
•	Planning and scheduling service delivery with input from the customer representative
•	Performing corrective content activities in compliance with Nortel standard specifications and procedures
•	Delivering and applying the patches and patch packages, and applying the maintenance releases necessary for the customer’s network element(s) based upon element information provided by the customer. Maintenance release, and patch/patch package applications will be performed during the agreed-upon maintenance window and following the distribution of the software to the network elements.
Note: Corrective content may be downloaded at any point within a 24-hour/28-day period, unless otherwise specified by the customer.
Note: The application of some product corrective content may require a network element (or elements) to be taken out of service and/or restarted. Nortel, in conjunction with the customer, will manage this requirement as part of this service.
•	Un-tarring, and moving the patches from the dropbox or SDS (Software Distribution Site) server , in the case of SGSN (Serving GPRS Support Node) and SIG (SS7 IP Gateway) elements, to the end element where the patches will be applied. If patches are delivered to a dropbox, and an SDS exists within the customer’s network, the patches will be moved from the dropbox to the SDS, un-tarred at the SDS, and then transferred to the end element. If no SDS exists, but a dropbox exists within the customer’s network, the patches will be un-tarred on the dropbox and then transferred to the end element.
•	Downloading and applying Emergency (EMG) category patches within three business days (Monday through Friday) from the time that the patch is released
Note: If an EMG patch is classified as disruptive, then the patch application schedule will have to be negotiated with the customer.
•	Removing patches categorized as Obsolete Emergency (OBE) within three business days
•	Providing electronic notification to the customer upon successful/unsuccessful delivery and application of patch content
•	Providing switch health checks prior to and during application activity. Health Check (NHC) looks for common, symptomatic network anomalies that would prevent a successful deployment of corrective content.
•	Working in conjunction with the customer to identify and resolve any patch download and corrective content application failures (patching/patch packages or maintenance releases) that may arise during the delivery of the service
•	Performing a post-check to verify operational status following patch/patch packages and maintenance releases corrective content application
•	Leaving the network in the same state as prior to the start of the corrective content application process
Customer Responsibilities
For the successful delivery of this service, the customer must:
•	Provide contact names, e-mail addresses, and phone numbers (preferably with voice mail), and keep contact list current through the duration of this service
•	Identify which element(s) deployed within the network will be included in this service prior to the commencement of the service
•	Provide Nortel with 24/7 remote access to the network element(s), device(s), and/or intermediate server (i.e., SDS, where applicable), including the location/user home directory, user ID, and password. The userid and password are to remain static throughout the duration of the Corrective Content Management service. In the event a change is required, the customer will need to communicate the change(s) to Nortel in an agreed-upon timeframe and format.
•	Provide facilities for remote network access, including associated User IDs and passwords, through the use of a secure high-speed machine-to-machine interface utilizing a VPN tunnel, T1/E1 link, Secure Shell connection or Contivity, and ensure that connectivity to the customer’s NE(s) or device(s) is available at all times for automated corrective content download activity. The VPN tunnel should permit only authorized Nortel resources (personnel
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and equipment) to access the tunnel. These resources are only permitted with customer’s consent and for the intent specified. See Notes (1and 2).
Note: Nortel strongly recommends that Virtual Private Network (VPN) tunnels (Client-to-Branch and Branch-to-Branch connectivity) be constructed using the Nortel Contivity product portfolio and strongly recommends that the “Split Tunneling feature(s)” is enabled when Client-to-Branch connectivity is to be used. The Contivity Secure Internet Protocol (IP) Services Gateway is a hardware device that provides routing, VPN, firewall, bandwidth management, encryption, authentication, and data integrity for secure connectivity across managed IP networks and the Internet. If the VPN tunnel is constructed without the use of Nortel Contivity product, or with the Contivity but without the Split Tunneling feature enabled, then additional charges may apply in order to address connectivity configurations. Additionally, disabling the Split Tunneling feature and/or utilizing alternate access facilities may prevent Nortel from being able to perform this service. The customer and Nortel technical personnel will agree on the appropriate data links based on network equipment and configuration, as well as the appropriate security measures to prevent unauthorized access. The customer will be solely responsible for security of the network. Nortel will not connect to the customer’s network without prior authorization and such connection will be solely to support contracted corrective content management service activities.
Caution: Observe the following restriction if using secure ID – do not assign a password because doing so will result in failure of automatic patch file delivery.
•	Support for X.25 connectivity is limited to legacy DMS TDM switch elements for customers who already subscribe to this pre-existing service.
•	Ensure sufficient space is available for corrective content download (where applicable) on the network element(s) or device(s) to which corrective content will be downloaded
•	Provide a technically knowledgeable representative during all corrective content management activities, and have technically knowledgeable resources available to travel to site to address site related issues that may arise
•	Ensure the network element(s) are at a compatible and appropriate software release level prior to the application of the corrective content
•	Ensure any new hardware required to meet the requirements for applying corrective content is available and installed prior to the application
•	,Distribute maintenance load(s) (maintenance releases) to equipment requiring the corrective content prior to the start of the corrective content management service when maintenance loads are available on media
•	Troubleshoot all alarms prior to scheduled corrective content application activities
•	Verify that the appropriate entitlements to use the corrective content software updates, whether through initial equipment purchase agreements, software support contracts, or other contractual agreements with Nortel are in place prior to the commencement of the service
•	Ensure “auto-apply” is enabled on each DMS-100F switch and is set to run at least five days a week (for patching)
•	Minimize changes to location and naming convention of Network Element(s) requiring corrective content (where applicable) download
•	Configure the dropbox as an SDS server if no SDS server exists within the customer’s network in the case of SGSN, USGSN and SIG patches. This will enable the patches to be un-tarred at the dropbox location and then transferred to the end element. Create an SDS if no SDS exists.

In the case of GGSN patches, configure the dropbox as an SCS server if no SCS server exists within the customer’s network. This will enable the patches to be un-tarred at the dropbox location and then transferred to the end element
•	Provide file management and FTP (File Transfer Protocol) privileges on the SDS/SCS server
Assumptions
The following assumptions will govern the delivery of the Corrective Content Management service:
•	This service is available for Nortel products supported under this service offering that are listed in Appendix E of this document, and which have met Nortel Patch Operations acceptance criteria.
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•	Where the Corrective Content service is offered remotely, it is provided via a secure customer-provided VPN tunnel (T1/E1 link, Secure Shell connection, or Contivity). Support for X.25 connectivity is limited to legacy DMS TDM switch elements for those customers who already subscribe to this pre-existing service
•	IP addresses, user names, passwords, and directory structures must be left intact to help ensure successful ongoing corrective content delivery. If a change is made or requested to be made:
- For NA and CALA, Patch Operations needs to be contacted at 1-800-4NORTEL using the appropriate Express Routing Code (ERC).

- For EMEA, contact the software delivery prime.
•	A customer representative will need to work with an authorized Nortel representative to form a virtual team; this team will coordinate all matters related to the service activities
•	Communication between members of each team should be possible during normal Nortel business hours (Monday through Friday, 8 a.m. to 5 p.m. local Time), excluding Nortel’s holidays. Backup personnel and escalation paths will need to be identified and communicated between each team prior to the start of the service activities.
•	All required customer-provided information should be received by Nortel within the required and agreed upon timeframes.
•	For patching, this service is priced using a standard (28-day) cycle. If the customer requires more frequent patch/patch package download and application, the price of the service will be adjusted to accommodate this requirement (maintenance release service schedules will be based upon individual product release schedules).
•	Only applicable “GEN” (Generally Available), “ACT” (Activateable), or “EMG” (Emergency) category corrective content (patches, patch packages, and/or maintenance releases) will be downloaded and applied as part of this service offering
•	Corrective content (patches/patch packages and/or maintenance releases) with a status of “V” (Verification office) may be downloaded and applied for a site(s) that has been identified as a verification office
•	Corrective content download is not dependent upon the availability of a maintenance window and may occur at any time of the day, unless the customer specifies and requests a specific window of time.
•	The customer will need to identify all specific elements requiring service. If the actual number of NEs or current network design is different than that provided to Nortel at the time of the Corrective Content Management service proposal, or if the customer makes changes to the network after the service commences which causes additional effort (e.g., the corrective content management effort has started but needs to be rescheduled because of a gating hardware issue or additional effort is incurred to troubleshoot and clear corrective content management affecting alarms), then additional charges will apply, which will be charged at the then-current non-contract technical assistance rate plus expenses. Additional charges will be discussed and signed off by the customer’s primary contact before the commencement of work.
•	For DMS and Wireline VoIP and Wireless Voice Core elements (Switch/HLR), download and application of EMG patches/patch packages and application of EMG maintenance releases will be performed within three business days. For Access or Data network elements, EMG corrective content will be downloaded within three business days and applied within two weeks.
Note: Above timeline is applicable (Monday through Friday) from the time that the emergency corrective content is released. If an EMG corrective content is classified as disruptive, the application schedule will have to be negotiated with the customer.
•	Application of maintenance releases and patch packages will be dependent upon individual product release schedules.
•	Corrective content application will occur during maintenance window as agreed upon by the virtual team comprised of Nortel and Customer representatives. For the North American market, the default maintenance widow is Monday-Thursday 11:00 p.m. to 6:00 a.m. (Eastern Time); any exceptions must be agreed upon by the virtual team prior to the commencement of work.
•	The service is provided in conformance with Nortel’s published software and hardware support polices.
•	This service is applicable only to the North America, Caribbean, Latin America (CALA) and EMEA markets.
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Exclusions
Unless negotiated otherwise, the Corrective Content Management service will exclude:
•	Implementing security measures, whether from a Nortel or a customer perspective, other than those expressly agreed upon.
•	Reconfiguring existing equipment, whether previously supplied by Nortel or by another vendor.
•	Providing emergency recovery service for customer network elements.
•	Providing technical support for customer network elements.
•	Providing customer mentoring
•	Handling “LTD” (Limited) and “DBG” (Debug) patches.
•	Activating “ACT” (Activateable) patches. These patches will be applied as necessary, but the activation activity is the responsibility of the customer.
•	Handling any V category corrective content except for customer sites identified as verification offices.
•	Providing services other than those specifically described herein. Any additional support requested by the customer will be ordered and charged separately.
•	Providing any software or hardware required to be purchased prior to the corrective content download and application activities, nor the application of software required to be applied to the element prior to the application of the corrective content.
Timelines
The lead-time to commence delivery of the Corrective Content Management service is six weeks from the acceptance of the customer’s purchase order (PO) by Nortel and receipt of a completed Services Entitlement Form (SEF). If connectivity to the customer’s network via a VPN tunnel (T1/E1, Secure Shell connection, Contivity) is not established prior to the commencement of this service, the lead-time to commence delivery of the Corrective Content Management service will be added to the lead-time required to implement VPN connectivity.
Nortel, in conjunction with the customer, will determine a timeline for the start and completion of this service. Patches will be downloaded and applied on a pre-determined 28-day cycle. Maintenance releases and patch package service schedules will be based upon individual product release schedules.
The delivery time to complete the Corrective Content Management is dependent upon the number of network elements.
Note: Nortel requires a two-week notice to reschedule personnel.
Pricing Notes
•	The order code for the Corrective Content Management service is GR5353000/N0025982.
•	The Corrective Content Management service is an annually contracted service.
•	Pricing for this service is on a per-NE basis
•	Requests to perform corrective content application outside of the agreed upon maintenance window may result in additional costs for the Corrective Content Management service.
•	The purchase of this service does not relieve the customer from paying any software Right-to-Use fees, where applicable.
•	If any work is performed outside of the Corrective Content Management service description, the work will be charged at the then-current non-contract technical assistance rate plus expenses. Additionally, delays outside of the control of Nortel (e.g., when service activities are suspended or delayed due to site or equipment readiness issues, or connectivity is not available into the customer’s network through the customer’s VPN tunnel, etc.) that impede the progress of the delivery of this service will be charged at this rate. Any changes to the scope of the project requirements, once agreed upon, will result in the requirement for a change order with additional charges on a time-
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and-material basis. Corresponding changes will also be made to the schedule for completion of the job. These items will be discussed and signed off by the primary contact designated by the customer.
If the service can be performed remotely, but on-site services are requested, then premium rates will apply.
Network Discovery Classic
Network Discovery Classic
The Network Discovery Classic is a subscription based service to help customers increase their total system quality and potentially lower their operational and network maintenance costs. The package provide:
ePerformance
ePerformance provides the daily and monthly network performance reports that can be used by the customer Operations and Engineering teams for daily, proactive monitoring of key network performance indicators. The service will provide daily and monthly reports of call performance measurements, system usages versus available capacity, and system traffic data extracted from the Nortel wireless network. This information has proven critical for customer’s network planning and engineering organizations.
The ePerformance service covers the following technologies: CDMA (IS95), 1xRTT, 1xEvDO, AMPS, TDMA, GSM, GPRS, and EDGE.
ePerformance has significant advantages over alternatives. The tool uses expert Nortel engineers to comply with current and upcoming releases. Customers do not have to maintain multiple experts for OMs on every product. Nortel identifies new reporting requirements in advance. This process occurs for all new releases and nodes as the products are being designed. The result is a more efficient network planning, network monitoring, and network engineering organization. This ultimately lowers operational expenditures improving the bottom line.
ePerformance collects the necessary data and analyses it, giving solutions for preventive maintenance or corrections as opposed to mere raw data. There is no longer a need for the ePerformance customer to develop performance reports. They can use their resource to analyze the reports and act on the performance needs. In addition, network engineering is simplified by understanding the current state of the network on a day-by-day basis.
ePerformance Service Deliverables
The tools used are maintained and upgraded by Nortel, no recalibration or downtime is needed. Also, additions of value-added network measurements, such as 3G data networks (future) and others are being upgraded into the standard reports. Customers can concentrate on analyzing the data, not on collecting it. The information is not simply collected and reported but is reported after analysis is complete.
The ePerformance service provides the following reports:
•	Performance reports
•	Capacity, traffic, resource utilization reports
•	Equipment counts and office parms configuration reports
•	Miscellaneous reports (e.g., alarms, traps and swer, patch audits, etc.)
•	Busy-hour reports
•	24-hr (daily) and summary reports (weekly, monthly)
The reports are written in customized formats; they include raw data, graphical charts, and spreadsheet trend analysis. They are accessible 7x24 via a secure Nortel website.
Beyond the recommended measures, these reports track customer-specific operations measurements.
Separate quote-based consultation is also available from experienced Nortel Engineers based on report information and customer communications.
The Network Element, or NE, (or intermediate server on which the collected data resides) must be continuously available for access by the ePerformance server to upload the required data log file(s) for the complete 12 hours after the data collection period. For the 12-hour period of 12-24 hours after the data collection period, the NE must be available
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for access no less than 8 of the 12 hours. Access to the NE includes successful navigation through any Firewall, Gateway, or intermediate server(s).
The NE (or intermediate server on which the collected data resides) must reserve enough space to allow for the successful logging and retention of all required data.
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Nortel Responsibilities
Nortel will be responsible for:
•	Collecting all required OMs, logs, counters from all connected NEs
•	Aligning the performance reporting system to Nortel product software releases.
•	Providing remote configuration information for the Contivity box on customer side
•	Adding new customer NEs
•	24x7 customer support
•	Daily monitoring for 100% of ePerformance customers
•	Customer report access via web interface (e.g., managing users and access rights)
Customer Responsibilities
The customer will be responsible for:
•	Ongoing daily operation and maintenance of the Contivity box on the customer side
•	Connectivity information checklist completion (new NE adds)
•	Coordination with Nortel of secure IP connections through firewalls and VPN tunnels
Assumptions
The following service activation requirements will govern the delivery of the ePerformance service.
•	Connection information is provided to access the NE for use in the ePerformance polling process. A secure IP connection, preferably via VPN, will be provided by the customer for ePerformance access to the NEs with all NEs being to the IP tunnel. Nortel will provide Internet Engineering resource to work with the customer IT prime to help ensure the IP tunnel is functioning. Any changes that would affect access to NE are required, via e-mail, and confirmed by Nortel via e-mail no less than 14 days prior to the start of the collection period in which they take affect.
•	A dedicated Contivity system is required to establish the secure VPN connectivity to the customer’s network nodes for raw data collection. The type of Contivity system required is dependent upon the number of NEs to be connected to the service, as follows:
- Small customers (< 50 NEs connected): Contivity 1100

- Medium customers (< 150 NEs connected): Contivity 1740

- Big customers (> 150 NEs connected): Contivity 2700
•	Operational Measurements for all reports are captured in closed (non- active) log file(s) and available on the NE (NE) or an intermediate server. Any partial data, or null data captured by the NE during the collection period will result in incomplete reports and Nortel is not responsible for the potential inaccuracy of these reports.
•	Any changes to the scope of the project requirements once agreed upon will result in the requirement for a Job Change Order (JCO) with additional charges on a time-and-material basis.
Exclusions
Unless negotiated otherwise, the ePerformance service will exclude engineering interpretation and analysis of the performance reports and charts, covered by other services available in Nortel portfolio.
Timelines
The ePerformance service offers 24x7 trouble ticket support through dedicated technical support phone number, email and web-based trouble ticketing system. Trouble ticket resolution times are as follows:
•	Server outage represents a critical outage and will be solved within 24 hours
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•	Any individual customer reports outage (due to connectivity or other issues) represents a Major Outage and all issues on Nortel’s side will be solved within 30 days. Nortel will provide guidance and support to the customer, but cannot fully control the resolution times for issues on the customer side.
The lead-time (from receipt of an order to the point at which service delivery begins) is typically two weeks per MTX network (one MTX, two BSCs, etc.) but may vary depending on the following factors:
•	Number and type of NEs to be connected
•	Customer responsiveness in completion of connectivity checklists and to coordinate with Nortel firewall access
Software Release Service — Basic
Keeping software up to date allows Nortel equipment users to benefit from the continual advances in product performance, reliability and stability that come from Nortel ongoing investment in product development. The Software Release Service – Basic is a software subscription service that provides the latest software enhancements as soon as they become Generally Available (GA).
This planned solution for maintaining software at current release levels enables network operators to leverage their investment and technology through regular, incremental improvements that reduce operating expenses and help improve network performance.
Service Deliverables
Software Release Service – Basic provides entitlement to new GA releases of Operational Software for covered network devices. When purchased for specified Application Software products, Software Release Service – Basic provides entitlement to new GA releases of Application Software for that software product. During the period of the service agreement, the customer will be entitled to access the Nortel Customer Service website 24 hours a day, seven days a week to download authorized software upgrades and documentation or, as specified by Nortel for certain products, GA releases may be provided via physical media. The customer will receive:
•	Base Software Upgrades: Major and Minor Releases of Software for covered products will be made available. Software will include the functionality for which the customer has already purchased applicable Right-to-Use (RTU) licenses.
•	Documentation: Associated software documentation, as may be available, including software product bulletins, Frequently Asked Questions (FAQs), installation tips and troubleshooting tips will be made available.
Nortel Responsibilities
Nortel will provide the customer with new base Software including major releases, upgrades and documentation as they are made GA by Nortel.
Software will be distributed via download from www.nortelnetworks.com or physical media as determined by Nortel. In the case of physical media, Nortel can provide one copy of each Software Release and associated documentation per major customer operations and maintenance center or copies may be provided per site in accordance to Nortel policy and practices.
Customer Responsibilities
The customer acknowledges that its right to use the Software Releases is subject to Nortel software licensing terms of the applicable purchasing and licensing agreement. If a particular software feature requires a separate RTU fee, as specified in the price schedule for that product or elsewhere, then the customer is not entitled to use the feature until the RTU fee has been paid. However, if no separate RTU fee is specified for a feature made available in a Software Release, then the customer is entitled to use that feature for no additional RTU fee.
The customer is responsible for ensuring that Software Releases are used and maintained in accordance with the applicable product documentation.
The customer is encouraged to allow Nortel to audit/baseline the network to accurately capture the NE count, current software release, and hardware baseline analysis.
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Assumptions
The following assumptions will govern the delivery of Software Release Service – Basic:
•	Optional feature software will be included if applicable license fees have been paid to Nortel.
•	Coverage for Operational Software for network devices must be purchased separately from coverage for Application Software products. The following definitions will govern these releases:
- Operational Software is defined as software that is required to operate a network device. The core Operational Software product resides on the network device it is operating. Associated files may reside on another network device.

- Application Software is defined as software that is not required to run a network device, such as Network Management
Software. It is not an enhancement to the Operational Software and may reside on another network device.
•	This service provides base software upgrades of Nortel software only. If the new software version requires additional Nortel hardware or third-party hardware and/or software, then the customer will be responsible for its procurement and installation. Upgrade deployment services in such circumstances are available for an additional fee.
•	The customer must be using software at a release/revision level that is classified by Nortel as GA at the time of starting service subscription. If the customer’s software has been declared “Manufacture Discontinued” (MD) or “End of Life” (EOL), then an additional charge will be incurred for an upgrade to the current GA release.
•	Software releases are provided for distribution to the customer for use only on or with products supplied by Nortel on which they operate, in accordance with specifications published by Nortel.
•	Proposed software release dates or GA dates that may be set out in any Nortel Plan of Record (POR) are estimates only and are in no way binding on Nortel.
Exclusions
The following exclusions will apply to Software Release Service – Basic:
•	Technical Support and Software Release Service – Basic are distinct services. They can be bundled together. Technical Support provides remote support for issues associated with the operation and maintenance of Nortel products, including hardware and software. It includes assistance during normal business hours to diagnose routine software problems and it includes 24x7 Emergency Recovery.
•	When software entitlement is purchased for a network device, entitlement for network management software and other application software will not be provided. Software Release Service – Plus provides entitlement to software releases of application software. Software Release Service – Plus is available for an additional charge, and the service will include Technical Support for the covered software products. The order code for Software Release Service – Plus is GU5300000 (A0895539).
•	This service does not provide labor to load the software or consultation concerning implementation procedures.
Note: Nortel offers a portfolio of services, e.g., Software Upgrade Migration (A0917396), Standard Engineering, Software Delivery and Core Upgrade for Carrier Voice over IP/ATM (GR5357000), etc., that provides for the installation of new software releases. When customers choose these services, Nortel software engineers will plan and execute the end-to-end upgrade process. The service can be delivered remotely or on site.
•	This service does not include operating software for third-party hardware platforms. The customer is responsible for maintaining a support agreement with the third-party hardware supplier for such equipment.
Pricing Notes
•	The order code for Software Release Service – Basic is GW5300000 (A0895541).
Customers who purchase a Nortel Support Services Pack for Multiservice Switch, Services Edge Router, and Juniper or Enterprise Data products receive the Software Release Service – Basic for the contracted equipment at no additional charge. These products include: Carrier Voice over IP, MCS 5200, Multiservice Switch 6420, Multiservice Switch 7440, Multiservice Switch 7480, Multiservice Switch 15000, Multiservice Switch 20000, DPN-100, Services Edge Router 5000 BSN, Juniper M-series, and Baystack series (Baystack 250, Baystack 350, Baystack 420, Baystack 450, Baystack 500, Business Policy Switch).
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Support Plan Contract Terms
In the event that this support plan has not been renewed or cancelled in writing by the end of the initial term (“Service End Date”), the conditions of this support plan will be automatically renewed as of the Service End Date (“Renewal Period”). For coverage during the Renewal Period, Nortel will provide the services and the customer will be billed in accordance with the support plan as described herein with the charges pro-rated on a monthly basis at the current monthly/element rate. In the event that the customer cancels this service in writing following the Service End Date, Nortel will bill the customer the pro-rated monthly rate for the period from Service End Date through the date written cancellation has been received by Nortel.
Requirements for Nortel Support Services portfolio
The Nortel Support Services portfolio includes Service Packs that combine Technical Support, Software Release Service-Basic, Software Release Service-Plus, Return and Replace, Advance Shipment, Managed Spares, and Managed Onsite with Spares. The following Customer Responsibilities, Assumptions, Exclusions and Pricing Notes apply broadly to service offers in the Nortel Support Services portfolio. These portfolio requirements are in addition to the service-specific Customer Responsibilities, Assumptions, Exclusions and Pricing Notes provided in the relevant Service Definitions.
Customer Responsibilities for Nortel Support Services Portfolio
•	To initiate or renew a Support Services plan, the customer must identify equipment types, quantities and applicable software release levels. Specific information for Field Replaceable Units (FRUs) to be covered under Repair Services should include product codes, hardware release level, serial number, software version and verification of current functionality. Upon request, Nortel can assist in collecting network audit and baseline information, in which case additional charges may apply.
•	The customer will need to use and maintain products in accordance with the applicable product documentation from Nortel.
Assumptions for Nortel Support Services Portfolio
•	All similar products within the network must be covered under similar service levels. If the provided product count is inaccurate or the product count/configuration changes during the support period, then the Support Services plan may be modified to reflect such changes.
Note: For Managed Spares and Managed Onsite with Spares programs, the customer will need to purchase the service for similar equipment at each covered site.
•	Services provided outside of the scope of the identified Support Services plan services shall be billable and paid for by the customer in addition to the pricing for the Support Services plan. Customers must participate in the Nortel Personal Identification Number (PIN) program. The PIN Program assures a pay-as-you-go method of payment for product support requests outside the scope of the original software warranty, original equipment warranty or contracted Support Services plans. The Nortel Call Center can provide current rates at the time a per-incident order is placed.
•	For the purpose of providing Support Services, Nortel will have the right at any time to audit a contracted site through software, remote polling or other reasonable means to verify the site’s in-service inventory against the contracted equipment, to confirm the customer’s network size and/or to verify the software status.
•	In the event that the customer fails to comply with the requirements described in the Service Definition for a Support Service, Nortel will advise the customer of its non-compliance. Nortel and the customer may then agree upon service to be provided at the then-current time-and-materials basis published by Nortel plus any travel and living expenses incurred.
•	Nortel will from time to time assess products offered and supported. The assessment will be based on technology, market development, product deployment, and support requirements and may identify certain products that will be discontinued. Nortel reserves the right to modify or to terminate any Support Service purchased by the customer for products that have been discontinued. Subject to the Nortel then-current policies, continued support for any
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discontinued products beyond the effective date of discontinuance may be provided on a reasonable basis, as determined by Nortel.
•	Contracted services will not be renewed automatically should the customer send in a PO and request continued service. In order to renew a Support Services plan, the customer should work with a Nortel Account Representative ahead of the contract expiry date in order to identify the services and network coverage that will be applicable for the renewal period. Upon receipt of this information, Nortel will provide a renewal quote including pricing for the subsequent term. At this point, the customer can validate the proposal information and submit a PO for the renewal year. To ensure no disruption of service coverage, the renewal PO should be received 30 days prior to the expiry of the existing annual contract.
Exclusions for Nortel Support Services Portfolio
•	Nortel will not provide root-cause analysis, fault reports, or lead-time/performance metrics.
•	Support Services cover Nortel products purchased either from Nortel or from an agent authorized by Nortel. Nortel will not be obligated to provide Support Services for any Nortel products purchased from unauthorized sources unless such products are certified by Nortel in order to qualify for Support Services. In addition, Nortel is not responsible for supporting third-party product(s) not supplied by Nortel or its agents.
Note: Available Nortel service offers to certify equipment for Support Services coverage include Optical Equipment Certification (A0504498), System Level Switch Certification for DMS (A0851089), Multiservice Switch Upgrade Certification (A0844533) and Services Edge Router Certification (A0506960). Certification by Nortel of equipment purchased from unauthorized sources or delivery of Support Services for such equipment does not relieve customer of any obligation that may be outstanding to pay applicable RTU fees.
Pricing Notes for Nortel Support Services Portfolio
•	All similar products within the network must be covered under similar service levels. Pricing covers only the identified Nortel products. If the provided product count is inaccurate or the product count/configuration changes during the support period, then the Support Services plan may be modified to reflect such changes.
•	Products in warranty and products out of warranty will receive the same contracted support level. Warranty services address product defects only. When a product under warranty is contracted for a Support Service, the service level will be uplifted and the Support Services plan pricing will be based on the enhanced coverage of the Support Service plan.
•	In the case where Nortel is proposing the purchase of Support Services for a term of more than one year (Multi-year Term), proposed pricing reflects anticipated standard inflation and changes in the warranty status of specified products. If the product count, the product value or the installed base changes or if year-over-year inflation after year one exceeds 5% in any single year during the Multi-year Term, then the price may be revised, in which case the customer will be required to issue a modified PO.
•	In the case of a Multi-year Term, the availability of Nortel services after year one is subject to Nortel End of Life (EOL) and Manufacturer Discontinued (MD) policies and the status of the products included within the customer’s installed base. Services available as of the date of a quote and prior to the EOL or MD effective date may no longer be provided or may be provided on a limited basis. The document “Global Services: Commercial Guidelines and Practices” provides further information on EOL and MD guidelines. Information on EOL and MD products and links to companies who have acquired divested products are available at: http://www.nortelnetworks.com/products/announc ements/
•	For Support Services plans, the Nortel document “Global Services: Support Plan Customer Service Guide for Technical Support and Repair Services” conveys information supplemental to the provided Service Definitions in a proposal or quote for Technical Support, Advance Shipment, Return and Replace, or Return and Repair. This document provides call center procedures, repair facility addresses, and the Material on Loan Policy. This supplemental information will help with the customer’s day-to-day interaction with Nortel teams in regards to receiving these Support Services. To obtain a copy, please contact your Nortel representative.
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Appendix A — Nortel Case Resolutions

Resolution	Explanation
Non-Nortel Attributable	Issues that are either customer/partner attributable
Nortel Hardware	Issues triggering a case that are due to a Nortel hardware deficiency.
Nortel Software	Issues triggering a case that are due to a Nortel software deficiency.
Nortel Documentation	Issues triggering a case that are due to a Nortel documentation deficiency.
Nortel Administration	Non-productive activity tracking (time tracking, opened in error, entitlement)
Nortel Attributable Other	Issues triggering a case that are due to other Nortel deficiencies
External Attributable	Issues that are beyond the control of the customer or Nortel.
Other Projects	Productive activity that falls outside of normal contracted Post In-Service support. Note — Ensure LC/Regional accounting requirements are followed.
Scheduled Event	An E1/E2 event that was required to perform specific problem resolution of maintenance.
Appendix B – Case Severity Classification
Nortel uses case priorities that correspond with the Customer Severity (TL9000) classifications set out in the table below. Notwithstanding the TL9000 Major Customer Severity definition, Nortel utilizes the following additional case priority definitions: E2, Business Critical, and Major to provide increased focus on certain types of Major problems.
If it is not clear which severity level applies to the reported hardware/software problem, then Nortel assignment of severity level shall be used; however, if a problem clearly belongs in a given severity level as defined below, then that severity level shall be used.

TL9000 Severity
Classification	Nortel Case Priority	Examples
Critical	E1
Problems that severely affect service, capacity/traffic, billing and maintenance capabilities and require immediate corrective action, regardless of time of day or day of the week. Problem worked continuously until resolved. The customer is required to assist during this period.
•     Total or partial network element outage
•     A reduction in capacity or traffic handling capability such that expected loads cannot be handled
•     Failure resulting in dynamic routing, switching capability or transport loss
•     Any loss of safety or emergency capability (e.g., emergency calls such as 911 in North America)
•     Inability to restart the system
•     Loss of billing/accounting capability
•     Corruption of billing or system databases that requires service affecting corrective actions
•     Other problems that severely affect service, capacity/traffic, billing, and maintenance capabilities or are jointly viewed by Nortel and the customer as critical

Major	E2
Problems that result in potential service degradation and/or total outage. Serious situation not involving service degradation in a live environment, but leading to a total or partial loss of redundancy.
•     Loss of redundancy of critical functions (i.e. control, interface, power, cooling)
•     Loss of protection switching capability
•     Short outages equivalent to system or subsystem outages not seriously impacting service with accumulated duration of greater than two minutes in any 24-hour period, or that continue to repeat during longer periods
•     A reduction in provisioned capacity of 5% and for a cumulative duration of > 10 minutes per 24 hours

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TL9000 Severity
Classification	Nortel Case Priority	Examples
• Repeated degradation of DS1/E1 or higher rate spans or connections
• Loss of system’s ability to perform automatic system reconfiguration
• Loss of access to maintenance or recovery operations
• Any loss of functional visibility and/or diagnostic capability
• Loss of system’s ability to provide any required system critical/major alarms
• Total loss of access to provisioning

Major	Business Critical
Problems that result in a major degradation of system or service performance that impacts service quality or significantly impairs network operator control or operational effectiveness. Overall network is degraded resulting in severe limitations to operations or network management software product has major feature that is not working properly with only a temporary workaround. Nortel requires continuous support from the customer operator during the troubleshooting and resolution period.
•     The customer has been given a work-around but the situation still requires constant attention due to the temporary nature of the work-around
•     Software application/migration issues that gate the introduction of new services or functionality
•     Billing error rates that exceed specifications
•     Corruption of system or billing databases

Major	Major
Problems that result in conditions that seriously affect system operation, maintenance and administration, etc. and require immediate attention. The urgency is less than in Business Critical situation because of a lesser immediate or impending affect on system performance, customers, and the customer’s operation and revenue.
•     Degradation of any capacity/traffic measurement function
•     Degradation of functional visibility and/or diagnostic capability
•     Degradation of access for maintenance or recovery operations
•     Degradation of the system’s ability to provide any required system critical/major alarms
•     Loss of access for routine administrative activity
•     Any system failure without direct immediate impact
•     Intermittent degradation of services; partial loss of access to provisioning
•     Software application/migration issues that do not impact service
•     Reduction in any capacity/traffic measurement function
•     Any loss of functional visibility and/or diagnostic capability
•     Any significant increase in product related customer trouble reports
•     Follow-up to E1 customer problems
•     Other problems that disrupt or prevent routine system activities, or problems that are jointly viewed as Major events by Nortel and the customer

Minor	Minor Problems do not significantly impair the functioning of the system and do not significantly affect service to customers. These problems are tolerable during system use.
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Appendix C — Technical Support for MD and EOL Software Loads
Life Cycle for Software Loads
From a Nortel Technical Support point of view, there are five categories of software loads:

Software Life	Software
Cycle	Load	Software
Milestone	Status	Availability	Technical Support Availability
Generally Available (GA) or Channel Ready (ChR) Active	Production Load	Orderable	The Production load is currently generally available (GA) or Channel Ready (ChR); Supported by TAS, ER, and patched where appropriate.

Active	Active Load	Special Order Only	The software load is Active. Supported by TAS, ER, and patched where appropriate.

Inactive	Inactive Load	Not Orderable	The software load is Inactive. Supported by TAS and ER. Consideration for patching for E1 and E2 priority emergency outages only.

Manufacture Discontinued (MD)	Retired Load	Not Orderable	The Retired load is Manufacture Discontinued. Supported by TAS and ER. The Retired load is not patched. Root Cause Analysis (RCA) is not available.

End of Life (EOL)	Retired Load	Not Orderable	The EOL load has reached the Product Retirement or End of Life (EOL) stage of the life cycle and is no longer fully supported. The EOL load is not orderable. The EOL load is not patched. TAS and ER support may be limited. ER support at EOL does not include Root Cause Analysis (RCA). Stated SLA objectives for fix response times are not applicable for loads at EOL. Customer is responsible for maintaining adequate spares on-site unless specifically contracted for with Nortel.
Please contact your account representative to identify the classification of your products and for support availability.
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Appendix D – Service Level Agreement (SLA) Objectives
Nortel strives to meet service level objectives for fix response times that exceed TL 9000 industry standards.
Service Level Agreement (SLA) objectives for Carrier

Support Plan	Classification	Service	Response	Recovery	Resolution	Availability
Premium or Base	E1	Emergency Recovery	95% within 10 minutes	Continuous until recovered 80% in 4 hrs after Nortel notification of incident	Follow-up: Major (E3)	24x7x365

	E2	Emergency Recovery	95% within 10 minutes	Continuous until recovered 90% in 12 hrs after Nortel notification of incident	Follow-up: Minor (E4)	24x7x365

	Business Critical	Technical Assistance Service	95% within 10 minutes	—	90% resolved in 30 Calendar Days*	24x7x365 (Page out coverage may apply)

	Major	Technical Assistance Service	95% within 1 Hour	—	90% resolved in 30 Calendar Days	Premium: 24x7x365** (Page out coverage may apply)
Base: Normal Business Hours**

	Minor	Technical Assistance Service	95% within 1 Hour	—	90% resolved in 30 Calendar Days	Premium: 24x7x365** (Page out coverage may apply)
Base: Normal Business Hours**

*	If the customer’s personnel are not able to maintain constant contact during the resolution of E1, E2 and Business Critical cases, Nortel reserves the right to downgrade the category assignment of the case.

**	Nortel strives to immediately assign an engineer to the Major and Minor problems during normal business hours. After hours support may be provided via pager in specific cases. Nortel business hours are 8 a.m. to 5 p.m. local standard time, Monday through Friday, excluding Nortel holidays.
Service Level Agreement (SLA) objectives during Product Lifecycle

Load Type	E1/E2 Recovery	Business Critical/Major	Minor
Production Load Active load Inactive load Retired load/End of Life	Standard SLA Standard SLA Standard SLA SLA objectives not supported	Standard SLA Standard SLA Standard SLA SLA objectives not supported	Standard SLA Standard SLA Standard SLA SLA objectives not supported
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Appendix E — Equipment Types

Maintenance Release
Element Type	Patch Delivery		Patch Management		Management
	Remote	Onsite	Remote	Onsite	Remote	Onsite
DMS Core — (MTX, MSC, HLR,
CS2K)	Yes	Yes	Yes	Yes	Not Applicable
CDMA NSS — CBM	Yes	Yes	Yes	Yes	Yes	Yes
CDMA NSS — SDMX	Yes	Yes	Yes	Yes	Not Applicable
CDMA P-MSC — CNM	Yes	Yes	Yes	Yes	Yes	Yes
CDMA P-MSC — CS2K Core	Yes	Yes	Yes	Yes	Not Applicable
CDMA P-MSC — CMT - (Includes: PSE, QCA, SAM21EM,	Not Applicable		Not Applicable		Yes	Yes
SSPFS)
CDMA P-MSC — NPM (includes PSE, GWC, IEMS, SESM, QCA,	Yes	Yes	Yes	Yes	Not Applicable
SSPFS, SAM21EM)
CDMA P-MSC — MGW (PVG)	Yes	Yes	Yes	Yes	Not Applicable
CDMA P-MSC — Aggregate Node	Yes	Yes	Yes	Yes	Not Applicable
CDMA P-MSC — GWC	Not Applicable		Not Applicable		Yes	Yes
CDMA P-MSC — SAM21 SC	Not Patchable		Not Patchable		Yes	Yes
CDMA P-MSC — ERS8600	Not Patchable		Not Patchable		Yes	Yes
CDMA P-MSC — UAS	Not Patchable		Not Patchable		Not Supported
CDMA P-MSC — AMS	Not Supported		Not Supported		Not Supported
CDMA P-MSC — USP	Not Patchable		Not Patchable		Yes	Yes
CDMA PDN — PDN03 Home
Agent and Foreign Agent	Yes	Yes	Yes	Yes	Not Supported
CDMA PDN — PDN04 Startent	Yes	Yes	Yes	Yes	Yes	Yes
CDMA PDN — Web-EMS	Not Patchable		Not Patchable		Yes	Yes
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EXHIBIT U
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
REPAIR & RETURN
Introduction
Nortel Networks provides an efficient and reliable service for its products that may require repair during or beyond the product’s warranty period. This document addresses North American customers who require information for obtaining repair services for products purchased from Nortel.
Repair Service Levels
Three levels of service (Advance Shipment, Return & Replace, and Emergency Part Dispatch) utilize the “Like-for-Like” fulfillment method.
The “Like-for-Like” method provides a functionally equivalent (feature, function, fit compatible) Field Replaceable Unit (FRU) in exchange for a customer’s defective FRU.
Nortel makes all reasonable effort to fulfill customer orders within the turnaround times provided in our Service Descriptions. Repair turnaround times are contingent upon stock availability.
Service Levels
Advance Shipment Service (“Like-for-Like”)
Advance Shipment provides the Nortel customer with a replacement Field Replaceable Unit (FRU) on loan prior to receipt of the defective FRU by Nortel.
Under Advance Shipment service, Nortel dispatches replacement hardware normally within five (5) business days after acceptance of a Customer Order. This premium service is provided exclusively under annual Support Services contracts or other contractual obligations.
Return & Replace Service (“Like-for-Like”)
Return & Replace service provides replacement hardware in exchange for a Customer’s defectives. Under Return & Replace service, Nortel dispatches a replacement Field Replaceable Unit (FRU) normally within ten (10) business days after receipt of the defective FRU from the Customer. This is the standard service level provided for Warranty repairs or per-occurrence repair service.
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Emergency Part Dispatch (“Like-for-Like”)
Emergency Part Dispatch provides our Customers, during Emergency circumstances, accelerated order fulfillment. This service is not meant to replace the customer need for carrying critical spares and is dependent on available stocks.
Under Emergency Part Dispatch, Nortel will ship a replacement FRU within 24 hours* following receipt of a customer PO if the part is available from existing stock when the order is placed. Service is offered 24x7.
Emergencies are priced per FRU at US$[***] plus repair charges** and customers are required to pay freight.
*Additional time may be required for collection by transportation carriers. Overnight couriers generally pick-up once each business day. For week-end or holiday shipments, counter-to-counter service will be arranged where possible.
**Repair charges do not apply for items under warranty. Emergency fees ($[***]) and freight are charged regardless of warranty status.
Return & Repair Service (“Same-for-Same”)
Return & Repair service uses the “Same-for-Same” fulfillment method which provides for repair of the original FRU received from the Customer. This service is typically reserved for products that are no longer manufactured.
Under Return & Repair service, Nortel repairs and ships FRUs within twenty (20) business days after receipt of defective units from the Customer. (Certain equipment may require longer repair time.)

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
Nortel Networks and Cricket Communications Proprietary Information

Contacting Global Repair Services
Via Phone in United States
Dial 1-800-4NORTEL (1-800-466-7835) Listen carefully to menu prompts. Input 1 for Express Routing Code (ERC) code and input the ERC to reach your repair destination.

1144	U.S. — Optical
181	U.S. — Wireline & Wireless
1143	U.S. — Enterprise Voice products
1142	Canada — Optical, Wireline & Wireless
1145	Canada — Enterprise Voice
275	U.S. & Canada — Enterprise Data
272	U.S. & Canada — Services Edge Router (Shasta BSN) (only)
Normal business hours in USA and Canada are Monday – Friday 7:00 a.m. to 7:00 p.m. Central Time.
By FAX
In United States
972-685-8862
Wireline & Wireless
615-882-0392
Optical
615-882-0218
Enterprise Voice
All fax orders will be returned with an RMA # by the next business day. Faxed Emergency Orders must be also called in to ensure receipt of fax.
By E-Mail
In United States
rich.repair@nortel.com
Wireline & Wireless
broadbandrepair@nortel.com
Optical
usenterp@nortel.com
Enterprise Voice
Nortel Networks and Cricket Communications Proprietary Information

DRAFT
To obtain an e-mail Part Request Form simply, send an e-mail to any of the above addresses and note “PRF” (Part Request Form) in the subject/title field. A form will be sent in reply automatically.
Place Customer PO in the subject/title field when e-mailing the completed Part Request Form. All e-mail orders will have an order confirmation with RMA # returned by the next business day.

Region	Product Line	ERC*	Fax	E-Mail
U.S.	Optical	1144	615-882-0392	broadbandrepair@nortel.com

U.S.	Wireline & Wireless	181	972-685-8862	rich.repair@nortel.com

U.S.	Enterprise Voice	1143	615-882-0218	usenterp@nortel.com

Canada	Optical, Wireline & Wireless	1142	1-877-618-2204	canentry@nortel.com

Canada	Enterprise Voice	1145	1-800-636-9998	canenrep@nortel.com

US & Canada	Enterprise Data	275	n/a	n/a
US & Canada	Services Edge Router (Shasta BSN)(only)	272	n/a	n/a
     *Via 1-800-4NORTEL (1-800-466-7835)
Nortel Networks and Cricket Communications Proprietary Information

DRAFT

North America Repair Part Request Form Required

NORTEL NETWORKS

Part Request Form

When Placing An Emergency Order, Please Fax The Order First, Then Phone to Ensure Receipt of Fax

Please return this form completed to Global Repair Services

REQUESTED BY

Customer Name: ____________________

Request Date: ____

Customer PO Number:
Copy of PO must be Faxed in

Customer Site ID: (or Project #) ____________________

Contact Name: ____________________

Tel: ____________________

Fax: ____________________

Email: ____________________

Return Authorization #:

(Nortel to supply)

CUSTOMER SHIP TO ADDRESS (Delivery Address)

Company Name: ____________________

Address: ____________________

Country: ____________________

Attn: ____________________

Tel: ____________________

Fax: ____________________

CUSTOMER BILL TO ADDRESS

Company Name: ____________________

Address: ____________________

Country: ____________________

Attn: ____________________

Tel: ____________________

Fax: ____________________

REQUESTED SERVICE LEVEL (please select one only applicable for all items)

(●) Standard ( ) Emergency ( ) Internal Order ( ) Other, Please specify ____________________

PARTS TO BE RETURNED

Item#	Part Number	Qty	Serial Number	Warranty Status	List System Type or Software Release (if applicable)
1					
2					
3					
4					
5					
6					
7					
8					

Please attach additional sheet when ordering more than 8 items on the same order

Comments / Special Shipping Instructions (*) ____________________

Email or fax to:
NORTEL NETWORKS
Add your order desk information

SHIP TO ADDRESS for defective PARTS:
With Return Authorization # clearly marked
NORTEL NETWORKS
Add your shipping address information

**IF RETURN AUTHORIZATION IS NOT PROVIDED WITHIN 24 HOURS PLEASE CALL 1-800-4NORTEL (1-800-466-7835) listen to menu options for the Express Routing Code (ERC) : Enter the ERC

***MOL POLICY (Material On Loan) - Defective unit must be received within 30 days of advance replacement shipment. If the defective unit is not received by Nortel within this time frame, additional charges will apply over and above normal repair price, emergency fees, and freight charges if applicable.

Nortel Networks and Cricket Communications Proprietary Information

DRAFT
The Repair Order Process
Required Information
     Please have the following information ready when placing a repair order with Nortel:
▪	Customer or Distributor Name

▪	Customer I.D (Project #, Site I.D) (as applicable)

▪	Requestor name, phone and fax number, and e-mail address

▪	Method of payment (Credit Card or Purchase Order)

▪	Customer Ship to Address

▪	Customer Bill to Address

▪	Order type (standard or emergency)

▪	Part number (PEC or CPC or manufacturer’s part number)

▪	Quantity (quantity of 1 per serial number)

▪	Serial number of the defective part(s) being returned (if applicable)

▪	Warranty Status and/or manufacturing date

▪	Any additional information about product (system type or software release)

▪	Any special shipping instructions
The RMA Number
Each repair order is issued a Return Material Authorization (RMA) number by Nortel.
The RMA number is critical for tracking individual orders and must be marked clearly on failure tags, shipping containers, packing lists of returned defectives and any correspondence or inquiries concerning the order.
No material should be returned to Nortel without an RMA number.
The RMA number is provided back to the customer within these intervals
•	Phone orders – on the day of the call (provided customer supplies all required order information and confirms order via hard copy fax or e-mail to follow)
Nortel Networks and Cricket Communications Proprietary Information

DRAFT
•	Fax and E-Mail orders – by the end of the next business day (provided all required information has been included on the parts request form)
Repair Related Processes — Payment, Warranty, Dispatch Fees
Method of Payment
A method of payment is required for all repair service orders. The method can be a credit card, blanket purchase order or an individual purchase order issued at the time of the request for service.
Repair Warranty
Standard repair warranty is 90 days or the remaining original hardware warranty, if it is greater. Additional warranty period may be extended under Support Services contracts.
Emergency Part Dispatch Fees
All Emergency Orders are subject to an emergency fee of US$400* per FRU plus freight regardless of warranty status. This is in addition to any applicable repair charges.
Material On Loan (MOL) Policy
If Nortel ships a replacement unit in advance, the customer is obliged to return the defective part to the designated Nortel repair facility for receipt within 30 calendar days after shipment of the replacement part.
The RMA number must be clearly marked on the shipping container and packing list. Material must be in repairable condition.
If the defective unit is not received within 30 days, the customer will be billed a non-return fee based on the new equipment price. A 15% restocking fee will apply for parts returned after billing has occurred.
This invoice is in addition to any repair charges, freight and emergency fees applicable. Nortel reserves the right to refuse returns after non-return billing has occurred.
Nortel Networks and Cricket Communications Proprietary Information

DRAFT
Returning Defective Material
In-Service Return Tags
An In-Service Return Tag should be attached to each defective card returned.
This “toe tag” is used by the customer to report information on the nature of the fault experienced when the card was in-service.
Nortel uses this information to analyze in-service failures and feeds back the findings to the product design process for on-going product improvement.
Copies of the In-Service Return Tag are available on request from the Repair Customer Service Call Center.
Nortel Networks and Cricket Communications Proprietary Information

DRAFT
Defective Return Packing Slips
Defective return packing slips should be used to return all defective parts to Nortel. Nortel will provide defective return packing slips for use by Customers in return shipments.
A copy of the defective return packing slip should be placed in all shipping cartons and attached outside to aid in the proper identification of returned material.
The RMA# and customer’s PO should be clearly marked on the outside of each box.
     If a Customer uses its own packing slip it must show clearly the following items of information:

Item	Information Required
From	Customer, Return Address & Phone
Ship Date	Date parts are shipped from customer
Ship via	Carrier name
Waybill number	Carrier tracking number
Number of Cartons	Number of cartons being sent on shipment
Customer’s P.O.#(if applicable)	Customer’s purchase order number
Repair order number	RMA# issued by Nortel

Site I.D or Project number	(as applicable)
Item Number
Quantity ordered
Quantity returned
Nortel Part number
Description of item
Serial number (if applicable)	The serial number for each item shipped
Shipment requested by	Customer signature
In the United States

For Wireline & Wireless Products	For Optical & Enterprise Voice Products
Nortel Networks Global Repair Services	Nortel Networks Global Repair Services

1334 Enterprise Drive	6380 Holmes Road, #95

West Chester, PA 19380	Memphis, TN 38141

Attn: (RMA#)	Attn: (RMA #)
Note: For Services Edge Router (Shasta) and Enterprise Data products return shipping instructions will be provided when the RMA# is issued.
Nortel Networks and Cricket Communications Proprietary Information

DRAFT
Nortel Shipping Docs
Nortel Packing Slips
     Outbound shipments from Nortel will contain a packing slip with the following information:

Item	Information Required
From	Nortel Networks
Customer Name and Address	Who and where the shipment is going
Contact Name and Telephone #
Date Ordered
Ship Date	Date parts are shipped to customer
Ship via	Carrier name
Waybill number	Carrier tracking number
Number of Cartons	Number of cartons sent on shipment
Repair order number Customer’s P.O.# (If applicable)	RMA# issued when order is placed Customer’s purchase order number
Item Number
Quantity Shipped
Nortel Part number	Both PEC code and CPC are supplied
Description of item
Serial number (If Applicable)	The serial number for each item shipped.
Select ID (If Applicable)
Carton Number
Special Notes (If Applicable)	For example, notes provided by customer or Substitution information
Nortel packs circuit boards in anti-static containers specifically designed to prevent damage during shipment. Other parts are individually wrapped in either anti-static packaging or other suitable protective materials.
All parts are shipped pre-paid and are sent to the appropriate customer site as specified when the order was placed.
Nortel will select the shipping method, unless special instructions have been provided by the customer.
If the customer specifies a shipping method, Nortel will try to comply and will bill the freight charges to the customer.
Upon receipt of package it is the customer’s responsibility to check that the order has arrived complete and in good condition. Any discrepancies should be reported immediately to the Nortel service center that took the original order.
Nortel Networks and Cricket Communications Proprietary Information

DRAFT
Out-of-Box Failures
Installation Request Process
For failures that occur within 90 days of shipment or prior to in-service date, Nortel will replace defective parts from new stock on a priority basis. Standard repair procedures do not apply.
Nortel installation personnel or customer’s technician will work directly with Nortel’s Installation Service Center (ISC) to place the service request.
For North America, contact the ISC at
1-800-473-7766 (800-4RESPONse)
Nortel Networks and Cricket Communications Proprietary Information

EXHIBIT V1
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
AFFILIATES
The following Person has been identified by Cricket Communications, Inc. as a potential purchaser under the terms of the Agreement. [Affiliate] hereby agrees that terms and conditions specified in the Agreement shall govern all Purchase Orders submitted by such Affiliate and accepted by Vendor and any use of the Products and Services under the Agreement.
Cricket represents and warrants that the entity identified above as an Affiliate currently meets the criteria set forth in definition of Affiliate in the Agreement and Cricket further agrees to notify Vendor in writing if such Affiliate no longer satisfies such criteria. Cricket also agrees to indemnify Vendor for such Affiliate’s performance in accordance with Section 18.1(b) of the Agreement.

[AFFILIATE NAME]

By:

Name:

Title:

Address:

State of Incorporation:

Tax I.D. Number:

Date:

[CRICKET COMMUNICATIONS, INC.]

By:
Name:
Title:
Address:
Date:

Exhibit VI - Affiliate

Nortel Networks and Cricket Communications Proprietary Information

EXHIBIT V-2
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
COMPANY ADDENDUM
Upon execution of this Company Addendum by the Person identified below and Cricket Communications, Inc., the Person identified below shall be a “Company” as such term is defined in the System Equipment Purchase Agreement dated as of                     , 2007 by and between Cricket Communications, Inc. and Nortel Networks Inc., as may have been amended (the “Agreement”). Capitalized terms used herein, but not defined herein shall have the meanings ascribed to such terms in the Agreement.
1. Company Information:

Name:

Address:

State of incorporation or formation:

Federal tax ID number:

2. Cricket represents and warrants that as of the date of this Addendum, the Company identified in paragraph 1 is an Affiliate of Cricket. Cricket agrees to notify Vendor in writing if such Company ceases to be an Affiliate of Cricket and all other Purchasers. Cricket and such Company agree that the use of all Products and Services provided by Vendor to such Company under the Agreement shall be subject to the terms and conditions of the Agreement. Cricket agrees that the provisions of Section 2.1 and Section 18.1(b) of the Agreement shall apply to the provision of Products and Services to such Company and the performance by such Company of any obligations applicable to it under the Agreement.
Dated:

[COMPANY NAME]	CRICKET COMMUNICATIONS, INC.

By:	By:

Name:	Name:

Title:	Title:

Exhibit V-2 — Company Addendum

Nortel Networks and Cricket Communications Proprietary Information

EXHIBIT V-3
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
PURCHASER ADDENDUM
Upon execution of this Purchaser Addendum by the Person identified below and Cricket Communications, Inc., the Person identified below shall be “ProCo” and/or a “Purchaser” as such terms are defined in the System Equipment Purchase Agreement dated as of                     , 2007 by and between Cricket Communications, Inc. and Nortel Networks Inc., as may have been amended (the “Agreement”). Such Purchaser hereby agrees, represents and warrants that (i) the terms and conditions specified in the Agreement shall govern all Purchase Orders submitted by such Purchaser and accepted by Vendor, and (ii) it will comply with the terms and conditions of the Agreement, including, without limitation, the representations, warranties and obligations set forth in Section 19 (Representations and Warranties) that are applicable to such Purchaser. Capitalized terms used herein, but not defined herein shall have the meanings ascribed to such terms in the Agreement.
1. ProCo Information:

Name:

Address:

State of incorporation or formation:

Federal tax ID number:

2. Cricket represents and warrants that as of the date of this Addendum, ProCo is an Affiliate of Cricket. Cricket agrees to notify Vendor in writing if ProCo ceases to be an Affiliate of Cricket. Cricket and ProCo agree that the placement of Purchase Orders by ProCo and the use of all Products and Services provided by Vendor to ProCo under the Agreement shall be subject to the terms and conditions of the Agreement. Cricket agrees that the provisions of Section 2.1 (Scope of Work) and Section 18.1(b) (Indemnity) of the Agreement shall apply to the provision of Products and Services to ProCo and the performance by ProCo of any obligations applicable to it under the Agreement.
Dated: ____________________

[PROCO NAME]	CRICKET COMMUNICATIONS, INC.

By:	By:

Name:	Name:

Title:	Title:

Exhibit V-3 –Purchaser Addendum

Nortel Networks and Cricket Communications Proprietary Information

EXHIBIT W
TO THE
CRICKET COMMUNICATIONS, INC.
SYSTEM EQUIPMENT PURCHASE AGREEMENT
MUTUAL NONDISCLOSURE AGREEMENT
     This Mutual Nondisclosure Agreement (the “Agreement”) is made and entered into effective                     , 2007, by and between Cricket Communications, Inc., a Delaware corporation, (which together with its parent company, Leap Wireless International, Inc. and its wholly-owned subsidiaries is collectively considered one party for purposes of this Agreement), with offices located at 10307 Pacific Center Court, San Diego, CA 92121, and                     , a                      corporation, with offices located at                                         , with regard to the following facts:
     WHEREAS, each party to this Agreement possesses confidential and/or proprietary information related to technology and business activities, including, but not limited to, business outlooks, revenue, pricing, trade secrets, computer programs and software (including, but not limited to, code, software output, screen displays, file hierarchies, graphics and user interfaces), formulas, data, inventions, techniques, product designs, strategies and third party confidential information (the “INFORMATION”); and
     WHEREAS, each party in possession of INFORMATION (the “Disclosing Party”) desires to disclose some of its INFORMATION to the other party (the “Receiving Party”) subject to the terms and conditions of this Agreement;
     NOW, THEREFORE, in consideration of the promises made herein, the receipt of certain INFORMATION and good and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Permitted Use. The Receiving Party shall handle, use, treat and utilize such INFORMATION as follows: (a) hold all INFORMATION received from the Disclosing Party in strict confidence; (b) use such INFORMATION only for the purpose of (i) evaluating the possibility of forming a joint business relationship or other commercial arrangement between the parties concerning such INFORMATION, and (ii) if and when such relationship is formed by a written agreement, furthering the purpose and intent expressly stated in such written agreement; (c) reproduce such INFORMATION only to the extent necessary for such purpose; (d) restrict disclosure of such INFORMATION to its officers, directors and employees, the officers, directors and employees of its Affiliates, and their representatives with a need to know (and advise such persons of the obligations assumed herein); and (e) not disclose such INFORMATION to any third party, including, but not limited to, any manufacturer or independent contractor, without prior written approval of such Disclosing Party. In addition, with respect to any equipment, component, software, or other items delivered to the Receiving Party by the Disclosing Party, the Receiving Party shall not reverse engineer, disassemble, decompile, or otherwise analyze the physical construction of, any such items. For the purposes of this paragraph 1, “Affiliate” means, with respect to a party, another entity that directly, or
Nortel Networks and Cricket Communications Proprietary Information

1

indirectly through one or more intermediaries, controls or is controlled by or is under common control with that party.
The restrictions on the Receiving Party’s use and disclosure of INFORMATION as set forth above shall not apply to any INFORMATION which the Receiving Party can demonstrate:
     i. is wholly and independently developed by the Receiving Party without the use of INFORMATION of the Disclosing Party; or
     ii. is or has become generally available to the public without breach of this Agreement by the Receiving Party; or
     iii. at the time of disclosure to the Receiving Party, was known to such Receiving Party free of restriction and evidenced by documentation in the Receiving Party’s possession; or
     iv. is approved for release by written authorization of the Disclosing Party, but only to the extent of and subject to such conditions as may be imposed in such written authorization; or
     v. is disclosed in response to a valid order of a court or other governmental body in the United States or any political subdivision thereof, but only to the extent of and for the purposes of such order; provided, however, that the Receiving Party shall first notify the Disclosing Party in writing of the order and permit the Disclosing Party to seek an appropriate protective order.
2. Designation. INFORMATION shall be subject to the restrictions of Section 1 if it is in writing or other tangible form and clearly marked as proprietary or confidential when disclosed to the Receiving Party or, if not disclosed in tangible form, if clearly identified as confidential or proprietary at the time of disclosure. The parties agree to use reasonable efforts to summarize the content of oral disclosures which are proprietary or confidential but failure to provide such summary shall not affect the nature of the INFORMATION disclosed if such INFORMATION was identified as confidential or proprietary when orally disclosed.
3. No Disclosure. This Agreement does not permit either party to disclose INFORMATION to any of that party’s affiliates or to any other third party except as may be explicitly set forth herein.
4. No License or Representations. No license to a party of any trademark, patent, copyright, mask work protection right or any other intellectual property right is either granted or implied by this Agreement or any disclosure hereunder, including, but not limited to, any license to make, use or sell any product embodying any INFORMATION. No representation, warranty or assurance is made by either party with respect to the non-infringement of trademarks, patents, copyrights, mask protection rights or any other intellectual property rights or other rights of third persons.
5. No Obligation. Neither this Agreement nor the disclosure or receipt of INFORMATION shall be construed as creating any obligation of a party to furnish INFORMATION to the other party or to enter into any agreement or relationship with the other party with respect to mutual business.
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2

6. Return of Information. All INFORMATION shall remain the sole property of the Disclosing Party which originally disclosed such INFORMATION, and all materials containing any such INFORMATION (including all copies made by the Receiving Party) shall be returned to the Disclosing Party immediately upon termination or expiration of this Agreement, or upon the Receiving Party’s determination that it no longer has a need for such INFORMATION. Upon request of the Disclosing Party, the Receiving Party shall certify in writing that all materials containing such INFORMATION (including all copies thereof) have been returned to the Disclosing Party.
7. Term and Termination. This Agreement shall become effective on the date first set forth above and shall terminate upon the happening of the earlier of:
     (a) The written notice of either party to the other of its election, with or without cause, to terminate this Agreement; or
     (b) The expiration of sixty (60) months from the date first set forth above.
8. Notice. Any notice or other communication made or given by either party in connection with this Agreement shall be sent via facsimile (with confirmation) or by registered or certified mail, postage prepaid, return receipt requested, or by courier service addressed to the other party at its address set forth below:

Cricket Communications, Inc.
10307 Pacific Center Court
San Diego, CA 92121

Attn: Legal Department	Attn:

Fax: 858-882-6080	Fax:

9. Survivability. Each party agrees that all of its obligations undertaken herein as a Receiving Party shall survive and continue after any termination or expiration of this Agreement.
10. Injunctive Relief. The parties agree that any unauthorized use of any of the INFORMATION in violation of this Agreement disclosed by a Disclosing Party will cause such Disclosing Party irreparable injury for which it would have no adequate remedy at law. Accordingly, the Disclosing Party shall be entitled to immediate injunctive relief prohibiting any violation of this Agreement, in addition to any other rights and remedies available to such Disclosing Party.
11. Attorneys’ Fees. In the event either party shall bring any action to enforce or protect any of its rights under this Agreement, the prevailing party shall be entitled to recover, in addition to its damages, its reasonable attorneys’ fees and costs incurred in connection therewith.
12. Governing Law and Forum. This Agreement shall be governed in all respects solely and exclusively by the laws of the State of California, U.S.A. without regard to conflict of laws principles. The parties hereto expressly consent, and submit themselves, to the exclusive jurisdiction of the courts of California, and it is stipulated that venue shall be in San Diego
Nortel Networks and Cricket Communications Proprietary Information

3

County for the adjudication or disposition of any claim, action or dispute arising out of this Agreement.
13. Miscellaneous. This Agreement constitutes the entire understanding among the parties hereto as to the INFORMATION and supersedes all prior discussions between them relating thereto. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by its authorized officer or representative. No party may assign or transfer, in whole or in part, any of its rights, obligations or duties under this Agreement. The failure or delay of any party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party’s right thereafter to enforce each and every provision of this Agreement. In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, unenforceable or invalid by any court of competent jurisdiction, the remaining terms, conditions or provisions hereof shall remain in full force and effect.
14. Counterparts and Facsimile Delivery. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute the Agreement when a duly authorized representative of each party has signed a counterpart. The parties intend to sign and deliver this Agreement by facsimile transmission. Each party agrees that the delivery of the Agreement by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures as evidence of the execution and delivery of the Agreement by all parties to the same extent that an original signature could be used.
     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

By:

Print Name:

Title:

Cricket Communications, Inc.

By:

Print Name:

Title:

Nortel Networks and Cricket Communications Proprietary Information

4